COMMONWEALTH OF MASSACHUSETTS

IN THE YEAR ONE THOUSAND EIGHT HUNDRED AND FIFTY-THREE.

AN ACT to incorporate the Pittsfield Coal Gas Company.

      Be it enacted by the Senate and House of Representatives in General Court assembled, and by the authority of the same, as follows,-Section 1. George S. Willis, Henry Colt and Thomas F. Plunkett, their associates and successors, are hereby made a corporation, by the name of the Pittsfield Coal Gas Company; for the purpose of erecting gas works and manufacturing gas, in the town of Pittsfield, in the county of Berkshire, and supplying the said town and the inhabitants thereof with the same: with all the rights and privileges and subject to all the duties, liabilities and restrictions, set forth in the thirty-eighth and forty-fourth chapters of the Revised Ltatlio.-Section 2. Said corporation may take and hold such real and personal estate, as may be necessary for the purpose aforesaid; but the capital stock of said company shall not exceed one hundred thousand dollars and no shares in the capital stock shall be issued for a less sum or amount, to be paid in on each, than the par value of the shares first issued.-
Section 3. The said corporation, with the consent of the selectman of the said town, shall have power and authority to open the ground in any part of the streets, lanes and highways of the said town, for the purpose of sinking and repairing such pipes and conductors as it may be necessary to sink for the purpose aforesaid; and the said corporation after opening the ground in such streets, lanes and highways, shall be held to put the same in repair again, under the penalty of being prosecuted for a nuisance: provided that the said selectman for the time being, shall at all times have the power to regulate, restrict and control the acts and doings of the said corporation, which may in any manner affect the health, safety or convenience of the inhabitants of the said town.-Section 4. This act shall take affect from and after its passage.

House of Representatives, February 22, 1853.
Passed to be enacted.  R.  /s/                 Speaker
                              ----------------

In Senate, February, 23, 1853.
Passed to be enacted.  C. H. Warren, President

February 23, 1853
Approved.  John H. Clifford



Robert W. Adam President, William R. Plunkett Treasurer, and
Robert W. Adam
Thomas F. Plunkett
John R. Warriner
George G. Willis

being a majority of the Directors of The Berkshire Coal Gas Company in compliance with the provisions of the thirty-fourth section of chapter two hundred and twenty-four of the Acts of the year eighteen hundred and seventy, do hereby certify, that the capital stock of said Corporation has been increased by the amount of twelve thousand five hundred ($12,500) dollars, and that the same has been paid in.

IN WITNESS WHEREOF, we have hereunto signed our names, this fifth day of February in the year eighteen hundred and seventy four.

Robert W. Adam
Thomas F. Plunkett
J. R. Warriner
George G. Willis
W. R. Plunkett

COMMONWEALTH OF MASSACHUSETTS

Berkshire ss. February 5, 1874.
Then personally appeared the above-named Robert W. Adam W. R. Plunkett Thomas F. Plunkett John R. Warriner George S. Willis and severally made oath that the foregoing certificate, by them subscribed, is true to the best of their knowledge and belief.

Before me,
/s/ Henry N. Newton
    -------------------------------
    Henry N. Newton
Justice of the Peace


Pittsfield Coal Gas Company
Fee $6.26 paid.

CERTIFICATE OF INCREASE OF CAPITAL
ACTS OF 1870, CHAP. 224, SECT. 34.

Filed in the office of the Secretary of the Commonwealth, February 9, 1874.

I hereby approve the within writing Certificate, this Seventh day of February, A. D. Eighteen hundred and seventy-four.
Dan A. Eleasen
Commissioner of Corporations.

Recorded.
J.S.C. 2:161.



Robert W. Adam President, William R. Plunkett Treasurer, and Robert W. Adam, William R. Plunkett Jackus, Jas W. Hull, and Geo H. Tucker, being a majority of the Directors of The Pittsfield Coal Gas Company in compliance with the provisions of the fifty-fourth section of chapter one hundred and ten of the Revised Laws, do hereby certify, that the capital stock of said Corporation has been increased by the amount of Sixty Two Thousand Five Hundred dollars, and that the same has been paid in.

IN WITNESS WHEREOF, we have hereto signed our names, this Sixth day of September in the year nineteen hundred and two.

Rob W. Adam, President.
William R. Plunkett, Treasurer.
W. G. Backus
Rob W. Adam
Jac W. Hull
W. R. Plunkett
Geo H. Tucker

COMMONWEALTH OF MASSACHUSETTS

Berkshire ss. Pittsfield Sept 6th 1902.
Then personally appeared the above-named Robert W. Adam, William R. Plunkett, W. G. Backus, Jas W. Hull, and Geo H. Tucker and severally made oath that the foregoing certificate, by them subscribed, is true, to the best of their knowledge and belief.

Before me,

/s/ Human C. Nloms
    -------------------------------
    Human C. Nloms
Justice of the Peace.


Pittsfield Coal Gas Company
In $31.25 paid

CERTIFICATE OF INCREASE OF CAPITAL
REVISED LAWS, CHAP. 110, SECT. 54

Filed in the office of the Secretary of the Commonwealth, September 9, 1902.

I hereby approve the within certificate, this Ninth day of September A. D. Nineteen hundred and two.
William D.T. Trefry
Commissioner of Corporations.

Recorded Vol. 140, fr. ebo.

RECEIVED
SEP 9 - 1902
CORPORATION DIVISION
SECRETARY'S OFFICE

COMMISSIONER OF
SEP
9
1902
CORPORATIONS



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATION AND TAXATION

We, William L. Adam, President, Thomas F. Plunkett, Treasurer and William L. Adam, Thomas F. Plunkett, George H. Tucker, and Norman C. Hull, being a majority of the Directors of Pittsfield Coal Gas Company, in compliance with the provisions of section thirty-nine of chapter on hundred and fifty-eight as amended (Chapter 164 Section 10) of the General Laws, and all other pertinent provisions of law, do hereby certify that at a meeting of the stockholders called for the purpose and held on October 26, 1906 the capital stock of said corporation was increased by the amount of fifty thousand dollars, and that the same had been paid in on May 12, 1907.

            The total amount of capital stock then already authorized was
                  twenty-five hundred   {shares common.

            The amount of full paid capital stock then already issued for cash was
                  twenty-five hundred   {shares common.

            The amount of full paid capital stock then already issued for property was
                                        {shares preferred.
                  none                  {shares common.

            The amount of additional capital stock authorized as aforesaid was
                                        {shares preferred.
                  five hundred          {shares common.

      IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 29th day of July in the year 1932.

William L. Adam, President.
Thomas F. Plunkett, Treasurer.

William L. Adam       )     Majority
Thomas F. Plunkett    )        of
George H. Tucker      )     Directors
Norman C. Hull        )


Pittsfield Coal Gas Company
[Including Fee $40.00 pd
Validation fee $15 paid]

CERTIFICATE OF INCREASE OF CAPITAL.
GENERAL LAWS, CHAP. 164, SEC. 10 AND
CHAP.. 158, SECTS 39 AND 41.

Filed in the office of the Secretary of the Commonwealth August 1, 1932.

I hereby approve the within certificate, this first day of August, A.D.
1932.

Henry T. Long
Commissioner of Corporations and Taxation.

RECEIVED
AUG 1 - 1932
CORPORATION DIVISION
SECRETARY'S OFFICE

DEPARTMENT OF
A. M. AUG 1 - 1932
CORPORATIONS AND TAXATION

DEPARTMENT OF
CORPORATIONS AND TAXATION
A
W AUG 1 - 1932
M
WITH FEE OF $40(87.50)CK


THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION

We, William L. Adam, President, Thomas F. Plunkett, Treasurer and William L. Adam Thomas F. Plunkett, George H. Tucker, and Norman C. Hull being a majority of the Directors of Pittsfield Coal Gas Company, in compliance with the provision of section thirty-nine of chapter one hundred and fifty-eight as amended (Chapter 164 Section 10) of the General Laws, and all other pertinent provisions of law, do hereby certify that at a meeting of the stockholders called for the purpose and held on April 15, 1904 the capital stock of said corporation was increased by the amount of sixty thousand dollars, and that the same had all been paid in on May 10, 1906.

            The total amount of capital stock then already authorized was
                  nineteen hundred      {shares common.

            The amount of full paid capital stock then already issued for cash was
                  nineteen hundred      {shares common.

            The amount of full paid capital stock then already issued for property was
                                        {shares preferred.
                  none                  {shares common.

            The amount of additional capital stock authorized as aforesaid was
                  six hundred           {shares common.

      IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 29th day of July in the year 1932.

/s/ William L. Adam
    -------------------------------
    William L. Adam, President.

/s/ Thomas F. Plunkett
    -------------------------------
    Thomas F. Plunkett, Treasurer.

William L. Adam       )         Majority
Thomas F. Plunkett    )            of
George H. Tucker      )         Directors
Norman C. Hull        )


Pittsfield Coal Gas Company
[Including Fee $45.00 pd
Validation Fee $15 paid

CERTIFICATE OF INCREASE OF CAPITAL
GENERAL LAWS, CHAP. 164, SEC. 10 AND
CHAP. 158, SECTS. 39 AND 41.

Filed in the office of the Secretary of the Commonwealth Aug. 1, 1932.

I hereby approve the within certificate, this first day of August A.D. 1932.

/s/ Henry T. Long
    -------------------------------
    Henry T. Long
Commissioner of Corporations and Taxation.

RECEIVED
AUG 1 - 1932
CORPORATION DIVISION
SECRETARY'S OFFICE

DEPARTMENT OF
CORPORATIONS AND TAXATION
A
W AUG 1 - 1932
M
WITH FEE OF $45(87.50CK)($15 VAL)

DEPARTMENT OF
A. M. Aug 1 - 1932
CORPORATIONS AND TAXATION



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATION AND TAXATION

We, William L. Adam, President, Thomas F. Plunkett, Treasurer and William L. Adam, Thomas F. Plunkett, George H. Tucker, and Norman C. Hull, being a majority of the Directors of Pittsfield Coal Gas Company, in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight as amended (Chapter 164 Section 10) of the General Laws, and all other pertinent provisions of law, do hereby certify that at a meeting of the stockholders called for the purpose and held on May 12, 1903 the capital stock of said corporation was increased by the amount of sixty-five thousand dollars, and that the same had all been paid in on August 15, 1903.

            The total amount of capital stock then already authorized was
                  twelve hundred and fifty     {shares common.

            The amount of full paid capital stock then already issued for cash was
                  twelve hundred and fifty     {shares common.

            The amount of full paid capital stock then already issued for property was
                                               {shares preferred
                  none                         {shares common.

            The amount of additional capital stock authorized as aforesaid was
                  six hundred and fifty        {shares common.

      IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 29th day of July in the year 1932.

William L. Adam, President.
Thomas F. Plunkett, Treasurer.

William L. Adam       )     Majority
George H. Tucker      )        of
Thomas F. Plunkett    )     Directors
Norman C. Hull        )


Pittsfield Coal Gas Company
[Including Fee $47.50 pd
Validation fee $15 paid]

CERTIFICATE OF INCREASE OF CAPITAL
GENERAL LAWS, CHAP. 164, SEC. 10 AND
CHAP. 158, SECTS. 39 AND 41.

Filed in the office of the Secretary of the Commonwealth. August 1, 1932.

I hereby approve the within certificate, this first day of August A.D. 1932.

Henry T. Long
Commissioner of Corporations and Taxation.

RECEIVED
AUG 1 - 1932
CORPORATION DIVISION
SECRETARY'S OFFICE

DEPARTMENT OF
A. M. AUG 1 - 1932
CORPORATIONS AND TAXATION

DEPARTMENT OF
CORPORATIONS AND TAXATION
A
W AUG 1 - 1932
M
WITH FEE OF $47.50 CK



CHAPTER 159

COMMONWEALTH OF MASSACHUSETTS

IN THE YEAR ONE THOUSAND NINE HUNDRED AND THREE

AN ACT To Authorize the Pittsfield Coal Gas Company, under certain conditions to furnish Garand Electricity in the Town of Dalton.

      BE IT ENACTED BY THE SENATE AND HOUSE OF REPRESENTATIVES IN GENERAL COURT ASSEMBLED, AND BY THE AUTHORITY OF THE SAME, AS FOLLOWS: SECTION 1. The Pittsfield Coal Gas Company is hereby authorized, upon the approval of the board of gas and electric light commissioners, and with the consent of the selectman of the town of Dalton to furnish gas and electricity for heat, light and power in the town of Dalton, with all the rights, powers and privileges and subject to all the duties, restrictions and liabilities set forth in all general laws now on hereafter in force applicable to such corporations. SECTION 2. This act shall take effect upon its passage.

House of Representatives,  March 12, 1903.
Passed to be enacted. James J. Myren Speaker

In Senate, March 13, 1903.
Passed to be enacted.  George R. Jones President

March 17, 1903

Approved.

/s/ John L. Batio
    -------------------------------
    John L. Batio



We, Robert W. Adam President, Harry A. Dunbar, Treasurer, and Robert W. Adam, James N. Hall, William G. Backus, Thomas F. Plunkett, being a majority of the Directors of The Pittsfield Coal Gas Company in compliance with the provisions of the fifty-fourth section of chapter one hundred and ten of the Revised Laws of the Commonwealth of Massachusetts, do hereby certify that at a legal meeting of the stockholders called for the purpose the capital stock of said Corporation has been increased by the amount of Thirty Thousand dollars, and that the same has all been paid in, on May 20th, 1909.

IN WITNESS WHEREOF, we have hereto signed our names, this twenty-seventh day of August in the year nineteen hundred and nine.

Rob W. Adam, President.
H. A. Dunbar, Treasurer.
Rob W. Adam
James W. Hall
Thomas F. Plunkett
W. G. Backus


COMMONWEALTH OF MASSACHUSETTS

Berkshire ss. August 27, 1909.
Then personally appeared the above-named Robert W. Adam, President and Harry
A. Dunbar, Treasurer and Robert W. Adam, James W. Hall, William G. Backus, and Thomas F. Plunkett, Directors and severally made oath that the foregoing certificate, by them subscribed, is true, to the best of their knowledge and belief.

Before me,
/s/ William L. Adam
    -------------------------------
    William L. Adam,
Justice of the Peace.

Pittsfield Coal Gas Company
Fee $15.00 paid

CERTIFICATE OF INCREASE OF CAPITAL
REVISED LAWS, CHAP. 110 SECT. 54.

Filed in the office of the Secretary of the Commonwealth, September 3, 1909.

I hereby approve the within certificate, this 3rd day of September A.D. nineteen hundred and nine.
William D.T. Trefry
Commissioner of Corporations.

Recorded volume 14.0
Page 486

RECEIVED
SEP 3 - 1909
CORPORATION DIVISION
SECRETARY'S OFFICE

COMMISSIONER OF
SEP 1 - 1909
CORPORATIONS.



We, William L. Adam, President and Henry A. Dunbar Treasurer, and Norman C. Hull, William L. Adam, George H. Tucker and W.G. Backus being a majority of the Directors of the Pittsfield Coal Gas Company in compliance with the provisions of section sixty-eight of chapter seven hundred and forty-two of the Acts of the year 1914, do hereby certify that the capital stock of said Corporation has been increased by the amount of Two Hundred and Four Thousand Dollars, and that the same has all been paid in, on February 1, 1919.

IN WITNESS WHEREOF, we have hereto signed our names, this 19th day of August in the year nineteen hundred and nineteen.

William L. Adam, President.
Harry A. Dunbar, Treasurer.
Norman C. Hull
William L. Adam
George H. Tucker
W.G. Backus

THE COMMONWEALTH OF MASSACHUSETTS.

Berkshire ss. August 9, 1919.

Then personally appeared the above-named William L. Adam, Pres., Harry A. Dunbar, Treas., and Norman C. Hull, William L. Adam, George. H. Tucker, and W.G. Backus and severally made oath that the foregoing certificate, by them subscribed, is true, to the best of their knowledge and belief.

Before me,
/s/ Leroy F. Kelley
    -------------------------------
    Leroy F. Kelley
Notary Public.


GAS AND ELECTRIC COMPANIES

Pittsfield Coal Gas Company
Fee $102.00 pd.
CERTIFICATE OF INCREASE OF CAPITAL STOCK
ACTS OF 1914, CHAPTER 742.

Filed in the office of the Secretary of the Commonwealth, AUG. 18, 1919.

I hereby approve the within certificate, this 18th day of August A.D. nineteen hundred and nineteen.

William T. Trefry
Commissioner of Corporations.

Recorded
Vol. 314 p. 275

RECEIVED
AUG 18 - 1919
CORPORATION DIVISION
SECRETARY'S OFFICE

COMMISSIONER
OF CORPORATIONS
AUG 18 - 1919
WITH FEE OF $102.00

COMMISSIONER OF
AUG 18 - 1919
CORPORATIONS

COMMISSIONER OF
AUG 11 - 1919
CORPORATIONS


We, Robert W. Adam, President, Harry A. Dunbar, Treasurer, and Robert W. Adam, James W. Hull, W. G. Backus, Geo. H. Tucker and Thomas F. Plunkett being a majority of the Directors of the Pittsfield Coal Gas Company, in compliance with the provisions of the fifty-fourth section of chapter one hundred and ten of the Revised Laws of the Commonwealth of Massachusetts, do hereby certify that at a legal meeting of the stockholders called for the purpose the capital stock of said Corporation has been increased by the amount of Sixty-Six Thousand dollars, and that the same has all been paid in, on March 25th., 1910.

      IN WITNESS WHEREOF, we have hereto signed our names, this twenty-seventh day of September in the year nineteen hundred and ten.

Rob. W. Adam, President.
Harry A. Dunbar, Treasurer.

Rob W. Adam
James W. Hull
W. G. Backus
Geo. H. Tucker
Thomas F. Plunkett

THE COMMONWEALTH OF MASSACHUSETTS.

Berkshire ss. September 27, 1910.

Then personally appeared the above-named Robert W. Adam, President, Harry A. Dunbar, Treasurer, and Robert W. Adam, James W. Hull, W. G. Backus, George
H. Tucker, and Thomas F. Plunkett, majority of the Board of Directors and severally made oath that the foregoing certificate, by them subscribed, is true, to the best of their knowledge and belief.

Before me,
William G. Adam
Justice of the Peace.


Pittsfield Coal Gas Company
Fee $33.00 paid

CERTIFICATE OF INCREASE OF CAPITAL
REVISED LAWS, CHAP. 110, SECT. 54.

Filed in the office of the Secretary of the Commonwealth Oct. 1, 1910

I hereby approve the within certificate, this first day of October A.D. nineteen hundred ten.

William D.J. Trefry
Commissioner of Corporations.

Recorded
Col. 140, p. 507.

COMMISSIONER OF
OCT 1 - 1910
CORPORATIONS

RECEIVED
OCT 1 - 1910
CORPORATION DIVISION
SECRETARY'S OFFICE

COMMISSIONER
OF CORPORATIONS
OCT 1 - 1910
WITH FEE OF $33.00 CK



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION

We, William L. Adam President, Harry A. Dunbar Treasurer and Williams L. Adam, W. G. Backus, Geo H. Tucker and Norman C. Hull, Directors being a majority of the Directors of the Pittsfield Coal Gas Company in compliance with the provisions of the thirty-ninth section of chapter one hundred and fifty-eight of the General Laws and of all acts in amendment thereof and in addition thereto, do hereby certify that at a meeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of Two Hundred and Fifty Thousand dollars, and that the same has all been paid in on December third 1925.

      IN WITNESS WHEREOF, we have hereto signed our names, this 17th day of December in the year nineteen hundred and twenty-five.

/s/ William L. Adam
    -------------------------------
    William L. Adam, President

/s/ Harry A. Dunbar
    -------------------------------
    Harry A. Dunbar, Treasurer

William L. Adam
W. G. Backus
Geo H. Tucker
Norman C. Hull

THE COMMONWEALTH OF MASSACHUSETTS

Berkshire ss. December 17, 1925.
      Then personally appeared the above-named William L. Adam, Pres., Harry
A. Dunbar, Treas., and William L. Adam, W. G. Backus, Geo H. Tucker and Norman C. Hull, Directors and severally made oath that the foregoing certificate, by them subscribed, is true, to the best of their knowledge and belief.

Before me,
/s/ Leroy F. Kelley
    -------------------------------
    Leroy F. Kelley
Notary Public.

My Commission expires


Pittsfield Coal Gas
Company Fee $125.00 pd.

CERTIFICATE OF INCREASE OF CAPITALl.
GENERAL LAWS, CHAP 164, SECT. 10 AND
CHAP. 158, SECT. 39 AND 41.

Filed in the office of the Secretary of the Commonwealth. December 21, 1925.

I hereby approve the within certificate, this 21st day of December A.D.
1925.

/s/ Henry T. Long
    -------------------------------
    Henry T. Long
Commissioner of Corporations and Taxation.

DEPARTMENT OF
G. L. DEC. 21 - 1925
CORPORATIONS AND TAXATION

DEPARTMENT OF
CORPORATIONS AND TAXATION
DEC 21 - 1925
WITH FEE OF $125.00


We, William L. Adam President, and Harry A. Dunbar Treasurer, and William L. Adam, Arthur H. Rice, I. D. Ferrey, Thomas F. Plunkett and W.G. Backus being a majority of the Directors of the Pittsfield Coal Gas Company in compliance with the provisions of chapter one hundred and sixty-four of the General Laws of the Commonwealth of Massachusetts, do hereby certify that the capital stock of said Corporation has been increased by the amount of 150,000 dollars, and that the same has been paid in, December 31, 1924.

      IN WITNESS WHEREOF, we have hereto signed our names, this 27th day of January in the year nineteen hundred and twenty five.

William L. Adam, President
Harry A. Dunbar, Treasurer

William L. Adam       )
A. H. Rice            )
I. D. Ferrey          )    Directors
Thomas F. Plunkett    )
W.G. Backus           )

THE COMMONWEALTH OF MASSACHUSETTS

Berkshire ss. Jan. 27, 1925.
      Then personally appeared the above-named William L. Adam, Arthur H. Rice, I. D. Ferrey, Thomas F. Plunkett and W.G. Backus and severally made oath that the following certificate, by them subscribed, is true, to the best of their knowledge and belief.

Before me,
/s/ Norman C. Hull
    -------------------------------
    Norman C. Hull
Justice of the Peace


CERTIFICATE OF INCREASE OF CAPITAL
GENERAL LAWS, CHAP 164.

Filed in the office of the Secretary of the Commonwealth, Feb. 12, 1925.

I hereby approve the within certificate, this 12th day of February A.D.
1925.

/s/ Henry T. Long
    -------------------------------
    Henry T. Long
Commissioner of Corporations and Taxation.

RECEIVED
FEB 12 - 1925
CORPORATION DIVISION
SECRETARY'S OFFICE

DEPARTMENT OF
CORPORATIONS AND TAXATION
FEB 12 - 1925
WITH FEE OF $75.00



ARTICLES OF AMENDMENT.

This filing fee to accompany this blank is $10.00. Checks should be made payable to The Commonwealth of Massachusetts.

This certificate must be submitted to the Commissioner within thirty days of the date of the vote of the stockholders. (Sect. 2, Chapter 354 of the Acts of 1922.)

We, ROBERT W. McCRACKEN, President, LEROY F. KELLEY, Treasurer and ROBERT W. McCRACKEN, LEROY F. KELLEY, THOMAS F. PLUNKETT, FRANK A. WOODHEAD, and GEORGE M. SHIPTON, being a majority of the Directors of the PITTSFIELD COAL GAS COMPANY, located at No. 31 South St. Pittsfield, Massachusetts, in compliance with the provisions of chapter 354 of the Acts of 1922 and of all Acts in amendment thereof and in addition thereto, do hereby certify that at a meeting of the stockholders of the said corporation, duly called for the purpose, held July 20, 1951, and by the affirmative vote of No shares of the preferred stock and of 8,078 shares of the common stock of said corporation, being the unanimous vote of all shares represented in person or by proxy at said meeting, and being at least eighty and 78/100ths per cent (80.78%) of all the stock outstanding and entitled to vote, the following amendment or alteration in the agreement of Association and Articles of Organization of said corporation was duly adopted, namely:
p. 121A

      VOTED, that the Agreement of Association and Articles of Organization, if any of the Pittsfield Coal Gas Company, and the purposes and businesses for which said corporation was formed be and the same hereby are amended by adding thereto all of the following; if, and to the extent that said corporation does not now have the power, right and authority to do or transact such business:

            1. The power, right and authority to distribute and sell manufactured gas in the city of Pittsfield, and towns of Dalton, Lenox, Lee, Stockbridge and Lanesboro, all in the County of Berkshire and Commonwealth of Massachusetts, and in which city and towns the corporation is now, and has heretofore been engaged in said business of distributing and selling manufactured gas;

            2. The power, right and authority to purchase, distribute and sell natural gas in the city of Pittsfield, and the towns of Dalton, Lenox, Lee, Stockbridge and Lanesboro, all in the County of Berkshire and Commonwealth of Massachusetts, and in which city and towns the corporation is now, and has heretofore been engaged in the business of distributing and selling manufactured gas; and

            3. The power, right and authority to purchase, sell and install gas burning appliances and equipment of every type, nature and description.

The passage of this vote shall not operate or construed as an admission that the corporation does not already have the power or authority to do or transact any of the business described above; but shall be in confirmation thereof as to any such power or authority if the corporation is now vested therewith.


IN WITNESS WHEREOF, we have hereunto signed our names, this twentieth day of July, in the year 1951.

George M. Shipton, Director     Robert W. McCracken, President and Director
Frank A. Woodhead, Vice-President and Director
Leroy F. Kelley, Treasurer and Director
Thomas F. Plunkett, Clerk and Director

THE COMMONWEALTH OF MASSACHUSETTS

Berkshire: ss. July 20, 1951.
Then personally appeared the above-named Robert W. McCracken, Leroy F. Kelley, Thomas F. Plunkett, Frank A. Woodhead, and George M. Shipton and severally made oath that the foregoing certificate, by them subscribed, is true to the best of their knowledge and belief.

Before me,
Francis J. Giniro
Notary Public.


CERTIFICATE
RECEIVED
AUG 13 - 1951
BY SECRETARY'S OFFICE
FROM DEPARTMENT OF CORPORATIONS
AND TAXATION

RECEIVED
$10 CASH
JUL 23 - 1951
CORPORATION DIVISION
SECRETARY'S OFFICE

DEPARTMENT OF
B
A   JUL 23 - 1951
H
CORPORATIONS AND TAXATION

CERTIFICATE
RECEIVED
JUL 23 - 1951
BY SECRETARY'S OFFICE
DEPARTMENT OF CORPORATIONS
AND TAXATION

GAS OR ELECTRIC COMPANY
Pittsfield Coal Gas Company
FEE $10.00 PAID

ARTICLES OF AMENDMENT
(GENERAL LAWS, CHAP. 164, AS AMENDED BY SECT.2 OF CHAP. 354 OF ACTS OF
1922.)

Amendment to Purpose

Filed in the office of the Secretary of the Commonwealth, July 23, 1951.

I hereby approve the within certificate, this 23rd day of July, A.D. 1951.

/s/ Henry T. Long
    -------------------------------
    Henry T. Long
Commissioner of Corporations and Taxation.



THE COMMONWEALTH OF MASSACHUSETTS


Be it known that whereas Pittsfield Coal Gas Company, a corporation organized under the laws of this Commonwealth, at a meeting duly called for the purpose, has complied with the provisions of section ten of chapter one hundred and fifty-five of the General Laws, Tercentenary Edition, as amended, as appears from articles of amendment, duly executed by the proper officers of said corporation, authorizing said corporation to change and adopt the name of The Pittsfield Gas Company, duly approved and filed in this office, and the officers of said corporation having given public notice of such change of name by publication two times in the Berkshire Eagle, a newspaper published in the city of Pittsfield and County of Berkshire in said Commonwealth:

NOW, THEREFORE, I, EDWARD J. CRONIN, Secretary of The Commonwealth of Massachusetts, do hereby certify, that the name which said corporation shall bear is The Berkshire Gas Company, which shall hereafter be its legal name.

Stamp

Witness my official signature hereunto subscribed, and the Great Seal of The Commonwealth of Massachusetts hereunto affixed, this sixteenth day of September in the year of our Lord one thousand nine hundred and fifty-four.

Edward J. Cronin
SECRETARY OF THE COMMONWEALTH


/s/ LEO W. HARLOW
    Leo W. Harlow
    DEPUTY SECRETARY


THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION
William A. Schan COMMISSIONER
236 STATE HOUSE, BOSTON 33
ARTICLES OF AMENDMENT

This certificate must be submitted to the Commissioner of Corporations and Taxation within thirty days after the date of the vote of the stockholders, in accordance with General Laws, Chapter 156, Section 43.

FEE for filing certificate providing for a change of shares with par value to shares without par value, whether or not the capital is changed thereby, one cent for each share without par value resulting from such change, less an amount equal to one twentieth of one per cent of the total par value of the shares so changed; but not in any case less than $25.00. The fee for filing all other amendments is $10.00.

Make check payable to THE COMMONWEALTH OF MASSACHUSETTS

WE, KENNETH D. KNOBLOCK, President, FRANK A. O'NEILL, Treasurer and KENNETH D. KNOBLOCK, FRANK A. O'NEILL, J. T. KELLY, LEONARD MILANO, GEORGE H. MARCHANT, and ROBERT W. McCRACKEN,

being a majority of the Directors of the PITTSFIELD COAL GAS COMPANY, a corporation duly organized by law, and whose principal place of business is located at 31 South Street, Pittsfield, Massachusetts, in compliance with the provisions of General Laws, Chapter 156, do hereby certify that at a meeting of the stockholders of the corporation, duly called for the purpose, held August 2, 1954, by the affirmative vote of No shares of the preferred stock and of 70,840 shares of the common stock of the corporation, being at least two-thirds of all the stock outstanding and entitled to vote, the following amendment or alteration in the Agreement of Association and Articles of Organization of the corporation was duly adopted, namely:

      RESOLVED, that the Charter Agreement of Association and Articles of Organization of the Pittsfield Coal Gas Company be and hereby are amended by adding thereto the following:

                  The power, right and authority to purchase, manufacture,
            distribute and sell gas, natural gas, or mixed gas and to purchase, sell and install gas burning appliances and equipment of every type, nature and description, in the municipalities of Adams, Clarksburg, North Adams, Williamstown and Cheshire, all in the Count of Berkshire and Commonwealth of Massachusetts.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this second day of August, in the year 1954.


/s/ KENETH D. KNOBLOCK
    President:                     Majority of Directors:
    Kenneth D. Knoblock            1.  Kenneth D. Knoblock
/s/ FRANK A. O'NEILL               2.  J. T. Kelley
    Treasurer:                     3.  Leonard Milano
    Frank A. O'Neill               4.  George H. Marchant
                                   5.  Robert W. McCracken
                                   6.  Frank A. O'Neill


RECEIVED
$15 CK
AUG 4 - 1954
CORPORATION DIVISION
SECRETARY'S OFFICE

DEPARTMENT OF

E AUG 4 - 1954
A
CORPORATIONS AND TAXATION

CERTIFICATE
RECEIVED
AUG 4 - 1954
BY SECRETARY'S OFFICE
FROM DEPARTMENT OF CORPORATIONS
AND TAXATION

THE COMMONWEALTH OF MASSACHUSETTS

Pittsfield Coal Gas Company
FEE $15.00 PAID

ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156, SECTION 42

Amendment to Purpose

Filed in the office of the Secretary of the Commonwealth, August 4, 1954

I hereby approve the within certificate, this 4th day of August, 1954.

William A. Schan
Commissioner of Corporations and Taxation.



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION
William A. Schan COMMISSIONER
236 STATE HOUSE, BOSTON 33

INCREASE OF CAPITAL

This certificate must be submitted to the Commissioner and Taxation within thirty days after the date of the vote of the stockholders, General Laws, Chapter 156, Section 43.

FEE must accompany this certificate: 1/20 of 1% of the amount by which the capital stock with par value is increased, and one cent for each additional share without par value, but not in any case less than $25.

Make checks payable to THE COMMONWEALTH OF MASSACHUSETTS.

We, KENNETH D. KNOBLOCK, President, FRANK A. O'NEILL, Treasurer, and KENNETH D. KNOBLOCK, FRANK A. O'NEILL, J. T. KELLEY, LEONARD MILANO, GEORGE H. MARCHANT and ROBERT W. McCRACKEN, of the PITTSFIELD COAL GAS COMPANY, a corporation duly organized by law, and those principal place of business is located at 31 South Street, Pittsfield, Massachusetts, in compliance with the provisions of General Laws, Chapter 156, hereby certify that at a meeting of the stockholders of the corporation, duly called for the purpose, held August 2, 1954, of 73,840 shares of the common stock of the corporation, being at least a majority of each class of stock outstanding and entitled to vote, the following amendment authorizing and increase in the capital stock of the corporation was duly adopted, namely:

      RESOLVED, that the Charter, Agreement of Association and Articles of Organization of Pittsfield Coal Gas Company be and they hereby are amended by adding thereto the following provisions creating and authorizing an issue of 6,435 shares of 5% Cumulative Preferred
      Stock:

      (Statement relative to Stock in Drawer 337)

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we hereto sign our names, this second day of August, 1954.

President:                        Majority of Directors:
Kenneth D. Knoblock               1.  Kenneth D. Knoblock
                                  2.  J. T. Kelley
Treasurer:                        3.  Leonard Milano
Frank A. O'Neill                  4.  George H. Marchant
                                  5.  Robert W. McCracken
                                  6.  Frank A. O'Neill


RECEIVED
$321.75
AUG 4 - 1954
CORPORATION DIVISION
SECRETARY'S OFFICE

DEPARTMENT OF

E    AUG 4 - 1954
A
CORPORATIONS AND TAXATION

CERTIFICATE
RECEIVED
AUG 4 - 1954
BY SECRETARY'S OFFICE
FROM DEPARTMENT OF CORPORATIONS
AND TAXATION

THE COMMONWEALTH OF MASSACHUSETTS

Pittsfield Coal Gas Company
Fee $321.75 paid

ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156, SECTION 44

INCREASE OF CAPITAL

Establishment of 5% Cumulative Preferred Stock at a Par Value of $100 per share.

Filed in the office of the Secretary of the Commonwealth
August 4, 1954

I hereby approve the within certificate
this 4th day of August, 1954.

William A. Schan
Commissioner of Corporations and Taxation


PITTSFIELD COAL GAS COMPANY
31 South Street
Pittsfield, Massachusetts

June 18, 1954

CERTIFICATE OF VOTE FOR REDUCTION OF PAR VALUE OF COMMON STOCK

      I, JOSEPH T. KELLEY, of Pittsfield, Massachusetts, hereby upon oath, declare and certify as follows:

      1. That I am the duly elected and qualified clerk of the PITTSFIELD COAL GAS COMPANY, a gas company duly incorporated under the laws of the Commonwealth of Massachusetts:

      2. That the following is a true copy of a vote adopted by the stockholders of said corporations at a meeting of stockholders held on March 23, 1954, which meeting was duly called for such purpose:

            RESOLVED, That the Stockholders of the Pittsfield Coal Gas Company hereby authorize a change of the par value of the Company's present common capital stock from the present par value of One Hundred Dollars ($100.00) per share to a new par value of Ten Dollars ($10.00) per share; and that, subject to the approval by the Department of Public Utilities of the Commonwealth of Massachusetts, and upon its becoming effective pursuant to General Laws (Ter. Ed.), Chapter 164, new certificates evidencing the new Ten Dollars ($10.00) par value stock of the Company be issued in exchange for and upon surrender of certificates for the present One Hundred Dollars ($100.00) par value stock of the Company, said new stock to be issued in the ratio of Ten (10) shares of new stock for each share of the present One Hundred Dollars ($100.00) par value stock represented by the certificates so surrendered, but without any capitalization or impairment of any existing surplus or accumulated and undistributed profits.

      3. That the total number of shares of common stock of said corporation issued and outstanding on the date of said meeting was 10,000.

      4. That the total amount of shares of common stock of said corporation represented in person or by proxy at said meeting, and entitled to vote on the above quoted vote, was 8,373; and that the vote thereon was a follows:

          (a)  Number of shares voted in favor:       8,370
          (b)  Number of shares voted against:            3
                     T O T A L                        8,373

      5. That said corporation did not on the date of said meeting, nor at any other time prior thereto have any class of stock except said common stock.

      6. That on March 24, 1954, said corporation filed with the Massachusetts Department of Public Utilities an application for the approval of said reduction in the par value of its common stock, such application being required by General Laws (Ter. Ed.), Chapter 164,
Section 8; and that on June 16, 1954, said Department of Public Utilities approved of such reduction in the par value of the corporation's common stock by an Order issued in case bearing docket number 10871, such order reading as follows:

            "ORDERED: That the Department hereby approves and authorizes the change in the par value of the shares of capital stock of Pittsfield Coal Gas Company from one hundred dollars ($100) to ten dollars ($10) a share, provided, however, that the aggregate par value of the outstanding shares of the Company shall not be increased by the change in the par value of the shares thereof."


(Affix Seal of
 Corporation)                   Joseph T. Kelley
                                Joseph T. Kelley
                                Pittsfield Coal Gas Company


COMMONWEALTH OF MASSACHUSETTS

BERKSHIRE: ss. June 18, 1954

Subscribed and sworn to, before me

Francis J. Guirico
Francis J. Guirico, Notary Public
My commission expires on:
August 27, 1954



THE COMMONWEALTH OF MASSACHUSETTS
Department of Corporations and Taxation
William A. Schan Commissioner
237 State House, Boston.

ARTICLES OF AMENDMENT

The filing fee to accompany this certificate is $10.00. Checks should be made payable to The Commonwealth of Massachusetts.

This certificate must be submitted to the Commissioner of Corporations and Taxation within thirty days after the date of the approval by the Department of Public Utilities. (Section 8, Chapter 164, General Laws as amended.)

I,                         Clerk

of

located at No.                    St.,

in compliance with the provisions of Section 8 of chapter 164 of the General Laws as amended, do hereby state that at a meeting of the stockholders of the said corporation, duly called for the purpose,
held             19    , and by the affirmative vote of            shares
of the preferred stock and of                 shares of the common stock
of said corporation, being at least

of all the stock outstanding and entitled to vote, the following amendment or alteration in the agreement of association and articles of organization of said corporation was duly adopted, namely:


      IN WITNESS WHEREOF, and under the penalties of perjury, I have
hereto signed my name, this            day of    in the year 19  .



RECEIVED
$15 CK.
JUL 1 - 1954
CORPORATION DIVISION
SECRETARY'S OFFICE

CERTIFICATE
RECEIVED
JUL 1 - 1954
BY SECRETARY'S OFFICE
FROM DEPARTMENT OF CORPORATIONS
AND TAXATION

DEPARTMENT OF
JUL 1 - 1954
CORPORATIONS AND TAXATION

GAS OR ELECTRIC COMPANY

Pittsfield Coal Gas Company

FEE $15.00 PAID

Articles of Amendment.
CHANGE OF PAR VALUE
(GENERAL LAWS, SEC 8, CHAP. 164, AS AMENDED.)

Filed in the office of the Secretary of the Commonwealth, July 1, 1954

I hereby approve the within certificate, this 1st day of July A. D. 1954.

William A. Schan
Commissioner of Corporations and Taxation.


THE COMMONWEALTH OF MASSACHUSETTS

Be it known that whereas Pittsfield Coal Gas Company, a corporation organized under the laws of this Commonwealth, at a meeting duly called for the purpose, has complied with the provisions of section ten of chapter one hundred and fifty-five of the General Laws, Tercentenary Edition, as amended, as appears from articles of amendment, duly executed by the proper officers of said corporation, authorizing said corporation to change its name and adopt the name of The Berkshire Gas Company, duly approved and filed in this office, and the officers of said corporation having given public notice of such change of name by publication two times in the Berkshire Eagle, a newspaper published in the City of Pittsfield and County of Berkshire in said Commonwealth:

NOW, THEREFORE, I, EDWARD J. CRONIN, Secretary of The Commonwealth of Massachusetts, Do hereby certify, that the name which said corporation shall bear is The Berkshire Gas Company, which shall hereafter be its legal name.

Stamp

Witness my official signature hereunto subscribed, and the Great Seal of The Commonwealth of Massachusetts hereunto affixed, this sixteenth day of September in the year of our Lord one thousand nine hundred and fifty-four.

Edward J. Cronin
SECRETARY OF THE COMMONWEALTH

Leo W. Harlow
DEPUTY SECRETARY



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION
JOHN DANE, JR. COMMISSIONER
236 STATE HOUSE, BOSTON 33

ARTICLES OF AMENDMENT

This certificate must be submitted to the Commissioner of Corporations and Taxation within thirty days after the date of the vote of the stockholders, in accordance with General Laws, Chapter 156, Section 43. FEE for filing certificate providing for a change of shares with par value to shares without par value, whether or not the capital is changed thereby, one cent for each share without par value resulting from such change, less an amount equal to one twentieth of one per cent of the total par value of the shares so changed; but not in any case less than $25.00. The fee for filing all other amendments is $15.00. Make check payable to THE COMMONWEALTH OF MASSACHUSETTS.

WE, KENNETH D. KNOBLOCK, President, FRANK O'NEILL, Treasurer

Kenneth D. Knoblock, Director
Frank A. O'Neill, Director
J.C. Donnelly, Director
Robert W. McCracken, Director
Joseph T. Kelley, Director
being a majority of the Directors of

THE BERKSHIRE GAS COMPANY, located at 31 South Street, in Pittsfield, Massachusetts, in compliance with the provisions of General laws, Chapter 156, do hereby certify that at a meeting of the stockholders of the corporation, duly called for the purpose, held on January 13, 1956, by the affirmative vote of SIX THOUSAND NINETY-SEVEN (6,097) shares of the preferred stock and of 68, 532 shares of the common stock of the corporation, being at least TWO-THIRDS of all the stock outstanding and entitled to vote, the following amendment or alteration in the Agreement of Association and Articles of Organization of the corporation was duly adopted, namely;

"RESOLVED", That the Charter, Agreement of Association and Articles of Organization, if any, of The Berkshire Gas Company be and hereby is amended by elimination of Paragraph (j) (A) (d) of the Statement of the designations, terms, relative rights, privileges, limitations, etc., of the 5% Cumulative Preferred Stock, which reads as follows:

'(d) create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) upon any of its property or assets whether now owned or hereafter acquired, except permitted liens. Permitted liens as used herein shall mean (I) the lien of the First Mortgage Indenture and Deed of Trust, dated as of July 1, 1954, from the Company to Chemical Bank & Trust Company, as Trustee, securing an issue of $1,330,000 principal amount of the Company's First Mortgage Bonds, Series A, 4% due 1979, and any indentures supplemental thereto which may be entered into with respect to additional series of First Mortgage Bonds, as contemplated in said Indenture and Deed of Trust, (ii) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and (iii) other liens, charges and encumbrances incidental to the conduct of the business or the ownership of the property and assets which were not incurred in connection with the borrowing of money and which do not secure indebtedness or extensions of credit aggregating at any one time in excess of $100,000 and which do not in the aggregate materially detract from the value of the property of the Company or materially impair the use thereof in the operation of the business of the Company; or'

"FURTHER RESOLVED, That the Charter, Agreement of Association and Articles of Organization, if any, of The Berkshire Gas Company be and hereby is amended by elimination of the last paragraph of (j) (B) of the Statement of the designations, terms, relative rights, privileges, limitations, etc., of the 5% Cumulative Preferred Stock, which reads as follows:

      'The term 'minimum provision for depreciation' shall mean, for any twelve months' period, an amount equal to the amount of depreciation and/or obsolescence recorded on the books of the Company or claimed as a deduction for Federal Income Tax purposes, whichever is larger, but in no event less than an amount equal to 1-1/2% of the average gross plant property account of the Company during such period.'

Inserting in lieu thereof:

      'The term 'minimum provision for depreciation' shall mean, for any twelve months' period, an amount equal to 2% of the average gross depreciable plant property accounts of the Company during such period.'

"FURTHER RESOLVED, That if the Stockholders approve the proposed amendment, the President or a Vice President and the Clerk of this Company be and they hereby are authorized and directed to prepare and file any necessary documents with the Secretary of Sate and with any other person as may be required by law."



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION

      We, K.D. Knoblock, F.A. O'Neill, J.C. Donnelly, J.T. Kelley and R.W. McCracken, being a majority of Directors of the Berkshire Gas Company, in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight (Chapter 164 Section 10) of the General Laws, Ter. Ed., do hereby certify that a meeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of One Hundred Eighty-Seven Thousand dollars, and that the same has all been paid in on June 10, 1957.

      The Total amount of capital stock already authorized is
        6,049   (shares preferred.
      100,000   (shares common.

      The amount of fully paid capital stock already issued for cash is
        6,049   (shares preferred.
      100,000   (shares common.

      The amount of fully paid capital stock already issued for property is None (shares preferred.
           None (shares common.

      The amount of additional capital stock authorized is
         None   (shares preferred.
       18,000   (shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 8th day of June in the year 1957.

Berkshire Gas Company, The

CERTIFICATE OF INCREASE OF CAPITAL
General Laws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed., Sections 39 and 41

Filed in the office of the Secretary of the Commonwealth.
July 8, 1957

I hereby approve the within certificate this 8th day of July 1957

/s/
   --------------------------------

Commissioner of Corporations and Taxation



Berkshire Gas Company, The
Received
51.00
Dec. 08, 1958

CERTIFICATE OF INCREASE OF CAPITAL
General Laws, chapter 164, Ter. Ed., Section 10
and Chapter 158, Ter. Ed., Sections 39 and 41

Filed in the office of the Secretary of the Commonwealth

I hereby approve the within certificate, this 8th day of   1958.

/s/
    -------------------------------
Commissioner of Corporations and Taxation

THE COMMONWEALTH OF MASSACHUSETTS
Department of Corporation and Taxation

We J.T. Kelley, Vice President, J.R. Cottrell, Assistant Treasurer and
F.A. ONEILL           LEONARD MILANO
J.C. DONNELLY         J.T. KELLEY
W. BARTON CUMMINGS

being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight (Chapter 164 Section 10) of the General Laws, Ter. Ed., do hereby certify that a meeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of $184,610.00 dollars, and that the same has all been paid in on September 29, 1958.

      The total amount of capital stock already authorized is
           6,435*    (Shares preferred.
         118,700     (Shares common.

      The amount of fully paid capital stock already issued for cash is
           6,435*    (Shares preferred.
         118,700     (Shares common.

      *772 shares Pfd. Have been redeemed in accordance with the sinking fund provision.

      The amount of fully paid capital stock already issued for property is
            -0-      (Shares preferred.
            -0-      (Shares common.

      The amount of additional capital stock authorized is
            -0-      (Shares preferred
          18,461     (Shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have signed our names, this 29th day of October in the year 1958.

/s/
   --------------------------------

CERTIFICATE OF INCREASE OF CAPITAL
General Laws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed. Sections 39 and 41. Filed in the office of the Secretary of the
Commonwealth
October 31, 1958
/s/
   --------------------------------

Commissioner of Corporations and Taxation



Berkshire Gas Company, The
Received
51.00
Dec. 08, 1958

CERTIFICATE OF INCREASE OF CAPITAL
General Laws, chapter 164, Ter. Ed., Section 10
and Chapter 158, Ter. Ed., Sections 39 and 41

Filed in the office of the Secretary of the Commonwealth

I hereby approve the within certificate, this 8th day of December 1958.

/s/
    -------------------------------
Commissioner of Corporations and Taxation

THE COMMONWEALTH OF MASSACHUSETTS
Department of Corporation and Taxation
We J.T. Kelley, Vice President, J.R. Cottrell, Assistant Treasurer and
F.A. ONEILL           K.D. KNOBLOCK
J.C. DONNELLY         J.T. KELLEY
ROBERT MCCRACKEN

being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight (Chapter 164 Section 10) of the General Laws, Ter. Ed., do hereby certify that a meeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of $100,000.00 dollars, and that the same has all been paid in on November 7, 1958.

      The total amount of capital stock already authorized is
           6,435*    (Shares preferred.
         137,161     (Shares common.

      The amount of fully paid capital stock already issued for cash is
           6,435*    (Shares preferred.
         137,161     (Shares common.

      *772 shares Pfd. Have been redeemed in accordance with the sinking fund provision.

      The amount of fully paid capital stock already issued for property is
            -0-      (Shares preferred.
            -0-      (Shares common.

      The amount of additional capital stock authorized is
            -0-      (Shares preferred
          5,000     (Shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have signed our names, this 25th day of November in the year 1958.

/s/
   --------------------------------

CERTIFICATE OF INCREASE OF CAPITAL
General Laws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed. Sections 39 and 41. Filed in the office of the Secretary of the
Commonwealth
October 31, 1958
/s/
   --------------------------------

Commissioner of Corporations and Taxation



RECEIVED
$25 CK.
MAY 28 - 1959
CORPORATION DIVISION
SECRETARY'S OFFICE

Berkshire Gas Company, The

CERTIFICATE OF INCREASE OF CAPITAL
GENERAL LAWS, CHAPTER 164, TER. ED., SECTION 10
AND CHAPTER 158, TER. ED., SECTIONS 39 AND 41

Filed in the office of the Secretary of the Commonwealth. May 28, 1959

I hereby approve the within certificate, this 27 th day of May, 1959

/s/  ROBERT T. CAPELESS
     Robert T. Capeless
     Commissioner of Corporations and Taxation

DEPARTMENT OF
T
J MAY 27 - 1959
R
CORPORATIONS AND TAXATION


RECEIVED
$25.00 CK
MAY 28 - 1959
CORPORATION DIVISION
SECRETARY'S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS

Berkshire Gas Company, The

ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156, SECTION 42

Substitution of statement of terms relating to stock;

Filed in the office of the Secretary of the Commonwealth, May 28, 1959

I hereby approve the within certificate, this 27th day of May 1959.


Robert T. Capeless
Commissioner of Corporations and Taxation.


DEPARTMENT OF
T
J  MAY 15 - 1959
R
CORPORATIONS AND TAXATION

DEPARTMENT OF
T
J  MAY 27 - 1959
R
CORPORATIONS AND TAXATION


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this twentieth day of May in the year 1959.


/s/

J. C. Donnelly
K. R. Knoblock
F. A. O'Neill
Robert W. McCracken
Joseph T. Kelley
J. Richard Cottrell


THE BERKSHIRE GAS COMPANY
STATEMENT OF THE DESIGNATIONS, PREFERENCES AND VOTING POWERS OR
RESTRICTIONS OR QUALIFICATIONS OF THE CAPITAL STOCK OF THE COMPANY

The authorized capital stock of the Company shall include, in addition to the common capital stock heretofore authorized, 7,935 shares of Cumulative Preferred Stock, of the par value of $100 per share, with the following designations, preferences, voting powers, restrictions and qualifications:

SECTION 1.

Provisions Applicable to All Shares of Cumulative Preferred Stock.

      (a) All shares of Cumulative Preferred Stock shall be of equal rank with each other, regardless of class, and shall be identical with each other in all respects except as otherwise provided in Section II hereof with respect to the 5% Cumulative Preferred Stock and in Section III hereof with respect to the 6% Cumulative Preferred Stock; and the shares of Cumulative Preferred Stock of any one class shall be identical with each in all respects.

      (b) In case the stated dividends on each class of Cumulative Preferred Stock are not paid in full, the shares of each class of Cumulative Preferred Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

      (c) The Cumulative Preferred Stock of each class shall be preferred as to assets over the Common Stock, so that the holders of each class of Cumulative Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of Common Stock, an amount in cash equal to and in no event more than (1) in the event of any voluntary liquidation, dissolution or windings up of the Company, the redemption price of such class of the Cumulative Preferred Stock which would have been in effect at the time of the distribution or payment date if there had been no such liquidation, dissolution or winding up of the Company, or
(2) in the event of involuntary liquidation, dissolution or winding up of the Company, the sum of $100 per share, plus in each case an amount equal to all dividends accrued and unpaid to the date of such liquidation, dissolution or winding up, whether or not earned or declared.

      If upon any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to permit the distribution in full of the amount receivable as aforesaid by the holders of each class of the Cumulative Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of each class of the Cumulative Preferred Stock in proportion to the amounts which they would be entitled to receive if such assets were sufficient to permit distribution in full as aforesaid.

      In the event of any liquidation, dissolution or winding up of the Company, all assets and funds of the Company remaining after paying or providing for the payment of all creditors of the Company and after paying or providing for the payment to the holders of shares of each class of the Cumulative Preferred Stock of the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective shares.

      Neither the consolidation nor the merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Company for the purpose of this paragraph (c). (d) No holder of shares or Cumulative Preferred Stock of any cash sale be entitled as such as a matter of right to subscribe for or purchased any part of any new or additional issue of any stock of any class, series or kind whatsoever, or securities convertible into stock or any class, series or kind whatsoever, whether now or here after authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

      (e) (A) At all meetings of the stockholders of the Company, the holders of shares of Cumulative Preferred Stock of any class shall have no right to vote and shall not be entitled to notice of any meetings of the stockholders of the Company nor to participate in any such meeting except as herein otherwise expressly provided and except for those purposes, if any, for which said rights can not be denied or waived under some mandatory provision of law which shall be controlled.

      (B) If and when dividends payable on any shares of Cumulative Preferred Stock of any class shall be in default, in whole or in part, for four (4) full quarterly dividend periods (whether consecutive or not), or the Company shall be in default in making any sinking fund payment required by paragraph (e) or Section II hereof in respect of the 5% Cumulative Preferred Stock or by paragraph (e) of Section III hereof in respect of the 6% Cumulative Preferred Stock the holders of the shares of all classes of the Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, in holders of the shares of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Company, anything herein or in the by-laws to the contrary notwithstanding. The terms of office of all persons who may be directors of the Company at the time shall terminate upon the election of one or more holders of the shares of the Common Stock shall then have elected the remaining directors of the Company.

      (C) If and when all dividends then in default on the shares of the Cumulative Preferred Stock of all classes then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable) and the full dividends as each class of the Cumulative Preferred Stock for the then current quarterly dividend period shall have been declared and paid or set apart for payment, and if and when all sinking fund payments under paragraph (e) of Section II hereof in respect of the 5% Cumulative Preferred Stock, and under paragraph (e) of Section III hereof in respect of the 6% Cumulative Preferred Stock, then in default shall have been made, and holders of the shares of all classes of the Cumulative Preferred Stock shall be divested of all voting rights with respect to the election of directors provided in sub-paragraph (B) of this paragraph (e), and the voting power of the holders of the shares of all classes of Cumulative Preferred Stock and holders of the shares of the Common Stock shall revert to the status existing before the first dividend payment on which dividends on the shares of all classes of Cumulative Preferred Stock were not paid in full; but always subject to the same prevision vesting such voting rights in the holders of the shares of all classes of Cumulative Preferred Stock in case of further like default or defaults on dividends thereon or in sinking fund payments, as provided in subparagraph (B) of this paragraph (e). Upon the termination of any such voting rights as hereinabove provided, the terms of office of all persons who may have been elected directors of the Company by vote of the holders of the shares of all classes of Cumulative Preferred Stock as a class, pursuant to such voting rights, shall forthwith terminate and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

      Any director who shall have been elected by the holders of all classes of Cumulative Preferred Stock or by any directors so elected as herein provided may be removed during his aforesaid term of office, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of all classes of Cumulative Preferred Stock given at a special meeting of such stock holders called for the purpose, and any vacancy thereby created may be filled by the holders of such stock presented at such meeting.

      (D) In the case of any vacancy in the office of a director occurring among the directors elected buy the holders of the shares of all classes of Cumulative Preferred Stock, as a class, pursuant to the foregoing prevision of subparagraph (B) of this paragraph (e), the remaining directors elected by the holders of the shares of all classes of Cumulative Preferred Stock by affirmative vote of a majority thereof, or the remaining director so elected if there but not one, may, subject to the provisions of subparagraph (c) of this paragraph (e) elect a successor or successors to hold office for the unexpired terms of the director or the directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of Cumulative Preferred Stock pursuant to the foregoing provisions of subparagraph (B) of this paragraph
(e), the remaining directors elected by the holders of Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, they elect a successor or successors to hold office for unexpired term of the director or directors whose place or places shall be vacant.

      (E) Whenever under the provisions of subparagraph (B) of this paragraph (e), the right shall have occurred to be the holders of the shares of all classes of Cumulative Preferred Stock to elect directors, the Board of Directors shall be, within ten (10) days after the delivery of the Company at its principle office of a request to such elect by any holders of shares of any class Cumulative Preferred Stock entitled to vote, call a special meeting of the stockholders, to be held on 20 days' notice. If such meeting shall not be called within such ten-day period, the holders of record of at least 10% in amount of any class of Cumulative Preferred Stock then outstanding, may designate in writing one of there number to call such meeting and the same may be called at the expense of the Company by such person so designated upon 20 days' notice. Any holder of any class of Cumulative Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be pursuant to these provisions. At all meetings of stockholders held for the purpose of electing directors during such time as the holders of the shares of all classes of Cumulative Preferred Stock shall have the special right, voting separately as a class, to elect directors pursuant to subparagraph (B) of this paragraph (e), the presence in person or by proxy, of the holders of a majority of the outstanding shares of each class of stock (i.e. Cumulative Preferred Stock and Common Stock ) shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of such stock is present in person or by proxy at such meeting; and provided further that in the event such a quorum of the holders of the shares of the Common Stock if present but such a quorum of the holders of the shares of all classes of Cumulative Preferred Stock is not present then the election of the directors elected by the holders of the shares of the Common Stock shall not be effective in the directors so elected by the holders of the shares of the Common Stock shall not assume there offices and duties until the holders of the shares of all classes of Cumulative Preferred Stock, with such a quorum present, shall have elected the directors they shall be entitled to elect; and provide further, however, that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice for the next annual meeting or the Company or the special meeting in lieu thereof.

      (F) Except as otherwise required by the laws applicable to the Company and subject to the right of the Cumulative Preferred Stock of all classes (i) to vote in certain events as hereinbefore set forth in this paragraph (e); and (ii) not to have certain corporate action taken without the consent of the holders thereof as required by the provisions of paragraph h of Section II hereof and paragraph h of Section III hereof, the Common Stock shall have the exclusive voting rights for the election of directors and for all other purposes.


SECTION II.

Provisions applicable to all shares of 5% Cumulative Preferred Stock.

      (a) 6,435 shares of the Cumulative Preferred Stock shall be designated as "5% Cumulative Preferred Stock".

      (b) The annual dividend rate shall be 5% per annum of the par value of $100 per share, of $5.00 per share per annum, payable quarterly on the 15th days of October, January, April, and July.

      (c) The aforesaid dividends shall accrue from the date of original issue and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate $5.00 per annum shall not have been paid or declared and set apart for the 5% Cumulative Preferred Stock and deficiency shall be fully paid or declared and set apart any dividend shall be paid upon or declared or set apart for the Common Stock. Dividends on 5% Cumulative Preferred Stock shall be deemed to accrue from day to day.

      (d) The Company, by action of its Board of Directors, may redeem the whole or any part of the 5% Cumulative Preferred Stock at any time or from time to time, at the following redemption prices:

         $105 per share if redeemed prior to the fifth anniversary of the date of issue;

         $104 per share if redeemed on or after the fifth anniversary but before the tenth anniversary of the date of issue;

         $103 per share if redeemed on or after the tenth anniversary but before the fifteenth anniversary of the date of issue; and

         $102 per share if redeemed on or after the fifteenth anniversary of the date of issue.

together with, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

      If less than all of the outstanding shares of 5% Cumulative Preferred Stock are to redeemed in pursuance of the foregoing provisions for voluntary redemption, the aggregate number of shares so to be redeemed shall be allocated at the Company among the registered holders of such Stock at the time outstanding, to the nearest share, in the proportion that their respective holdings bear to the aggregate number of shares of such Stock at the time outstanding, provided that if the number of such registered holders shall be more than twenty, the shares to be redeemed shall be determined by lot in such usual manner as the Board of Directors shall deem proper.

      If less than all the outstanding shares of 5% Cumulative Preferred Stock are to be redeemed in pursuance of the foregoing provisions for voluntary redemption, the Company shall simultaneously with such redemption redeem such proportion of the then outstanding shares of 6% Cumulative Preferred Stock as the number of shares of 5% Cumulative Preferred Stock so to be redeemed bears to the aggregate number of shares of 5% Cumulative Preferred Stock then outstanding.

      The 5% Cumulative Preferred Stock shall also be redeemable through the operation of the sinking fund described in paragraph (e) hereof at $100 per share, together in each case with an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether of not earned or declared.

      (e) So long as any of the shares of the 5% Cumulative Preferred Stock shall be outstanding, the Company covenants to apt to a bank or trust company selected for that purpose by the Board of Directors (hereinafter called the "5% Preferred Stock Sinking Fund Trustee") as and for a sinking fund for the retirement of shares of the 5% Cumulative Preferred Stock, not later than September 1 in each calendar year commencing with the year 1959, an amount of cash equal to 4% of the aggregate par value of the largest number of shares of 5% Cumulative Preferred Stock issued at any time prior to the time of such payment. Without limitation of the rights and remedies of the holders of 5% Cumulative Preferred Stock in case of the Company's default in respect of the foregoing sinking fund obligation, such annual sinking fund obligation shall be cumulative so that if for any reason the Company shall bot have satisfied its full annual sinking fund obligation in any calendar year, then any such deficiency shall be added to the sinking fund obligation for the next succeeding calendar year. Any cash paid to the 5% Preferred Stock Sinking Fund Trustee shall be held by it in trust for the equal and proportionate benefit of the holders of the 5% Cumulative Preferred Stock and shall be applied by it, subject to the provisions of paragraph (f) of this Section II, to the redemption of 5% Cumulative Preferred Stock, at $100 per share, together in each case with an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

      The 5% Preferred Stock Sinking Fund Trustee shall allocate the aggregate number of shares of 5% Cumulative Preferred Stock so to be redeemed among the registered holders of such Stock at the time outstanding, to the nearest share, in the proportion that their respective holdings bear to the aggregate number of shares of such Stock at the time outstanding, provided that if the number of such registered holders shall be more than twenty, the shares to be redeemed shall be determined by lot in such usual manner as the Preferred Stock Sinking Fund Trustee shall deem proper.

      (f) At least 30 days prior to the date fixed for redemption (which latter date, in the case of redemption by operation of the foregoing sinking fund provisions, shall be no later than September 1 of the particular year, as heretofore provided) notice of every redemption shall be mailed to the holders of the record of the shares to be redeemed at their respective addresses as the same to be made by lot under the provisions of paragraphs (d) and (e) of this Section II, at least 30 days' previous notice of every redemption shall also be given by appropriate publication at least once in a daily newspaper printed in the English language and of general circulation in the City of Boston, Massachusetts.

      The notice so mailed shall state the date fixed for redemption (hereinafter called the redemption date) and shall call upon each stockholder to whom such notice shall be addressed to surrender to the Company on the redemption date, at the place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption.

      On or after the redemption date each holder of shares of 5% Cumulative Preferred Stock so called for redemption shall present and surrender his certificate or certificates for such shares to the Company at the place designated in the foregoing written notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on the certificate or certificates as the owner thereof. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If notice of redemption shall have been duly given as hereinbefore provided, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the account of holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, that the Company may, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice and at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the Commonwealth of Massachusetts, doing business in the City of Boston, Massachusetts, having capital, surplus and undivided profits aggregating at least $5,000,000, in which case the aforesaid redemption notice to be mailed to the holders of record of the shares to be redeemed shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall be redeemed at such place on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price.

      Upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of all the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest. In case the holder of shares of 5% Cumulative Preferred Stock which shall have been called for redemption as provided herein shall not within six years of the date of redemption thereof or the date of such deposit with a bank or trust company, whichever is earlier, claim the amount so set aside or deposited in trust, as the case may be, for the redemption of such shares, such bank or trust company shall upon demand, pay over to the Company any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof and the Company shall not be required to hold the amount so paid over to it, or any amount so set aside by it for the redemption of such shares, separate and apart from its other funds, and thereafter except as may be otherwise provided by law, the holders of such shares of 5% Cumulative Preferred Stock shall look only to the Company for payment of the redemption price redeemed, purchased or acquired by the Company whether by operation of the sinking fund provisions of paragraph (e) of this Section II or pursuant to paragraph
(d) of this Section II shall not under any circumstances by reissued or otherwise disposed of by the Company and each surrendered certificate for shares of 5% Cumulative Preferred Stock so redeemed shall be canceled and retired in the manner permitted by law.

      (g) Whenever full dividends on the shares of the 5% Cumulative Preferred Stock at the time outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and set apart for payment, and provided that the Company shall be not be in default in respect of any sinking fund payment with respect to the 5% Cumulative Preferred Stock , then, and only then (subject to the provisions of subparagraph (h) (B) (b) of this Section II), such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of dividends; provided, however, that so long as any shares of the 5% Cumulative Preferred Stock are outstanding, the Company shall not pay any dividends (other than dividends payable in Common Stock or in any other stock of the Company junior to the 5% Cumulative Preferred Stock as to assets and dividends) or make any distribution on, or purchase, or redeem, retire or otherwise acquire for value any of its Common Stock or other stock junior to 5% Cumulative Preferred Stock, if after giving affect to any such payment, distribution, purchase, redemption, retirement or acquisition the aggregate amount of such dividends, distribution, purchases and acquisitions, paid or made since July , 1954, including the amount then proposed to be expended for any such purpose, together with all other charges to earned surplus since July 1, 1954, exceeds the sum of the aggregate of (i) credits to earned surplus since July 1, 1954, (ii) amounts credited to capital surplus after July 1, 1954 arising from the donation to the Company of cash or securities (other than securities of the Company junior to the 5% Cumulative Preferred Stock) or transfers of amounts from earned surplus to capital surplus, and (iii) the aggregate net cash proceeds, or the fair value of any property other than cash, received by the Company from the sale of shares or any other security of the Company junior to 5% Cumulative Preferred Stock. In computing the amount available for any such dividend, distribution, purchase, redemption, retirement or acquisition, charges and credits to earned surplus shall be made in accordance with sound accounting practice.

      (h) (A) So long as any shares of the 5% Cumulative Preferred Stock are outstanding, the Company shall not without the consent (given at a meeting duly called and held for that purpose) of the holders at least two-thirds of the total number of shares of 5% Cumulative Preferred Stock then outstanding;

           (a) Create or authorize any stock ranking prior to or on a parity with the 5% Cumulative Preferred Stock or the 6% Cumulative Preferred Stock as to assets or dividends, or create or authorize any security convertible into, or evidencing the right to purchase, shares of any such stock, or increase the total authorized amount of 5% Cumulative Preferred Stock; or

           (b) amend, alter, change or repeal any of the rights, privileges, preferences, powers, terms and conditions of the 5% Cumulative Preferred Stock in any manner which would be prejudicial to the holders thereof; or

           (c) sell, lease, transfer or convey all or the greater part of the Company's property or business; or

           (d) become a party to any indenture, mortgage or deed of trust or other agreement or instrument which by its terms shall restrict the earned surplus or any other funds of the Company available for the payment of dividends on the 5% Cumulative Preferred Stock or at any sinking fund obligation imposed by paragraph (e) of this Section II, unless provision shall be made in such indenture, mortgage or deed of trust or other agreement or instrument permitting the payment by the Company of (i) not less than $10.00 in respect of each share of 5% Cumulative Preferred Stock then outstanding as dividends thereon pursuant to the terms of paragraph (b) of this
      Section II, and (ii) not less than $51,480 to satisfy the sinking fund obligation for two yearly periods imposed by paragraph (e) of this Section II; or

           (e) merge or consolidate with or into another corporation in such manner that the Company does not survive as a continuing entity, if hereby the rights, privileges, preferences, powers, terms or conditions of the 5% Cumulative Preferred Stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which the Company, if it owned all of the properties then owned by the resulting corporation, could not create without the vote or consent of the holders of the 5% Cumulative Preferred Stock.

      (B) So long as any shares of the 5% Cumulative Preferred Stock are outstanding, the Company shall not, without the consent (given at a meeting duly called and held for that purpose) of the holders of the majority of the total number of shares of 5% Cumulative Preferred Stock then outstanding;

           (a) issue or sell addition shares of 5% Cumulative Preferred Stock, or any shares of any stock ranking prior to or on a parity with the 5% Cumulative Preferred Stock as to assets or dividends, unless, after giving affect to such proposed issue or sale, (i) the net earnings available for interest and dividends, determine an accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provision for depreciation" as hereinafter defined, for twelve (12) consecutive calendar months out of fifteen (15) months immediately preceding shall be at least one and one-half (1-1/2) times the sum of (x) the aggregate annual interest requirements on all indebtedness of the Company then outstanding and (y) the aggregate annual dividend requirements on all shares of 5% Cumulative
      Preferred Stock and all shares of any stock ranking to or on a parity with 5% Cumulative Preferred Stock, to be outstanding; and
      (ii) the Company's net earning available for dividends determine in accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provision for depreciation" as hereinafter defined, for twelve (12) consecutive calendar months out of the fifteen (15) months immediately proceeding shall be at least two and one-half (2-1/2) times the aggregate annual dividends requirements on all shares of 5% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with 5% Cumulative Preferred Stock, to be outstanding; and (iii) the total of the Company's capital represented by the then outstanding shares of its stock ranking junior to the 5% Cumulative Preferred Stock, plus the Company's surplus and any amounts carried as premium on capital stock, would be at least equal to the resulting aggregate par value, or in case of stock without par value, the preference on involuntary liquidation, of all shares of 5% Cumulative Preferred Stock, and all shares of any stock ranking higher to or on a parity with 5% Cumulative Preferred Stock, which would be outstanding after giving affect to such proposed issue or sale; or

           (b) declare or pay any dividends (other than dividends payable in stock ranking junior to the 5% Cumulative Preferred Stock as to assets and dividends) or make any distribution on, or purchase, or redeem, retire or otherwise acquire for a consideration, any shares of any kind of stock ranking junior to 5% Cumulative Preferred Stock as to assets of dividends, except out of net earnings accumulated after July 1, 1954, after all dividends paid or accrued since that date on the 5% Cumulative Preferred Stock, or on any stock ranking prior to or on a parity with the 5% Cumulative Preferred Stock as to assets or dividends, and then only if after such action the aggregate par value or, in the case of stock without par value, the preference on voluntary liquidations of all outstanding shares of 5% Cumulative Preferred Stock and all shares of any stock ranking prior to or on parity with the 5% Cumulative Preferred Stock would not exceed the sum of (i) the total capital of the Company represented by the then outstanding stock ranking junior to 5% Cumulative Preferred Stock as to assets and dividends and (ii) the surplus of the Company and any amounts carried as premium on its capital stock.

      (C) So long as dividends shall be in arrears on the 5% Cumulative Preferred Stock outstanding, the Company shall not, without the consent of the holders of a majority of the number of outstanding shares of such stock represented at a meeting duly called and held for such purpose (or, if at least one-third of the outstanding shares of such stock shall be voted against such action, then the affirmative vote of an absolute majority of such outstanding shares), purchase, redeem, retire or otherwise acquire for a consideration any shares of 5% Cumulative Preferred Stock or of any stock ranking on a parity with the 5% Cumulative Preferred Stock as to assets or dividends.

      (D) The foregoing provisions as to vote or consent shall not apply if, in connection with any of the matters mentioned in subparagraphs (A),
(B) or c above, provision is to be made for the redemption or retirement of all outstanding 5% Cumulative Preferred Stock.

      (E) From time to time, and without limitation of other rights and powers of the Company as provided by law, the Company may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the 5% Cumulative Preferred Stock, or may increase the authorized amount of the 5% Cumulative Preferred Stock or of the Common Stock or of any other class of stock of the Company or may amend, after, change or repeal any of the rights, privileges, terms and conditions of the shares of the 5% Cumulative Preferred Stock or of the Common Stock, or of any other class of stock of the Company upon the vote, given at a meeting called for that purpose, of the holders of a majority of the shares of stock then entitled to vote thereon or upon such other vote of the holders of the shares of stock then entitled to vote thereon as may then be provided by law; provided that the consent of the holders of the shares of the 5% Cumulative Preferred Stock, required by the provisions of subparagraphs
(A), (B) and (C) of this paragraph (h), if any such consent to be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of the share of the Common Stock shall not subject to amendment, alteration, change or repeal without a consent (given in writing or by vote at a meeting called for that purpose) of all the holders of a majority of the total number of shares of the Common Stock then outstanding.

      (F) For the purpose of this paragraph (h) of this Section II, outstanding shares of the 5% Cumulative Preferred Stock shall include all shares of such stock theretofore issued, except (a) shares held in the treasury of the Company, (b) shares which shall have been redeemed and (c) shares for the redemption of which moneys in the necessary amount shall have been deposited in trust with a bank or trust company in accordance with paragraphs (e) and (f) of this Section II, and which shall have been duly called for redemption.

      (i) The rights and remedies herein granted to holders of the 5% Cumulative Preferred Stock shall be in addition to all other rights and remedies to which they may be otherwise entitled by law.


SECTION III.

Provisions Applicable to All Shares of 6% Cumulative Preferred Stock.

      (a) 1,500 shares of the Cumulative Preferred Stock shall be designated as "6% Cumulative Preferred Stock."

      (b) The annual dividend rate shall be 6% per annum of the par value of $100.00 per share, or $6.00 per share, payable quarterly on the 15th days of October, January, April, and July.

      (c) The aforesaid dividends shall accrue from the date of original issue and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate $6.00 per annum shall not have been paid upon or declared and set apart for the 6% Cumulative Preferred Stock, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared or set apart for the Common Stock. Dividends on the 6% Cumulative Preferred Stock shall be deemed to accrue from day to day.

      (d) The Company, by action of its Board of Directors, may redeem the whole or any part of the 6% Cumulative Preferred Stock at any time or from time to time, at the following redemption prices:


         $110.00 per share if redeemed prior to the 5th anniversary of the date of issue;

         $105.00 per share if redeemed on and after the 5th anniversary
         but before the 10th     anniversary of the date of issue;

         $103.00 per share if redeemed on or after the 10th anniversary
         but before the 15th     anniversary of the date of issue; and

         $100.00 per share if redeemed on or after the 15th anniversary of the date of issue,

together with, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

      If less than all of the outstanding shares of 6% Cumulative
Preferred Stock are to be redeemed in pursuance of the foregoing provisions for voluntary redemption, the aggregate number of shares so to be redeemed shall be determined in the manner specified in paragraph (d) of Section II hereof.

      If less than all of the outstanding shares of 6% Cumulative Preferred Stock are to be redeemed in pursuance of the foregoing provisions for voluntary redemption, the Company shall simultaneously with such redemption redeem such proportion of the then outstanding shares of 5% Cumulative Preferred Stock as the number of shares of 6% Cumulative Preferred Stock so to be redeemed bears to the aggregate number of shares of 6% Cumulative Preferred Stock then outstanding.

      The 6% Cumulative Preferred Stock shall also be redeemable at $100 per share, together in each case with an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared through the operation of the sinking fund described in paragraph (e) of this Section III.

      (e) So long as any of the shares of the 6% Cumulative Preferred Stock shall be outstanding, the Company covenants to pay to a bank or trust company selected for that purpose by the Board of Directors (hereinafter called the "6% Preferred Stock Sinking Fund Trustee") as and for a sinking fund for the retirement of shares of the 6% Cumulative Preferred Stock not later than April 1 in each calendar year commencing with the year 1960, an amount of cash equal to 4% of the aggregate par value of the largest number of shares at 6% Cumulative Preferred Stock issued at any time prior to the time of such payment. Without limitation of the rights and remedies of the holders of the 6% Cumulative Preferred Stock in case of the Company's default in respect of the foregoing sinking fund obligation, such sinking fund obligation shall be cumulative so that if for any reason the Company shall not have satisfied its full annual sinking fund obligation in any calendar year with respect to the 6% Cumulative Preferred Stock, then any such deficiency shall be added to the sinking fund obligation for the next succeeding calendar year. Any cash paid to the 6% Preferred Stock Sinking Fund Trustee shall be held by it in trust for the equal and proportionate benefit of the holders of the 6% Cumulative Preferred Stock and shall be applied by it, subject to the provisions of paragraph (f) of this Section III, to the redemption of 6% Cumulative Preferred Stock, at $100.00 per share, together in each case with an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

      (f) Every redemption of shares of 6% Cumulative Preferred Stock, whether by operation of the sinking fund provisions therefor or by voluntary action by the Company, shall be made in the manner, upon the notice and with the effect provided in paragraphs (e) and (f) of Section II hereof and all or any shares of the 6% Cumulative Preferred Stock at any time redeemed, purchased or acquired by the Company whether by operation of the sinking fund provisions of paragraph (e) of the is
Section III or pursuant to paragraph (f) of this Section III shall not under any circumstances by reissued or otherwise disposed of by the Company and each surrendered certificate for shares of 6% Cumulative Preferred Stock so redeemed shall be canceled and retired in the manner permitted by law.

      (g) Whenever full dividends on the shares of the 6% Cumulative Preferred Stock at the time outstanding for all past quarterly dividends periods and for the current quarterly dividends period shall have been paid or declared and set apart for payment with respect to the 6% Cumulative Preferred Stock, then, and only then (subject to the provisions of subparagraph (h)(B)(b) of this Section III), such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of dividends; provided, however, that so long as any shares of the 6% Cumulative Preferred Stock are outstanding, the Company shall not pay any dividends (other than dividends payable in Common Stock or in any other stock of the Company junior to the 6% Cumulative Preferred Stock as to assets and dividends) or make any distribution on, or purchase, or redeem, retie or otherwise acquire for value, any of its Common Stock or other stock junior to the 6% Cumulative Preferred Stock, if after giving effect to any such payment, distribution, purchase, redemption, retirement or acquisition the aggregate amount of such dividends, distributions, purchases and acquisitions, paid or made since June 30, 1958, including the amount then proposed to be expended for any such purpose, together with all other charges to earned surplus since June 30, 1958, exceeds the sum of the aggregate of (i) $50,000, (ii) credits to earned surplus since June 30, 1958, (iii) amounts credited to capital surplus after June 30, 1958 arising from the donation to the Company of cash or securities (other than securities of the Company junior to the 6% Cumulative Preferred Stock) or transfers of amounts from earned surplus to capital surplus, and
(iv) the aggregate net cash proceeds, or the fair value of any property other than cash, received by the Company from the sale of shares or any other security of the Company junior to the 6% Cumulative Preferred Stock. In computing the amount available for any such dividend, distribution, purchase, redemption, retirement or acquisition, charges and credits to earned surplus shall be made in accordance with sound accounting practice.

      (h) (A) So long as any shares of the 6% Cumulative Preferred Stock are outstanding, the Company shall not without the consent (given at a meeting duly called and held for that purpose) of the holders of at least two-thirds of the total number of shares of 6% Cumulative Preferred Stock then outstanding;

           (a) create or authorize any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock or the 5% Cumulative Preferred Stock as to assets or dividends, or create or authorize any security convertible into, or evidencing the right to purchase, shares of any such stock, or increase the total authorized amount of 6% Cumulative Preferred Stock; or

           (b) amend, alter, change or repeal any of the rights, privileges, preferences, powers, terms and conditions of the 6% Cumulative Preferred Stock in any manner which would be prejudicial to the holders hereof; or

           (c) sell, lease, transfer or convey all or the greater part of the Company's property or business; or

           (d) create, assume, incur, have outstanding, or in any manner become liable in respect of, any unsecured indebtedness for borrowed money in excess of $1,200,000 at any one time outstanding, payable on demand or within one year from the date of borrowing and nor renewable at the option of the Company; or

           (e) create, assume, incur, have outstanding, or in any manner become liable in respect of, any indebtedness, direct or contingent, secured by the pledge of evidence of indebtedness executed by customers of the Company as consideration for the purchase (whether from the Company or from dealers) of standard gas appliance unless the Company shall have simultaneously therewith created and set aside a reserve at $1,500 in respect of each $100,000 principal amount, or part thereof, of evidences of customers indebtedness so pledged by the Company as security for the payment of such indebtedness of the Company; or

           (f) become a party to any indenture, mortgage or deed of trust or other agreement or instrument which by its terms shall restrict the earned surplus or any other funds of the Company available for the payment of dividends on the 6% Cumulative Preferred Stock or of any sinking fund obligation imposed by paragraph (e) of this Section III, unless provision shall be made in such indenture, mortgage or deed of trust or other agreement or instrument permitting the payment by the Company of (i) not less than $12.00 in respect of each share of 6% Cumulative Preferred Stock then outstanding as dividends thereon pursuant to the terms of paragraph (b) of this
      Section III, and (ii) not less than $12,000 to satisfy the sinking fund obligation for two yearly periods imposed by paragraph (e) of this Section III; or

           (g) merge or consolidate with or into any other corporation in such manner that the Company does not survive as a continuing entity, if thereby the rights, privileges, preferences, powers, terms or conditions of the 6% Cumulative Preferred Stock would be adversely affected, or if there would, thereupon, be authorized or outstanding securities which the Company, if it owned all of the properties then owned by the resulting corporation, could not create without the vote or consent of the holders of the 6% Cumulative Preferred Stock.

      (B) So long as any shares of the 6% Cumulative Preferred Stock are outstanding, the Company shall not, without the consent (given at a meeting duly called and held for that purpose) of the holders of a majority of the total number of shares of 6% Cumulative Preferred Stock then outstanding:

           (a) issue or sell any additional shares of 6% Cumulative Preferred Stock, or any shares of any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock as to assets or dividends, unless, after giving effect to such proposed issue or sale, (i) the net earnings of the Company available for interest and dividends, determined in accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provision for depreciation" as hereinafter defined, for twelve (12) consecutive calendar months out of fifteen (15) months immediately preceding shall be at least one and one-half (1-1/2) times the sum of (x) the aggregate annual interest requirements on all indebtedness of the Company then outstanding and (y) the aggregate annual dividend requirements on all shares of 6% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock, to be outstanding; and (ii) the Company's net earnings available for dividends, determined in accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provision for the fifteen (15) months immediately preceding, shall be at least two and one-half (2-1/2) times the aggregate annual dividend requirements on all shares of 6% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock, to be outstanding; and (iii) the total of the Company's capital represented by the then outstanding shares of its stock ranking junior to the 6% Cumulative Preferred Stock, plus the Company's surplus and any amounts carried as premium on capital stock, would be at least equal to the resulting aggregate par value, or in case of stock without par value, the preference on involuntary liquidation, of all shares of 6% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock, which would be outstanding after giving affect to such proposed issue or sale; or

           (b) declare or pay any dividends (other than dividends payable in stock ranking junior to the 6% cumulative Preferred Stock as to assets and dividends) or make any distribution on, or purchase, or redeem, retire or otherwise acquire for a consideration, any shares of any kind of stock ranking junior to the 6% Cumulative Preferred Stock as to assets or dividends, except out of net earnings accumulated after June 30, 1958 plus $50,000, after all dividends paid or accrued since that date on the 6% Cumulative Preferred Stock, or on any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock as to assets or dividends, and then only if after such action the aggregate par value or, in the case of stock without par value, the preference on involuntary liquidation of all outstanding shares of 6% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock would not exceed the sum of (I) the total capital of the Company represented by the then outstanding stock ranking junior to the 6% Cumulative Preferred Stock as to assets and dividends and (ii) the surplus of the Company and any amounts carried as premium on its capital stock. The term "minimum provision for depreciation" shall mean, for any 12-months' period, an amount equal to 2% of the average gross depreciable plant property account of the Company during such period.

      (C) So long as dividends shall be in arrears on the 6% Cumulative Preferred Stock outstanding, the Company shall not, without the consent of the holders of a majority of the number of outstanding shares of such stock represented at a meeting duly called and hold for such purpose (or, it at least one-third of the outstanding shares of such stock shall be voted against such action, then the affirmative vote of an absolute majority of such outstanding shares), purchase, redeem, retire or otherwise acquire for a consideration any shares of 6% Cumulative Preferred Stock or of any stock ranking on a parity within the 6% Cumulative Preferred Stock as to assets or dividends.

      (D) The foregoing provisions as to vote or consent shall not apply if, in connection with any of the matters mentioned in subparagraphs (A),
(B), or (C) of this paragraph (h), provision is to be made for the redemption or retirement of all the outstanding 6% Cumulative Preferred Stock.

      (E) From time to time, and without limitation of other rights and powers of the Company as provided by law, the Company may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the 6% Cumulative Preferred Stock, or may increase the authorized amount of the 6% Cumulative Preferred Stock or of the Common Stock or of any other class of stock of the Company or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of the shares of the 6% Cumulative Preferred Stock or of the Common Stock, or of any other class of stock of the Company, upon the vote, given at a meeting called for that purpose, of the holders of a majority of the shares of stock then entitled to vote thereon or upon such other vote of the holders of the shares of stock then entitled to vote thereon as may then be provided by law; provided that the consent of the holders of the shares of the 6% Cumulative Preferred Stock, required by the provisions of subparagraph
(A), (B), and (C) of this paragraph (h), if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of the shares of the Common Stock shall not be subject to amendment, alteration, change or repeal without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Common Stock then outstanding.

      (F) For the purpose of this paragraph (h) of this Section III, outstanding shares of the 6% Cumulative Preferred Stock shall include all shares of such stock theretofore issued, except (a) shares held in the treasury of the Company, (b) shares which shall have been redeemed and (c) shares for the redemption of which moneys in the necessary amount shall have been deposited in trust with a bank or trust company in accordance with paragraphs (e) and (f) of this Section III, and which shall have been duly called for redemption.

      (i) The rights and remedies herein granted to holders of the 6% Cumulative Preferred Stock shall be in addition to all other rights and remedies to which they may be otherwise entitled by law.



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION
235 STATE HOUSE, BOSTON 33
ARTICLES OF AMENDMENT

This certificate must be submitted to the Commissioner of Corporations and Taxation within thirty days after the date of the vote of the stockholders, in accordance with General Laws, Chapter 156, Section 43. FEE for filing certificate providing for a change of shares with par value to shares without par value, whether or not the capital is changed thereby, one cent for each shares without par value resulting from such change, less an amount equal to one twentieth of one per cent of the total par value of the shares so changed; but not in any case less than $25.00. The fee for filing all other amendments is $15.00. Make check payable to THE COMMONWEALTH OF MASSACHUSETTS

WE, Joseph T. Kelley, Vice President, J. Richard Cottrell, Assistant Treasurer, and J.C. Donnelly, K.D. Knoblock, F.Q. O'Neill, Robert McCracken and Joseph T. Kelley being a majority of the Directors of The Berkshire Gas Company located at Pittsfield, Massachusetts in compliance with the provisions of General Laws, Chapter 156, do hereby certify that at a meeting of the stockholders of the corporation, duly called for the purpose, held April 16, 1959, by the affirmative vote of 10,531 shares of the preferred stock and of 107,366 shares of the common stock of the corporation, being at least a majority of all the stock outstanding and entitled to vote, the following amendment or alteration in the Agreement of Association and Articles of Organization of the corporation was duly adopted, namely;

That the Charter, Agreement of Association and Articles of Organization of The Berkshire Gas Company be and they hereby are amended by striking out the statement of the terms on which the 5% Cumulative Preferred Stock and the 6% Preferred Stock are to be created and of the method of voting thereon and by substituting therefor the following statement:

THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION

WE, Joseph T. Kelley, Vice President, J. Richard Cottrell, Assistant Treasurer, and J.C. Donnelly, K.D. Knoblock, F.Q. O'Neill, Robert McCracken and Joseph T. Kelley being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section forty of chapter one hundred and fifty-eight (Chapter 164 Section 10) of the General Laws, Ter. Ed., do hereby certify that a meeting of the stockholders called for the purpose the capital stock of said corporation has been decreased by the amount of One hundred thousand dollars,

The total amount of capital stock already authorized is
      11,435   (shares preferred.
      137,161  (shares common.

The amount of fully paid capital stock already issued for cash is
      11,435   (shares preferred*
      137,161  (shares common.

722 shares of preferred stock have been redeemed in accordance with the sinking fund provision

The amount of fully paid capital stock already issued for property is none (shares preferred.
      None  (shares common.

The amount of stock by which the capital stock is to be reduced is
      5,000  (shares preferred
             (shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 22nd day of May in the year 1959.
Berkshire Gas Company, The
CERTIFICATE OF REDUCTION OF CAPITAL
General Laws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed.,
Section 40.

Filed in the office of the Secretary of the Commonwealth.
May 26, 1959.

I hereby approve the within certificate, this 26th day of May, 1959. Commissioner of Corporations and Taxation.

THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION

WE, Joseph T. Kelley, Vice President, J. Richard Cottrell, Assistant Treasurer, and J.C. Donnelly, K.D. Knoblock, F.Q. O'Neill, Robert McCracken and Joseph T. Kelley being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight (Chapter 164 Section 10) of the General Laws, Ter. Ed., do hereby certify that a meeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of One hundred fifty thousand dollars, and that the same has all been paid in on May 27, 1959.

      The toatal amount of capital stock already authorized is
      6,435    (shares preferred.
      137,161  (shares common

      the amount of fully paid capital stock already issued for cash is
      6,435    (shares preferred*
      137,161  (shares common

*722 shares of preferred stock have been redeemed in accordance with the sinking fund provisions. The amount of fully paid capital stock already issued for property is
      None    (shares preferred
      None    (shares common

The amount of additional capital stock authorized is
      1,500  (shares preferred
             (shares common

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 27th day of May in the year 1959.

Berkshire Gas Company, The
CERTIFICATE OF INCREASE OF CAPITAL
General Laws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed.,
Section 39 and 41

Filed in the office of the Secretary of the Commonwealth.
May 28, 1959.

I hereby approve the within certificate, this 27th day of May, 1959. Commissioner of Corporations and Taxation.



The Commonwealth of Massachusetts

Berkshire Gas Company

Articles of Amendment
General Laws, Chapters 156, Section 42
                        58, Section 39

Amendment to statement of designations, preferences and voting powers or restrictions or qualifications of capital stock.
Filed in the office of Secretary of the Commonwealth, August 8, 1960

I hereby approve the within certificate, this 8th day of August, 1960

/s/


Commissioner of Corporations and Taxation

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this eighth day of August in the year 1960.

The term "minimum provision for depreciation" shall mean, for any 12-months' period, an amount equal to 2% of the average gross depreciable plant property account of the Company during such period.

(C) So long as dividends shall be in arrears on the 5 7/8% Cumulative Preferred Stock outstanding, the Company shall not, without the consent of the holders of a majority of the number of outstanding shares of such stock represented at a meeting duly called and held for such purpose (or, if at least one-third of the outstanding shares of such stock shall be voted against such action, then the affirmative vote of the absolute majority of such outstanding shares), purchase, redeem, retire or otherwise acquire for a consideration any shares of 57/8% Cumulative Preferred Stock or of any stock ranking on a parity with the 5 7/8% Cumulative Preferred Stock or of any stock ranking on a parity with the 5 7/8% Cumulative Preferred Stock as to assets or dividends.

(D) The foregoing provisions as to vote or consent shall not apply if, in connection with any of the matters mentioned in subparagraphs (A), (B) or (C) of this paragraph (h), provision is to be made for the redemption or retirement of all the outstanding 5 7/8% Cumulative Preferred Stock.

(E) From time to time, and without limitation of other rights and powers of the Company as provided by law, the Company may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the 5 7/8% Cumulative Preferred Stock, or may increase the authorized amount of the 5 7/8% Cumulative Preferred Stock or of the Company Stock or of any other class of stock of the Company or may amend, alter, change or repeal any of the Common Stock, or of any other class of stock of the Company, upon the vote, given at a meeting called for that purpose, of the holders of a majority of the shares of stock then entitled to vote thereon or upon such other vote of the holders of the shares of stock then entitled to vote thereon as may then be provided by law; provided that the consent of the holders of the shares of the 5 7/8% Cumulative Preferred Stock required by the provisions of subparagraphs (A), (B) and (C) of this paragraph (h), if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of the shares of the Common Stock shall not be subject to amendment, alteration, change or repeal without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Common Stock then outstanding.

(F) For the purpose of the paragraph (h) of this Section IV, outstanding shares of the 5 7/8% Cumulative Preferred Stock shall include all shares of such stock theretofore issued, except (a) shares held in the treasury of the Company, (b) shares which shall have been redeemed and (c) shares for the redemption of which moneys in the necessary amount shall have been deposited in trust with a bank or trust company in accordance with paragraphs (e) and (f) of this Section IV, and which shall have been duly called for redemption.

(i) The rights and remedies herein granted to holders of the 5 7/8% Cumulative Preferred Stock shall be in addition to all other rights and remedies to which they may be otherwise entitled by law.

SECTION IV

(a) 5,000 shares of the Cumulative Preferred Stock shall be designated as "5 7/8% Cumulative Preferred Stock"

(b) The annual dividend rate shall be 5 7/8% per annum of the par value of $100.00 per shares, or $5.875 per share, payable quarterly on the 15th days of October, January, April and July.

(c) The aforesaid dividends shall accrue from the date of original issue and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate of $5.875 per annum shall not have been paid upon or declared and set apart for the 5 7/8% Cumulative Preferred Stock, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared or set apart for the 5 7/8% Cumulative Preferred Stock shall be deemed to accrue from day to day.

(d) The Company, by action of its Board of Directors, may redeem the whole or any part of the 5 7/8% Cumulative Preferred Stock at any time or from time to time, at the following redemption prices:

      $110.00 per share if redeemed prior to the 5th anniversary of the date of issue;

      $105.00 per share if redeemed on and after the 5th anniversary but before the 10th anniversary of the date of issue;

      $103.00 per share if redeemed on or after the 10th anniversary but before the 15th anniversary of the date of issue; and

      $100.00 per share if redeemed on or after the 15th anniversary of the date of issue.

together with, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

If less than all of the outstanding shares of 5 7/8% Cumulative Preferred Stock are to be redeemed in pursuance of the foregoing provisions for voluntary redemption, the aggregate number of shares so to be redeemed shall be allocated in the manner specified in paragraph (d) of Section II hereof.

If less than all of the outstanding shares of 5 7/8% Cumulative Preferred Stock are to be redeemed in pursuance of the foregoing provisions for voluntary redemption, the Company shall simultaneously with such redemption redeem such proportion of the then outstanding shares of 5% Cumulative Preferred Stock and 6% Cumulative Preferred Stock as the number of shares of 5 7/8% Cumulative Preferred Stock so to be redeemed bears to the aggregate number of shares of 5 7/8% Cumulative Preferred Stock then outstanding.

The 5 7/8% Cumulative Preferred Stock shall also be redeemable at $100 per share, together in each case with an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared, through the operation of the sinking fund described in paragraph (e) of this Section IV.

(e) So long as any of the shares of the 5 7/8% Cumulative Preferred Stock shall be outstanding, the Company covenants to pay to a bank or trust company selected for that purpose by the Board of directors (hereinafter called the "5 7/8% Preferred Stock Sinking Fund Trustee") as and for a sinking fund for the retirement of shares of the 5 7/8% Cumulative Preferred Stock not later than April 1 in each calendar year commencing with the year 1962 an amount of cash equal to 4% of the aggregate par value of the largest number of shares of 5 7/8% Cumulative Preferred Stock issued at any time prior to the time of such payment. Without limitation of the rights and remedies of the holders of the 5 7/8% Cumulative Preferred Stock in case of the Company's default in respect of the foregoing sinking fund obligation, such sinking fund obligation shall be cumulative so that if for any reason the Company shall not have satisfied its full annual sinking fund obligation in any calendar year with respect to the 5 7/8% Cumulative Preferred Stock, then any such deficiency shall be added to the sinking fund obligation for the next succeeding calendar year. Any cash paid to the 5 7/8% Preferred Stock Sinking Fund Trustee shall be held by it in trust for the equal and proportionate benefit of the holders of the 5 7/8% Cumulative Preferred Stock and shall be applied by it, subject to the provisions of paragraph (f) of this Section IV, to the redemption of 5 7/8% Cumulative Preferred Stock, at $100.00 per share, together in each case with an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

(f) Every redemption of shares of 5 7/8% Cumulative Preferred Stock, whether by operation of the sinking fund provisions therefore or by voluntary action by the Company, shall be made in the manner, upon the notice and with the effect provided in paragraphs (e) and (f) of Section II hereof and all or any shares of the 5 7/8% Cumulative Preferred Stock at any time redeemed, purchased or acquired by the Company whether by operation of the sinking fund provisions of paragraph (e) of this Section IV or pursuant to paragraph (f) of this Section IV shall not under any circumstances be reissued or otherwise disposed of by the Company and each surrendered certificate for shares of 5 7/8% Cumulative preferred Stock so redeemed shall be canceled and retired in the manner permitted by law.

(g) Whenever full dividends on the shares of the 5 7/8% Cumulative Preferred stock at the time outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and set apart for payment, and provided that the Company shall not be in default in respect of any sinking fund payment with respect to the 5 7/8% Cumulative Preferred Stock, then and only then (subject to the provisions of subparagraph (h), (B), (b) of this Section IV, such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for payment of dividends; provided, however, that so long as any shares of the 5 7/8% Cumulative Preferred Stock are outstanding, the Company shall not pay any dividends (other than dividends payable in Common Stock or in any other stock of the Company junior to the 5 7/8% Cumulative Preferred Stock as to assets and dividends)or make any distribution on, or purchase, or redeem, retire or otherwise acquire for value, any of its Common Stock or other stock junior to the 5 7/8% Cumulative Preferred Stock, if after giving effect to any such payment, distribution, purchase, redemption, retirement or acquisition the aggregate amount of such dividends, distributions, purchases and acquisitions, paid or made since June 30, 1960, including the amount then proposed to be expended for any such purpose, together with all other charges to earned surplus since June 0, 1960, exceeds the sum of the aggregate of (i) $100,000; (ii) credits to earned surplus since June 30, 1060; (iii) amounts credited to capital surplus after June 30,1960 arising from the donation to the Company of cash or securities (other than securities of the Company junior to the 5 7/8% Cumulative Preferred Stock) or transfers of amounts from earned surplus to capital surplus and (v) the aggregate net cash proceeds, or the fair value of any property other than cash, received by the Company from the sale of shares or any other security of the Company junior to the 5 7/8% Cumulative Preferred Stock. In computing the amount available for any such dividend, distribution, purchase, redemption, retirement or acquisition, charges and credits to earned surplus shall be made in accordance with sound accounting practice.

(h) (A) So long as any shares of the 5 7/8% Cumulative Preferred Stock are outstanding, the Company shall not without the consent (given at a meeting duly called and held for that purpose) of the holders of at least two-thirds of the total number of shares of 5 7/8% Cumulative Preferred Stock then outstanding;

     (a) create or authorize any stock ranking prior to or on a parity with the 6% Cumulative Preferred Stock or the 5% Cumulative Preferred Stock or the 5 7/8% Cumulative Preferred Stock as to assets or dividends, or create or authorize any security convertible into, or evidencing the right to purchase, shares of any such stock, or increase the total authorized amount of 5 7/8% Cumulative Preferred Stock; or

     (b) amend, alter, change or repeal any of the rights, privileges, preferences, powers, terms and conditions of the 5 7/8% Cumulative Preferred Stock in any manner which would be prejudicial to the holders hereof; or

     (c) sell, lease, transfer or convey all or the greater part of the Company's property or business; or

     (d) merge or consolidate with or into any other corporation in such manner that the Company does not survive as a continuing entity, if thereby the rights, privileges, preferences, powers, terms or conditions of the 5 7/8% Cumulative Preferred Stock would be adversely affected, or if there would, thereupon, be authorized or outstanding securities which the Company, if it owned all of the properties then owned by the resulting corporation, could not create without the vote or consent of the holders of the 5 7/8% Cumulative Preferred Stock.

(B) So long as any shares of the 5 7/8% Cumulative Preferred Stock are outstanding, the Company shall not, without the consent (given at a meeting duly called and held for that purpose) of the holders of a majority of the total number of shares of 5 7/8% Cumulative Preferred Stock then outstanding.

     (a) issue or sell any additional shares of 5 7/8% Cumulative Preferred Stock, or any shares of any stock ranking prior to or on a parity with the 5 7/8% Cumulative Preferred Stock as to assets or dividends, unless after giving effect to such proposed issue or sale, (i) the net earnings of the Company available for interest and dividends, determined in accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provisions for depreciation" as hereinafter defined, for twelve (12) consecutive calendar months out of fifteen (15) months immediately preceding shall be at least one and one-half (1 1/2) times the sum of (x) the aggregate annual interest requirements on all indebtedness of the Company then outstanding and (y) the aggregate annual dividend requirements on all shares of 5 7/8% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 5 7/8% Cumulative Preferred Stock, to be outstanding; and (ii) the Company's net earnings available for dividends, determined in accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provisions for depreciation" as hereinafter defined, for twelve (12) consecutive calendar months out of the fifteen (15) months immediately preceding, shall be at least two and one-half (2 1/2) times the aggregate annual dividend requirements on all shares of 5 7/85 Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 5 7/8% Cumulative Preferred Stock, to be outstanding; and (iii) the total of the Company's capital represented by the then outstanding shares of its stock ranking junior to the 5 7/8% Cumulative Preferred Stock, plus the Company's surplus and any amounts carried as premium on capital stock, would be at least equal to the resulting aggregate par value, or in case of stock without par value, the preference on involuntary liquidation, of all shares of 5 7/8% Cumulative Preferred Stock, which would b outstanding after giving effect to such proposed issue or sale; or

     (b) declare or pay any dividends (other than dividends payable in stock ranking junior to the 5 7/8% Cumulative Preferred Stock as to assets and dividends) or make any distribution on, or purchase, or redeem, retire or otherwise acquire for a consideration, any shares of any kind of stock ranking junior to the 5 7/8% Cumulative Preferred Stock as to assets or dividends, and then only if after such action the aggregate par value or, in the case of stock without par value, the preference on involuntary liquidation of all outstanding shares of 5 7/8% Cumulative Preferred Stock would not exceed the sum of (i) the total capital of the Company represented by the then outstanding stock ranking junior to the 5 7/8% Cumulative Preferred Stock as to assets and dividends and (ii) the surplus of the Company and any amounts carried as premium on its capital stock.



CERTIFICATE OF INCREASE OF CAPITAL

General Laws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed., Sections A39 and 41

We, Joseph T. Kelley, Vice President and J. Richard Cottrell, Assistant Treasurer and K.D. Knowblock, Robert w. McCracken, Joseph T. Kelley, J.c. Donnelly and F.A. O'Neill being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight (Chapter 164 Section 10) of the General Laws, Ter. Ed., do hereby certify that a meeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of five hundred thousand dollars, and that the same has all been paid in on August 8, 1960.

      The total amount of capital stock already authorized is

    7935   (shares preferred.
  137161   (shares common.

     The amount of fully paid capital stock already issued for cash is

    7935   (Shares preferred.*
  137161   (shares common.

   *1089 shares of preferred stock have been redeemed in accordance with sinking fund provisions.

      The amount of fully paid capital stock already issured for property is

       0   (Shares preferred.
       0   (Shares common.

      The amount of additional capital stock authroized is

    5000   (Shares preferred**
           (Shares common.


**5 7/8 Cumulative Preferred of a par value of $100.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY,we have signed our neames, this eighth day of August in the year 1960.
Filed in the office of the Secretary of the Commonwealth .  August 8, 1960.

I hereby approve the within certificate, this 8th day of August 1960. Commissioner or Corporations and Taxation

THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION
235 STATE HOUSE BOSTON 33


ARTICLES OF AMENDMENT

This certificate must be submitted to the Commissioner of Corporations and Taxation within thirty days after the date of the vote of stockholders, in accordance with General Laws, Chapter 156, Section 43. FEE for filing certificate providing for a change of shares with par value to shares without par value, whether or not the capital is changed thereby, one cent for each share without par value resulting from such change, less an amount equal to one twentieth of one percent of the total par value of the shares so changed; but not in any case less than %25.00. The fee for filing all other amendments is $25.00 Make check payable to THE COMMONWEALTH OF MASSACHUSETTS

WE Joseph T. Kelley, Vice President, J. Richard Cottrell, Ass't. Treasurer and K.D. Knoblock, Robert W. McCracken, Joseph T. Kelley, J. Cl Donnelly and F. A. O'Neill

the Berkshire Gas Company being a majority of the Directors of located at Pittsfield, Massachusetts, in compliance with the provisions of General Laws, Chapter 156, do hereby certify that at a meeting of the stockholders of the corporation, duly called for the purpose, held on July 20, 1960 by the affirmative vote of 5642 shares of the preferred stock and of 103326 shares of the common stock of the corporation, being at least a majority of all the stock outstanding and entitled to vote, the following amendment or alteration in the Agreement of Association and Articles of Organization of the corporation was duly adopted, namely:

the Charter, Agreement of Association and Articles of Organization of this Company be, and they hereby are, amended by amending the Statement of the Designations, Preferences and Voting Powers or Restrictions or
Qualifications of the Capital Stock of the Company in the following manner:

      "(a) Introductory Paragraph. The number '7,935' is deleted and the number '12,935' is substituted in lieu thereof.

      "(b) Section I(a). The words 'and in Section IV hereof with respect to the 5-7/8% Cumulative Preferred Stock.' are inserted after the words '6% Cumulative Preferred Stock.'

      "(c) Section I(e) (B). The words 'or by paragraph (e) of Section IV hereof in respect of the 5 7/8% Cumulative Preferred Stock' are inserted after the words '6% Cumulative Preferred Stock.'

      "(d)  Section I(e) (C).  The words 'and under paragraph (e) of
Section IV hereof in respect of the 5-7/8% Cumulative Preferred Stock' are inserted after the words '6% Cumulative Preferred Stock.'

      "(e) Section I (e) (F). The words 'and paragraph h of section IV hereof' are inserted after the words 'Section III hereof.'

      "(f) Section II(d). The words 'and 5-7/8% Cumulative Preferred Stock' are inserted after the words '6% Cumulative Preferred Stock' in the next to the last paragraph.

      "(g) Section III(d). The words 'and 5-7/8% Cumulative Preferred Stock' are inserted after the words '5% Cumulative Preferred Stock' in the next to the last paragraph.

      "(h) By adding Section IV which is inserted after Section III, which Section IV is hereto annexed and incorporated as a part of this resolution with the same force and effect as though herein set forth in full."



We, Joseph T. Kelley, Vice-President, J. Richard Cottrell, Asst. Treasurer and Joseph T. Kelley, J.C. Donnelly, K.D. Knoblock, W. Barton Cummings, Leonard Milano, and Robert W. McCracken

being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight (Chapter 164 Section10) of the General Laws, Ter. Ed., do hereby certify that ameeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of 274,320. dollars, and that the same has all been paid in on June 6, 1962 (give date).

The total amount of capital stock already authorized is
 12,935   (shares preferred.
137,161   (shares common.

The amount of fully paid capital stock already issured for cash is
 12,935   (shares preferred.
137,161   (shares common.
  2,123 shares of preferred stock have been redemmed in accordance with the sinking fund provision

The amount of fully paid capital stock already issued for property is
  none    (shares preferred.
  none    (shares common.

The amount of additional capital stock authorized is
          (shares preferred.
 27,432   (shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 6 day of June in the year 1962.

WRITE NOTHING BELOW
Berkshire Gas Company, The
CERTIFICATE OF INCREASE OF CAPITAL
General Lawws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed., Sections 39 and 41

Filed in the office of the Secretary of the Commonwealth June 11, 1962

I hereby approve the within certificate this 11th day of June 1962

/s/

Comminissioner of Corporations and Taxation



THE COMMONWEALTH OF MASSACHUSETTS
Kevin H. White, SECRETARY OF THE COMMONWEALTH
STATE HOUSE, BOSTON, MASSACHUSETTS 02133
ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156B, SECTION 43

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, J.T. Kelley, Vice President, and J.R. Cottrell, Clerk of The Berkshire Gas Company located at 20 Elm Street, Pittsfield, Massachusetts do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 26, 1965, by a vote of:

      122,046 shares of common stock, out of 164,593 shares outstanding, being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.

"RESOLVED, That the Charter, Agreement of Association and Articles of Organization of this Company be, and they hereby are, amended by

      "(a) reducing the capital stock of this Company by the redemption and cancellation of all of the 5%, 5-7/8% and 6% Cumulative Preferred Stock, par value $100, of the Company;

      "(b) increasing the capital stock of the Company by creating and issuing 15,000 shares of 4.80% Cumulative Preferred Stock, par value $100 per share; and

      "(c) deleting the Statement of the Designations, Preferences and Voting Powers or Restrictions or Qualifications of the capital stock of the Company and by substituting in lieu thereof, the following:

THE BERKSHIRE GAS COMPANY
STATEMENT OF THE DESIGNATIONS, PREFERENCES AND VOTING POWERS OR RESTRICTIONS OR QUALIFICATIONS OF THE CAPITAL STOCK OF THE COMPANY

The authorized capital stock of the Company shall include, in addition to the common capital stock heretofore authorized, 15,000 shares of Cumulative Preferred Stock, of the par value of $100 per share, with the following designations, preferences, voting powers, restrictions and qualifications:

SECTION 1.

Provisions Applicable to All Shares of Cumulative Preferred Stock.

      (a) All shares of Cumulative Preferred Stock shall be of equal rank with each other, regardless of class, and shall be identical with each other in all respects except as otherwise provided herein; and the shares of Cumulative Preferred Stock of any one class shall be identical with each other in all respects.

      (b) In case of the stated dividends on each class of Cumulative Preferred Stock are not paid in full, the shares of each class of Cumulative Preferred Stock shall share ratably in the payment of dividends,including accumulations thereof, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

      (c) The Cumulative Preferred Stock of each class shall be preferred as to assets over the Common Stock, so that the holders of each class of Cumulative Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of Common Stock, an amount in cash equal to and in no event more than (1) in the event of any volntary liquidation, dissolution or winding up of the Company, the redemption price of such class of the Cumulative Preferred Stock which would have been in effect at the time of the distribution or payment date if there had been no such liquidation, dissolution or winding up of the Company, or (2) in the event of involuntary liquidation, dissolution or winding up of the Company,the sum of $100 per share, plus in each case an amount equal to all dividends accrued and unpaid to the date of such liquidation, disslution or winding up, whether or not earned or declared.

      If upon any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to permit the distribution in full of the amount receivable by the holders of each class of the Cumulative Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of each class of the Cumulative Preferred Stock in proportion to the amounts which they would be entitled to receive if such assets were sufficient to permit distribution in full as aforesaid.

      In the event of any liquidation, dissolution or winding up of the Company, all assets and funds of the Company remaining after paying or providing for the payment of all creditors of the Company and after paying or providing for the payment to the holders of shares of each class of the Cumulative Preferred Stock of the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective shares.

      Neither the consolidation nor merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets shall in and of itself be deemed to be a liquidation, dissolution or winding up of the Company for the purposes of this paragraph (c).

      (d) No holder of shares of Cumulative Preferred Stock of any class shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issues of any stock of any class, series or kind whatsoever, or securities convertible into stock of any class, series or kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services by way of dividends, or otherwise.

      (e) (A) At all meetings of the stockholders of the Company, the holders of shares of Cumulative Preferred Stock of any class shall have no right to vote and shall not be entitled to notice of any meeting of the stockholders of the Company or to participate in any such meeting except as herein otherwise expressly provided and except for those purposes, if any,for which said rights cannot be denied or waived under some mandatory provisions of law which shall be controlling.

      (B) If and when dividends payable on any shares of Cumulative Preferred Stock of any class shall be in default in an amount equivalent to or exceeding four (4) full quarterly dividends (whether consecutive or not), the holders of the shares of all classes of the Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the shares of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Company, anything herein or in the By-Laws to the contrary notwithstanding. The terms of office of all persons who may be directors of the Company at the time shall terminate upon the election of one or more directors by the holders of the shares of the Cumulative Preferred Stock whether or not the holders of the shares of the Common Stock shall then have elected the remaining directors of the Company.

      (C) If and when all dividends then in default on the shares of the Cumulative Preferred Stock of all classes then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable) and the full dividends on each class of the Cumulative Preferred Stock for the then current quarterly dividend period shall have been declared or paid or set apart for payment, the holders of the shares of all classes of Cumulative Preferred Stock shall be divested of all voting rights with respect to the election of directors provided in sub-paragraph (B) of this paragraph (e), and the voting power of the holders of the shares of all classes of Cumulative Preferred Stock and the holders of the shares of the Common Stock shall revert to the status existing before the first dividend payment on which dividends on the shares of all classes of Cumulative Preferred Stock were not paid in full; but always subject to the same provisions vesting such voting rights in the holders of the shares of all classes of Cumulative Preferred Stock in case of further like default or defaults on dividends thereon, as provided in subparagraph (B) of this paragraph (e). Upon the termination of any such voting rights as hereinabove provided, the terms of office of all persons who may have been elected directors of the Company by vote of the holders of the shares of all classes of Cumulative Preferred Stock as a class, pursuant to such voting rights, shall forthwith terminate and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

      Any director who shall have been elected by the holders of all classes of Cumulative Preferred Stock or by any directors so elected as herein provided may be removed during his aforesaid term of office, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of all classes of Cumulative Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled by the holders of such stock represented as such meeting.

      (D) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of all classes of Cumulative Preferred Stock, as a class, pursuant to the foregoing provisions of subparagraph (B) of this paragraph (e), the remaining directors elected by the holders of the shares of all classes of Cumulative Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there by but one, may, subject to the provisions of subparagraph
(C) of this paragraph (e), elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of the Common Stock pursuant to the foregoing provisions of subparagraph (D) of this paragraph (e), the remaining directors elected by the holders of the Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

      (E) Whenever under the provisions of subparagraph (B) of this paragraph (e), the right shall have accrued to the holders of the shares of all classes of Cumulative Preferred Stock to elect directors. The Board of Directors shall, within ten (10) days after the delivery to the Company at its principal office of a request to such effect by any holder of shares of any class of Cumulative Preferred Stock entitled to vote, call a special meeting of the stockholders, to be held on 20 days' notice. If such meeting shall not be so called within such ten-day period, the holders of record of at least 10% in amount of any class of Cumulative Preferred Stock then outstanding, may designate in writing one of their number to call such meeting and the same may be called at the expense of the Company by such persons so designated, upon 20 days' notice. Any holders of any class of Cumulative Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to these provisions. At all meetings of stockholders held for the purpose of electing directors during such time as the holders of the shares of all classes of Cumulative Preferred Stock shall have the special right, voting separately as a class, to elect directors pursuant to subparagraph (B) of this paragraph (e), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of stock (i.e. Cumulative Preferred Stock and Common Stock) shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class of the necessary quorum of the holders of such stock is present in person or by proxy at such meeting; and provided further that in the event such a quorum of the holders of the shares of the Common Stock is present but such a quorum of the holders of the shares of all classes of Cumulative Preferred Stock is not present then the election of the directors elected by the holders of the shares of the Common Stock shall not be effective and the directors so elected by the holders of the shares of the Common Stock shall not assume their offices and duties until the holders of the shares of all classes of Cumulative Preferred Stock, with such a quorum present, shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice for the next annual meeting of the Company or a special meeting in lieu thereof. Notwithstanding the foregoing, to the extent permitted by law the holders of the shares of all classes of Cumulative Preferred Stock, by unanimous written consent, may elect such number of directors as they shall be entitled to elect under the provisions of subparagraph (B) of this paragraph
(e), without the necessity of a meeting or the observance of the aforesaid notice provisions.

      (F) Except as otherwise required by the laws applicable to the Company and subject to the right of the Cumulative Preferred Stock of all classes
(i) to vote in certain events as herein-before set forth in this paragraph
(e) and (ii) not to have certain corporate action taken without the consent of the holders thereof as set forth herein, the Common Stock shall have the exclusive voting rights for the election of directors and for all other purposes. The Company shall have no voting rights with respect to shares of Cumulative Preferred Stock of all classes held in the treasury of the Company.

SECTION II.

      Provisions Applicable to All Shares of 4.80% Cumulative Preferred
Stock.

      (a) The 15,000 shares of the Cumulative Preferred Stock initially issued shall be designated as "4.80% Cumulative Preferred Stock".

      (b) The annual dividend rate shall be 4.80% per annum of the par value of $100 per share, or $4.80 per share per annum, payable quarterly on the 15th days of October, January, April and July.

      (c) The aforesaid dividends shall accrue from the date of original issue and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate of $4.80 per annum shall not have been paid upon or declared and set apart for the 4.80% Cumulative Preferred Stock, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared or set apart for the Common Stock. Dividends on the 4.80% Cumulative Preferred Stock shall be deemed to accrue from day to day.

      (d) The Company, by action of its Board of Directors, may redeem the whole or any part of the 4.80% Cumulative Preferred Stock at any time or from time to time, at the following redemption prices:

      $104.80 per share if redeemed prior to the fifth anniversary of the date of original issue;
      $103.60 per share if redeemed on or after the fifth anniversary but before the tenth anniversary of the date of original issue;
      $102.40 per share if redeemed on or after the tenth anniversary but before the fifteenth anniversary of the date of original issue; and
      $101.20 per share, if redeemed on or after the fifteenth anniversary, but before the twentieth anniversary of the date of original issue;
      and thereafter at par,
together with, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

      If less than all of the outstanding share of 4.80% Cumulative Preferred Stock are to be redeemed in pursuance of the foregoing provisions for voluntary redemption, the aggregate number of share so to be redeemed shall be allocated by the Company among the registered holders of such Stock at the time outstanding, to the nearest share, in the proportion that their respective holdings bear to the aggregate number of share of such Stock at the time outstanding, provided that if the number of such registered holders shall be more than twenty, the shares to be redeemed shall be determined by lot in such usual manner as the Board of Directors shall deem proper.

      (e) At least 30 days prior to the date fixed for redemption, notice of every redemption shall be mailed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Company. If selection of the shares to be redeemed is required to be made by lot, at least 30 days' previous notice of every redemption shall also be given by appropriate publication at least once in a daily newspaper printed in the English language and of general circulation in the City of Boston, Massachusetts.

      The notice so mailed shall state the date fixed for redemption (hereinafter called the redemption date), shall state the applicable redemption price and amount of all accrued dividends payable on the redemption date and shall call upon each stockholder to whom such notice shall be addressed to surrender to the Company on the redemption date, at the place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption.

      On or after the redemption date each holder of shares of 4.80% Cumulative Preferred Stock so called for redemption shall present and surrender his certificate or certificates for such shares to the Company at the place designated in the foregoing written notice and thereupon the redemption price of such shares together with the amount of accrued dividends thereon payable on the redemption date shall be paid to or on the order of the person whose name appears on the certificate or certificates as the owner thereof. In case less than all the shares represented by any such certificate are redeemed a new certificate shall be issued representing the unredeemed shares. If notice of redemption shall have been duly given as hereinbefore provided, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefore, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the redemption date, the shares represented thereby shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest.

      Provided, however, that the Company may, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice and at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the Commonwealth of Massachusetts, doing business in the City of Boston, Massachusetts, having capital, surplus and undivided profits aggregating at least $5,000,000, in which case the aforesaid redemption notice to be mailed to the holders of record of the shares to be redeemed shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing the shares so to be redeemed at such place on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the amount payable on the redemption thereof. Upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of all the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest.

      In case any holder of shares of the 4.80% Cumulative Preferred Stock which shall have been called for redemption as provided herein shall not within six years of the date of redemption thereof or the date of such deposit with a bank or trust company, whichever is earlier, claim the amount so set aside or deposited in trust, as the case may be, for the redemption of such shares, such bank or trust company shall upon demand, pay over to the Company any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof and the Company shall not be required to hold the amount so paid over to it, or any amount so set aside by it for the redemption of such shares, separate and apart from its other funds, and thereafter except as may be otherwise provided by law, the holders of such shares of 4.80% Cumulative Preferred Stock shall look only to the Company for payment of the redemption price thereof, without interest. (f) Subject to the provisions of subparagraph (h)(C) below, so long as any of the shares of the 4.80% Cumulative Preferred Stock shall be outstanding, the Company shall between August 1 and August 10 in each year commencing 1970 offer to purchase o the next ensuing September 15, a total of 450 shares (or such lesser amount as may be outstanding) of 4.80% Cumulative Preferred Stock as the par value thereof plus unpaid accumulated dividends to the date of purchase from the 4.80% Cumulative Preferred stockholders of record as of the close of business on the preceding July 31 (except that if July 31 is a Saturday, Sunday or holiday then the immediate preceding business day). The Company shall offer to purchase from each such stockholder that proportion of the total number of shares of 4.80% Cumulative Preferred Stock offered to be purchased which such stockholder's number of shares of 4.80% Cumulative Preferred Stock bears to the total number of such shares outstanding, provided that the Company shall not be obligated to offer to purchase a fraction of a share. Such offer shall state that it is made pursuant to the purchase provision of this paragraph (f) for the retirement of 4.80% Cumulative Preferred Stock, and shall contain a brief summary of the terms upon which tenders will be accepted, as herein provided, including a statement that all offers may be accepted by tenders in part. Tenders pursuant to any such offer must be made in writing received by the Company at least five business days before the next ensuing September 15. If the aggregate number of shares of 4.80% Cumulative Preferred Stock tendered for sale and purchased as aforesaid in any year is less than the number of shares offered to be purchased by the Company pursuant to the provisions of this paragraph, the Company's obligation in respect of such purchase offers for such year shall be discharged by the purchase of the shares tendered, and the fact that the remainder of the shares offered to be purchased hereunder are not tendered and purchased shall not increase the number of shares to be purchased in subsequent years.

      (g) Whenever full dividends on the shares of the 4.80% Cumulative Preferred Stock at the time outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and set apart for payment, and provided that the Company shall have made stock purchase offers and purchases for all past years and for the current year as provided in paragraphs (f) and (h) (C) hereof with respect to the 4.80% Cumulative Preferred Stock, then, and only then (subject to the provisions of subparagraph (h) (B) (b) below), such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of dividends; provided, however, that so long as any shares of the 4.80% Cumulative Preferred Stock are outstanding, the Company shall not pay any dividends (other than dividends payable in Common Stock or in any other stock of the Company junior to the 4.80% Cumulative Preferred Stock as to assets and dividends) or make any distribution on, or purchase, or redeem, retire or otherwise acquire for value, any of its Common Stock or other stock junior to the 4.80% Cumulative Preferred Stock, if after giving effect to any such payment, distribution, purchase, redemption, retirement or acquisition the aggregate amount of such dividends, distributions, purchases, redemptions, retirements and acquisitions, paid or made since June 30, 1964, including the amount then proposed to be expended for any such purpose, together with all other charges to earned surplus since June 30, 1964, would exceed the sum of the aggregate of (i) credits to earned surplus since June 30, 1964,
(ii) amounts credited to capital surplus since June 30, 1964 arising from the donation to the Company of cash or securities (other than securities of the Company junior to the 4.80% Cumulative preferred Stock) or transfers of amounts from earned surplus to capital surplus, (iii) the aggregate net cash proceeds, or the net fair value of any property other than cash, received by the Company from the sale since June 30, 1964 of shares or any other securities of the Company junior to the 4.80% Cumulative Preferred Stock, and (iv) $200,000. In computing the amount available for any such dividend, distribution, purchase, redemption, retirement or acquisition, charges and credits to earned surplus shall be made in accordance with sound accounting practice.

      (h) (A) So long as any shares of the 4.80% Cumulative Preferred Stock are outstanding, the Company shall not without the consent (given at a meeting duly called and held for that purpose) of the holders of at least two-thirds of the total number of shares of 4.80% Cumulative Preferred Stock then outstanding;

      (a) create or authorize any stock ranking prior to or on a parity with the 4.80% Cumulative Preferred Stock, as to assets or dividends, or create or authorize any security or right convertible into, or evidencing the right to purchase, shares of any such stock, or increase the total authorized amount of 4.80% Cumulative Preferred Stock; or

      (b) amend, alter, change or repeal any of the rights, privileges, preferences, powers, terms and conditions of the 4.80% Cumulative Preferred Stock in any manner which would be prejudicial to the holders thereof; or

      (c) sell, lease, transfer or convey all or the greater part of the Company's property or business; or

      (d) merge or consolidate with or into another corporation in such manner that the Company does not survive as a continuing entity, if thereby the rights, privileges, preferences, powers, terms or conditions of the 4.80% Cumulative Preferred Stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which the Company, if it owned all of the properties then owned by the resulting corporation, could not create without the vote or consent of the holders of the 4.80% Cumulative Preferred Stock.

      (B) So long as any shares of the 4.80% Cumulative Preferred Stock are outstanding, the Company shall not, without the consent (given at a meeting duly called and held for that purpose) of the holders of a majority of the total number of shares of 4.80% Cumulative Preferred Stock then outstanding;

      (a) issue or sell any additional shares of 4.80% Cumulative Preferred Stock, including shares held in the treasury of the Company, or any shares of any stock ranking prior to or on a parity with the 4.80% Cumulative Preferred Stock as to assets or dividends, or any security or right convertible into, or evidencing the right to purchase, shares of any such stock, unless, after giving effect to such proposed issue or sale, (i) the net earnings of the Company available for interest and dividends determined in accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provision for depreciation" as hereinafter defined, for twelve (12) consecutive calendar month out of fifteen (15) months immediately preceding shall be at least one and one-half (1 1/2) times the sum of (x) the aggregate annual interest requirements on all "long-term indebtedness", as hereinafter defined, of the Company then outstanding and (y) the aggregate annual dividend requirements on all shares of 4.80% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with 4.80% Cumulative Preferred Stock, to be outstanding; and (ii) the Company's net earnings available for dividends, determined in accordance with sound accounting practice after all taxes and after provision for depreciation and amortization at least equal to the "minimum provisions for depreciation", as hereinafter defined, for twelve (12) consecutive calendar months out of the fifteen (15) months immediately preceding shall be at least two and one-half (2 1/2) times the aggregate annual dividend requirements on all shares of 4.80% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with 4.80% Cumulative Preferred Stock , to be outstanding; and (iii) the total of the Company's capital represented by the then outstanding shares of its stock ranking junior to the 4.80% Cumulative Preferred Stock, plus the company's surplus and any amounts carried as premium on capital stock, would be at least equal to the resulting aggregate par value, or in case of stock without par value, the preference on involuntary liquidation, of all shares of 4.80% Cumulative Preferred Stock, and all shares of any stock ranking prior to or on a parity with 4.80% Cumulative Preferred Stock, which would be outstanding after giving effect to such proposed issue or sale; or

      (b) declare or pay any dividends (other than dividends payable in stock ranking junior to 4.80% Cumulative Preferred Stock as to assets and dividends) or make any distribution on, or purchase, or redeem, retire or otherwise acquire for a consideration, any shares of any kind of stock ranking junior to the 4.80% Cumulative Preferred Stock as to assets or dividends, unless after such action an amount equal to twice the aggregate par value or in the case of stock without par value, an amount equial to twice the preference on involuntary liquidation of all outstanding share of 4.80% Cumulative Preferred Stock would not exceed the sum of (i) the total capital of the Company represented by the then outstanding stock ranking junior to 4.80% Cumulative Preferred Stock as to assets and dividends and
(ii) the surplus of the Company and any amounts carried as premium on its capital stock.

The term "minimum provision for depreciation" shall mean, for any twelve month's period, an amount equial to 2% of the average gross depreciable plant property account of the Company during such period. The term "long term indebtedness" shall mean all indebtedness which by its terms matures more than one year from the date as of which any calculation of long term indebtedness is made, and any indebtedness maturing within one year from such date which is renewable or extendible at the option of the obligor to a date beyond one year from such date.

      (C) So long as dividends shall be in arrears on the 4.80% Cumulative Preferred Stock outstanding, the Company shall not, without the consent of the holders of a majority of the total number of shares of such stock then outstanding, purchase, offer to purchase, redeem, retire or otherwise acquire for a consideration any shares of 4.80% Cumulative Preferred Stock or of any stock ranking prior to or on a parity with the 4.80% Cumulative Preferred Stock as to assets or dividends. In the event of such arrears, the obligation of the Company to offer to purchase shares of 4.80% Cumulative Preferred Stock in each year as provided in paragraph (f) above shall be cumulative and if the Company shall not purchase or offer to purchase the number of shares required by such paragraph in any year by reason of an arrearage of dividends as aforesaid, it shall make an offer to purchase such shares promptly after all dividends in arrears shall be a paid or declared or set apart for payment or the aforesaid consent shall have become effective. Such deferred offer shall state that the Company will purchase such share on a date 45 days after the date of such offer at the par value thereof plus unpaid accumulated dividends thereon to the date of purchase and shall otherwise be upon the same terms and conditions and shall contain the same statements provided in respect of other offers made pursuant to the purchase fund provisions of paragraph (f) above.

      (D) A consent of the character referred to in subparagraphs (A), (B) or (C) above shall also be deemed to be effective upon the consent in writing, without a meeting, of all the then outstanding shares of 4.80% Cumulative Preferred Stock.

      (E) The foregoing provisions as to vote or consent shall not apply if, in connection with any of the matters mentioned in subparagraphs (A),
(B) or (C) above, provision is to be made for the redemption or retirement of all the outstanding 4.80% Cumulative Preferred Stock.

      (F) From time to time, and without limitation of other rights and powers of the Company as provided by law, the Company may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the 4.80% Cumulative Preferred Stock, or may increase the authorized amount of the 4.80% Cumulative Preferred Stock or of the Common Stock or of any other class of stock of the Company or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of the shares of the 4.80% Cumulative Preferred Stock or of the Common Stock, or of any other class of stock of the Company, upon the vote, given at a meeting called for that purpose, of the holders of a majority of the shares of stock then entitled to vote thereon or upon such other vote of the holders of a majority of the shares of stock then entitled to vote thereon or upon such other vote of the holders of the shares of stock then entitled to vote thereon as may then be provided by law; provided that the consent of the holders of the shares of the 4.80% Cumulative Preferred Stock, required by the provisions of subparagraphs (A), (B) and (C) of paragraph (h) hereof, if any such consent to be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of the shares of the Common Stock shall not be subject to amendment, alteration, change or repeal without the consent A(given in writing or by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Common Stock then outstanding.

      (G) For the purposes of paragraph (h) of this Section II, outstanding shares of the 4.80% Cumulative Preferred Stock shall not include shares held in the treasury of the Company.

      (i) All or any shares of the 4.80% Cumulative Preferred Stock at any time redeemed, purchased or acquired by the Company may thereafter, in the discretion of the Board of Directors subject to subparagraph (h)B)(a) above, be reissued or otherwise disposed of at any time or from time to time to the extent and in the manner now or hereafter permitted by law, provided that any such shares acquired by operation of the purchase provisions of paragraph (f) of this Section II shall not under any circumstances be reissued or otherwise disposed of by the Company and each surrendered certificate for shares so redeemed shall be cancelled.

      (j) The rights and remedies herein granted to holders of the 4.80% Cumulative Preferred Stock shall be in addition to all other rights and remedies to which they may be otherwise entitled by law.



We, Kenneth D. Knoblock, President, Frank A. O'Neill,Treasurer and
Joseph T. Kelley                John W. Bond
K.D. Knoblock                   F.A. O'Neill
Leonard Milano                  Robert W. McCracken

being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section thirty-nine of chapter one hundred and fifty-eight (Chapter 164 Section10) of the General Laws, Ter. Ed., do hereby certify that ameeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of $1,500,000.00 dollars, and that the same has all been paid in on October, 28, 1965 (give date).


The total amount of capital stock already authorized is
        (shares preferred.
164,593 (shares common.

The amount of fully paid capital stock already issured for cash is
        (shares preferred.
164,593 (shares common.

The amount of fully paid capital stock already issued for property is none (shares preferred.
none (shares common.

The amount of additional capital stock authorized is 15000 (shares preferred.
       (shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 16 day of November in the year 1965.

WRITE NOTHING BELOW
Berkshire Gas Company, The
CERTIFICATE OF INCREASE OF CAPITAL
General Lawws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed., Sections 39 and 41

Filed in the office of the Secretary of the Commonwealth November 16, 1965

I hereby approve the within certificate this November 16,1965

/s/
   --------------------------------

Comminissioner of Corporations and Taxation



THE BERKSHIRE GAS COMPANY
CERTIFICATE OF REDUCTION OF CAPITAL
General Laws Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed., Sections 40 and 41 filed in the office of the Secretary of the Commonwealth . November 19, 1965.
I hereby and approve the within certificate, this 19th day of November.

We, Kenneth D. Knoblock, President, Frank A. O'Neill,Treasurer and
          J. T. Kelley          John W. Bond
          K.D. Knoblock         F.A. O'Neill
          Leonard Milano        Robert W. McCracken

being a majority of the Directors of The Berkshire Gas Company in compliance with the provisions of section forty of chapter one hundred and fifty-eight of the General Laws, Ter. Ed., do hereby certify that a meeting of the stockholders called for the purpose the capital stock of said corporation has been decreased by the amount of $1,293,500.00 dollars,

The total amount of capital stock already authorized is
 12,935    (shares preferred.
164,593    (shares common.

The amount of fully paid capital stock already issured for cash is
 12,935    (shares preferred.
164,593    (shares common.

The amount of fully paid capital stock already issued for property is
 none      (shares preferred.
 none      (shares common.

The amount by which the capital stock authorized is to be reduced is
 12,935    (shares preferred.
           (shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 16 day of November in the year 1965.

WRITE NOTHING BELOW
Berkshire Gas Company, The
CERTIFICATE OF INCREASE OF CAPITAL
General Lawws, Chapter 164, Ter. Ed., Section 10 and Chapter 158, Ter. Ed., Sections 39 and 41

Filed in the office of the Secretary of the Commonwealth November 16, 1965

I hereby approve the within certificate this November 16,1965

/s/

Comminissioner of Corporations and Taxation



stamp
John F. X. Davoren
Secretary of the Commonwealth

The Commonwealth of Massachusetts
Office of the Secretary
State House, Boston 02133

MAR 27, 1972

A true Copy Witnessed under the Great Seal of the Commonwealth of Massachusetts.

/s/ John F. X. Davoren
    -------------------------------
    John F. X. Davoren
    Secretary of the Commonwealth.

/s/ Archie D. Dickerson
    -------------------------------
    Archie D. Dickerson
    Deputy Secretary.


THE COMMONWEALTH OF MASSACHUSETTS
JOHN F. X. DAVOREN
Secretary of the Commonwealth
STATE HOUSE BOSTON, MASS.

CERTIFICATE OF INCREASE OF CAPITAL
General Laws, Chapter 164, Ter. Ed., Section 10
and Chapter 158, Ter. Ed., Sections 39 and 41

We, Joseph T. Kelley President, J. Richard Cottrell Treasurer and Joseph T. Kelley, Leonard Milano, George L. Nye, John W. Bond,Sidney M. Schreiber, K.
D. Knoblock being a majority of the Directors of The Berkshire Gas Company in Compliance with the provisions of the General Laws, Chapter 164, Section 10 and Chapter 158, Sections 39 and 41, do hereby certify that at a meeting of the stockholders called for the purpose the capital stock of said corporation has been increased by the amount of Two hundred seventy-four thousand three hundred twenty ($274,320) dollars, and that same has all been paid in on March 9th 1972.

The total amount of capital stock already authorized is Fifteen
thousand (15,000)                  (shares preferred.
One hundred sixty-four thousand five hundred ninety-three
(164,593)                          (shares common.
The total amount of fully paid capital stock already
issued for cash is Fifteen thousand (15,000)  (shares preferred.
One hundred sixty-four thousand five hundred ninety-three
(164,593)                          (shares common.
The amount of fully paid capital stock already
issued for property is None        (shares preferred.
None                               (shares common.
The amount of additional capital stock
authorized is                      (shares preferred.
Twenty-seven thousand four hundred thirty-two
(27,432)                           (shares common.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names, this 16th day of March in the year 1972

President Joseph T. Kelley, Treasurer J. Richard Cottrell, Director Joseph
T. Kelley,Director Leonard Milano, Director George L. Nye, Director John W. Bond,Director Sidney M. Schreiber, Director K. D. Knoblock


RECEIVED
MAR 20, 1972
CORPORATION DIVISION
SECRETARY'S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS
CERTIFICATE OF INCREASE OF CAPITAL
GENERAL LAWS, CHAPTER 164, SECTION 10 AND
CHAPTER 158, SECTIONS 39 AND 41

I hereby approve the within certificate of increase of capital and, the filing fee in the amount of $137.16 having been paid, said certificate is deemed to have been filed with me this 20th day of March, 1972.

John F. X. Davoren
JOHN F. X. DAVOREN
Secretary of the Commonwealth

MAR 23, 1972

The Berkshire Gas Company
P. O. Box 1388
Pittsfield, MA 01201
J. R. Cottrell, Treas. And Clerk


stamp
John F. X. Davoren
Secretary of the Commonwealth

The Commonwealth of Massachusetts
Office of the Secretary
State House, Boston 02133

FEB 23, 1972

A true Copy Witnessed under the Great Seal of the Commonwealth of Massachusetts.

John F. X. Davoren
Secretary of the Commonwealth.

Milhard D. Vast
Deputy Secretary



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
STATE HOUSE, BOSTON, MASSACHUSETTS 02133
ARTICLES OF AMENDMENT                                    FEDERAL IDENTIFICATION
GENERAL LAWS, CHAPTER 164, SECTION 8B                            No. 04-1731220


This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.

We, Joseph T. Kelly, President, and Scott S. Robinson, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield,
Massachusetts, 01201 do hereby certify that the following amendment to the Articles of Organization was duly adopted at a meeting held on October 17, 1978, by a vote of:

      130,600 shares of Common Stock, out of 192,025 outstanding. 11,430 shares of 4.80% Cumulative Preferred Stock, out of 11,430 outstanding.


being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.


SECTION III

Provisions Applicable to All Shares of 9% Cumulative Preferred Stock

(a) 10,000 shares of the Cumulative Preferred Stock shall be and are designated as "9% Cumulative Preferred Stock."

(b) The holders of shares of 9% Cumulative Preferred Stock shall be entitled to receive cash dividends at the rate of 9% per annum of the par value of $100 per share, or $9.00 per share per annum, payable quarterly on the 15th days of January, April, July and October in each year.

(c) The aforesaid dividends shall accrue from the date of original issue and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate of $9.00 per anum shall not have been paid upon or declared and set apart for the 9% Cumulative Preferred Stock, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared and set apart for the Common Stock. Dividends on the 9% Cumulative Preferred Stock shall be deemed to accrue from day to day.

(d) Subject to the provisions of subparagraph (h) c of this Section iii, the Company, by action of its Board of Directors, may redeem the whole or any part of the 9% Cumulative Preferred Stock at any time or from time to time, at the following redemption prices:

      $109.00 per share if redeemed prior to April 1, 1983;
      $105.00 per share if redeemed on or after April 1, 1983 and prior to April 1, 1988;
      $103.00 per share if redeemed on or after April 1, 1988 and prior to April 1, 1993; and
      $100 per share if redeemed on or after April 1, 1993,

together with, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared; provided, however, that prior to April 1, 1988 the Company may not redeem pursuant to the provisions of this paragraph (d) any shares of 9% Cumulative Preferred Stock directly or indirectly from or in anticipation of funds borrowed, or obtained through the sale of capital stock, by or for the amount of the Company at an effective interest or dividend cost (as the case may be), calculated in accordance with generally accepted financial practice, to the Company of less than 9% per annum.

      Prior to the date fixed for redemption pursuant to this paragraph
(d), the Company shall deposit with a bank or trust company in good standing, organized under the laws of the United States or of the Commonwealth of Massachusetts, doing business in the City of Boston, Massachusetts, having capital, surplus and undivided profits (as shown by its latest published statement) aggregating at least $25,000,000 (a "Qualified Trustee"), or shall set aside, in each case separate and apart from the Company's other funds and in trust for the account of the holders of the shares to be redeemed so as to be and continue to be available therefor, the funds necessary for such redemption.

      If fewer than all of the outstanding shares of 9% Cumulative Preferred Stock are to be redeemed in pursuance of the foregoing provisions for voluntary redemption, the aggregate number of shares so to be redeemed shall be allocated by the Company among the registered holders of such Stock at the time outstanding, to the nearest share, in the proportion that their respective holdings bear to the aggregate number of shares of such Stock at the time outstanding, provided that if the number of such registered holders shall be more than twenty, the shares to be redeemed shall be determined by lot in such equitable manner as the Board of Directors shall deep proper.

      (e)  (A) Subject to the provisions of subparagraph (h) (c) of this
Section III, so long as any of the shares of the 9% Cumulative Preferred Stock shall be outstanding, the Company covenants to pay, at least one day prior to November 15 in each calendar year commencing with the year 1983 (each such November 15 being the "mandatory sinking fund redemption date"), to a Qualified Trustee selected for that purpose by the board of Directors (the "9% Preferred Stock Sinking Fund Trustee") as and for a sinking fund for the retirement of shares of the 9% Cumulative Preferred Stock, an amount of cash sufficient to retire 500 shares (or such lesser number of shares as may then be outstanding) of 9% Cumulative Preferred Stock at $100 per share plus all accrued and unpaid dividends thereon to the mandatory sinking fund redemption date, whether or not earned or declared (the "Sinking Fund Redemption Price"). The foregoing annual obligation (the "annual sinking fund obligation") shall be cumulative (but without interest), so that if for any reason the Company shall not have satisfied its full annual sinking fund obligation in any calendar year, then any deficiency shall be added to the annual sinking fund obligation for the next succeeding calendar year. The holders of 9% Cumulative Preferred Stock shall not have the right to compel the Company to make any sinking fund payment in the event that the Company shall not have funds legally available therefore; provided, however, that in such case the obligation to make such payment shall be fulfilled by the Company as soon as practicable after such funds become legally available. Until every deficiency in the annual sinking fund obligation shall have been paid in full, the holders of the 9% Cumulative Preferred stock shall share ratably with the holders of any other stock ranking on a parity with the 9% Cumulative Preferred Stock as to liquidation rights or dividends in the payment of funds in satisfaction of any required redemption or other obligation with respect to such stock.

      (B)  Subject to the provisions of subparagraph (h) (c) of this
Section III, and provided that the Company (I) shall have made stock purchase offers (and purchases of stock tendered) for all past years and for the current year as provided in paragraphs (f) and (h) (c) of Section II with respect to the 4.80% Cumulative Preferred Stock, (ii) shall have satisfied the annual sinking fund obligation for all past years and for the current year and, (iii) shall not be in default with respect to any other obligation involving any voluntary or optional redemption of the 9% Cumulative Preferred Stock, the Company may, at its option, on November 15 (or such earlier date on or after the date on which the Company shall pay to the 9% Preferred Stock Sinking Funds Trustee the amount required in satisfaction of its current annual sinking fund obligation) in each calendar year commencing with the year 1983, pay to the 9% Preferred Stock Sinking Fund Trustee an amount of cash sufficient to retire, at the Sinking Fund Redemption Price, an additional number, not to exceed 500, of shares of 9% Cumulative Preferred Stock. Notwithstanding the foregoing, the Company may not at any time redeem pursuant to the provisions of this subparagraph (e) (B), more than an aggregate of 3,000 shares of 9% Cumulative Preferred Stock. Such annual redemption option shall be non-cumulative, so that the failure of the Company, for any reason, to redeem 500 shares of 9% Cumulative Preferred Stock pursuant to this subparagraph
(e) (B) in any year shall not increase the number of shares redeemable pursuant to this subparagraph (e) (B) in any subsequent year.

      (c) Any cash paid to the 9% Preferred Stock Sinking Fund Trustee pursuant to subparagraphs (e) (A) and (B) of this Section III shall be held by it in trust for the equal and proportionate benefit of the holders of the 9% Cumulative Preferred Stock and shall be applied by it in trust for the equal and proportionate benefit of the holders of the 9% Cumulative Preferred Stock and shall be applied by it (subject to the provisions of paragraph (f) of this Section III regarding failure of any holder to claim the amount set aside for redemption of such shares) to the redemption of 9% Cumulative Preferred Stock at the Sinking Fund Redemption Price.

      The 9% Preferred Stock Sinking Fund Trustee shall allocate the aggregate number of shares of 9% Cumulative Preferred Stock so to be redeemed among the registered holders of shares of 9% Cumulative Preferred Stock at the time outstanding, to the nearest share, in the proportion that their respective holdings bear to the aggregate number of shares of 9% Cumulative Preferred Stock at the time outstanding, provided that if the number of such registered holders shall be more than twenty, the shares to be redeemed shall be determined by lot in such equitable manner as the 9% Preferred Stock Sinking Fund Trustee shall deem proper.

      (f) Not more than 60 nor less than 30 days prior to the date fixed for redemption pursuant to paragraphs (d) or (e) of this Section III, notice of every redemption shall be mailed, certified mail, return receipt requested, to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Company. If selection of the shares to be redeemed is required to be made by lot, not more than 60 nor less than 30 days' previous notice of every redemption shall also be given by appropriate publication at least once in a daily newspaper printed in the English language and of general circulation in the City of Boston, Massachusetts.

      The notice so mailed shall state the date fixed for redemption (hereinafter called the "redemption date:"), the applicable redemption price and amount of all accrued dividends payable on the redemption date, and the number of shares to be redeemed. Such notice shall call upon each shareholder to whom such notice shall be addressed to surrender to the Company on the redemption date, at the place designated in such notice, the certificate or certificates representing the shares to be redeemed.

      On or after the redemption date each holder of shares of 9% Cumulative Preferred Stock so called for redemption shall present and surrender his certificate or certificates for such shares to the Company at the place designated in the foregoing written notice and thereupon the redemption price of such shares together with the amount of accrued dividends thereupon payable on the redemption date shall be paid to or on the order of the person whose name appears on the certificate or certificates as the owner thereof. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      The Company may, after giving notice of any such redemption as hereinbefore provided or after giving to a Qualified Trustee irrevocable authorization to give such notice and at any time prior to the redemption date specified or to be specified in such notice, deposit with a Qualified Trustee (in the case of redemption pursuant to paragraph (e), the 9% Cumulative Preferred Stock Sinking Fund Trustee), separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, the funds necessary for such redemption. In such case the redemption notice to be mailed to the holders of record of the shares to be redeemed shall specify the office of such Qualified Trustee as the place of payment of the redemption price, and shall call upon such holders to surrender at such place on the redemption date the certificates representing the shares so to be redeemed against payment of the amount payable on the redemption thereof. Upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of all the funds so deposited in trust, from and after the redemption date, the amount payable upon the redemption thereof, without interest.

      In case any holder of shares of the 9% Cumulative Preferred Stock which shall have been called for redemption as provided herein shall not within six year of the date of redemption thereof or the date of deposit of the funds necessary for such redemption with the Qualified Trustee, whichever is earlier, claim the amount so set aside or deposited in trust, as the case may be, for the redemption of such shares, the Qualified Trustee shall upon demand, pay over to the Company any such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof and the Company shall not be required to hold the amount so paid over to the Company, or any amount so set aside by the Company for the redemption of such shares separate and apart from its other funds, and thereafter except as may be otherwise provided by law, the holders of such shares of 9% Cumulative Preferred Stock shall look only to the Company for payment of the redemption price thereof, without interest.

      (g) So long as any shares of the 9% Cumulative Preferred Stock are outstanding, the Company shall not pay or declare and set apart for payment any dividend (other than dividends payable in stock junior to the 9% Cumulative Preferred Stock with respect to liquidation rights and dividends), or make any other distribution on, or purchase, redeem, retire, or otherwise acquire for consideration, or set aside any funds for any such acquisition of, any such shares of capital stock ranking junior to the 9% Cumulative Preferred Stock unless and until: (A) full dividends on the shares of the 9% Cumulative Preferred Stock at the time outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and set apart for payment, (B) the Company shall not be in default in respect of the annual sinking fund obligation or any other obligation with respect to any voluntary or optional redemption of the 9% Cumulative Preferred Stock, and
(c) after such action the amount of capital of the Company represented by
(I) the then outstanding capital stock of the Company ranking junior to the 9% Cumulative Preferred Stock as to liquidation rights and dividends,
(ii) the premium on the Company's capital stock and (iii) the Company's surplus (including retained earnings), would be equal to or greater than twice the aggregate par value or preference on involuntary liquidation (whichever, in the case of each share, is greater) of all outstanding shares of 9% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 9% Cumulative Preferred Stock as to liquidation rights or dividends. Unless otherwise indicated, the terms "capital", "surplus" and "premium on capital stock", as used in this
Section III, shall have the meanings ascribed to them in accordance with generally accepted accounting principles. Subject to the foregoing, this
Section III shall not otherwise prevent the Company form declaring or paying out of funds legally available therefor such dividends on the Common Stock as may be determined by the Board of Directors.

      (h) ( A) So long as any shares of the 9% Cumulative Preferred Stock are outstanding, the Company shall not without the consent (given in person or by proxy at a meeting duly called and held for that purpose) of the holders of at least two-thirds of the total number of shares of 9% Cumulative Preferred Stock then outstanding:

            (a) create, authorize or increase the total authorized amount of any class or series of stock ranking prior to or on a parity with the 9% Cumulative Preferred Stock as to liquidation rights or dividends, or increase the total authorized amount of 9% Cumulative Preferred Stock, or create, authorize or increase the total authorized amount of any security or right convertible into, or evidencing the right to purchase, shares of any such stock; or

            (b) amend, alter, change or repeal any of the rights, privileges, preferences, powers, terms and conditions of the 9% Cumulative Preferred Stock in any manner which would adversely affect any of the rights of the holders thereof; or

            (c) sell, lease, transfer, convey, pledge, assign, mortgage or otherwise encumber all or the greater part of the Company's property or business (provided, however, that this subparagraph (h)
      (A) (c) shall not be construed to require the consent of the holders of 9% Cumulative Preferred Stock for the issuance of additional bonds under the Company's First Mortgage Indenture and Deed of Trust dated as of July 1, 1954, as amended); or

            (d) merge or consolidate with or into another corporation, whether or not the Company survives as a continuing entity, if thereby any of the rights, privileges, preferences, powers, terms or conditions of the 9% Cumulative Preferred Stock would be adversely affected, or in the event that the Company does not survive as a continuing entity, there would thereupon be authorized or outstanding securities which the Company, of it owned all of the properties then owned by the resulting corporation, could not create without the vote or consent of the holders of the 9% Cumulative Preferred Stock.

      (B) So long as any shares of the 9% Cumulative Preferred Stock are outstanding, the Company shall not, without the consent (given in person or by proxy at a meeting duly called and held for that purpose) of the holders of a majority of the total number of shares of 9% Cumulative Preferred Stock then outstanding, voting separately as a class, issue or sell any additional (but previously authorized shares of 9% Cumulative Preferred Stock, including shares held in the treasury of the Company, or any shares of any stock ranking prior to or on a parity with the 9% Cumulative Preferred Stock as to liquidation rights or dividends, or any security or right convertible into, or evidencing the right to purchase, shares of any such stock, unless, after giving effect to such proposed issue or sale, (I) the net earnings of the Company available for interest and dividends, determined in accordance with generally accepted accounting principles after all taxes and after provision for depreciation and amortization at least equal to the "minimum provision for depreciation" as hereinafter defined, for twelve (12) consecutive calendar months out of the fifteen (15) months immediately preceding shall be at least one and one-half (1 1/2) times the sum of (x) the aggregate annual interest requirements on all "long-term indebtedness," as hereinafter defined, of the Company then outstanding and (y) the aggregate annual dividend requirements on all shares of 9% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 9% Cumulative Preferred Stock, to be outstanding; and (ii) the Company's net earnings available for dividends, determined in accordance with generally accepted accounting principles after all taxes and after provisions for depreciation and amortization," as hereinafter defined, for twelve (12) consecutive calendar months out of the fifteen (15) months immediately preceding shall be at least two and one-half (2 1/2) times the aggregate annual dividend requirements on all shares of 9% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 9% Cumulative Preferred Stock, to be outstanding; and (iii) the Company's capital represented by the then outstanding shares of its stock ranking junior to the 9% Cumulative Preferred Stock, plus the company's surplus (including retained earnings) and any amounts carried as premium on capital stock, would be at least equal to the resulting aggregate par value or preference on involuntary liquidation (whichever, in the case of each share, is greater) of all shares of 9% Cumulative Preferred Stock and all shares of any stock ranking prior to or on a parity with the 9% Cumulative Preferred Stock , which would be outstanding after giving effect to such proposed issue or sale.

      The term "minimum provision for depreciation" shall mean, for any twelve months' period, an amount equal to 2% of the average gross depreciable plant property account of the Company during such period,.
The term "long term indebtedness" shall mean all "indebtedness" which by its terms matures more than one year from the date as of which any calculation of long term indebtedness is made, and " indebtedness" maturing within one year from such date which is renewable or extendible at the option of the obligor to a date beyond one year from such date.
The term "indebtedness" of the Company shall mean all liability of the Company for the repayment of borrowed money as of the date on which indebtedness is to be determined, including without limitation, (a) all indebtedness secured by any mortgage, pledge, lien, security agreement, conditional sale or other title retention agreement or other charge or encumbrance existing on any property or asset owned or held by the Company subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (b) all indebtedness of others which the Company has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds (whether by way of loan, stock, purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

      (C) So long as full dividends on the shares of 9% Cumulative Preferred Stock outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall be in arrears, or the Company shall be in default with respect to any sinking fund payment or obligation provided for in subparagraph (e) (A) of this Section III or any other obligation with respect to any voluntary or optional redemption of the 9% Cumulative Preferred Stock, the Company shall not, without the consent (given in person or by proxy at a meeting duly called and held for that purpose) of the holders of a majority of the total number of shares of such Stock then outstanding, purchase, offer to purchase, redeem, retire or otherwise acquire for a consideration, or set aside any funds for any such acquisition of, any shares of 9% Cumulative Preferred Stock or of any stock ranking prior to or on a parity with the 9% Cumulative Preferred Stock as to liquidation rights or dividends; provided, however, that any funds deposited in trust for the purchase or redemption of any stock of the Company in accordance with the terms thereof prior to any such arrearage or default may thereafter be applied to such purchase or redemption in accordance with such terms, whether or not at the time of such application such arrearage or default is continuing under the provisions hereof.

      (D) A consent of the character referred to in subparagraph (A), (B) OR (C) of this paragraph (h) shall also be deemed to be effective upon the consent in writing, without a meeting, of all the then outstanding shares of 9% Cumulative Preferred Stock.

      (E) The foregoing provisions as to vote or consent shall not apply if, in connection with connection with any of the matters mentioned in subparagraph (A), (B) or (C) above, provision is to be made for the redemption or retirement of all outstanding 9% Cumulative Preferred Stock in accordance with paragraph (d) hereof.

      (F) From time to time, and without limitation of other rights and powers of the Company as provided by law, the Company may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the 9% Cumulative Preferred Stock, or may increase the authorized amount of the 9% Cumulative Preferred Stock or of the Common Stock or of any other class of stock of the Company or may amend, alter, change, or repeal any of the rights, privileges, terms and conditions of the shares of the 9% Cumulative Preferred Stock or of the Common Stock, or of any other class of stock of the Company, upon the vote, given at a meeting called for that purpose, of the holders of a majority (or such other number of shares of stock as may then be required by law) of the shares of stock then entitled to vote thereon; provided that the consent of the holders of the shares of the 9% Cumulative Preferred Stock, required by the provisions of subparagraphs (A), (B) and c of paragraph (h) hereof, if any such consent be so required, shall have been obtained, and provided further that the rights, privileges, terms and conditions of the shares of the Common Stock shall not be subject to amendment, alteration, change or repeal without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of a majority (or such other number as may then be required by law) of the total number of shares of the Common Stock then outstanding.

      (G) For the purposes of paragraph (h) of this Section III, outstanding shares of the 9% Cumulative Preferred Stock shall not include shares held in the treasury of the Company.

      (I) All or any shares of the 9% Cumulative Preferred Stock at any time redeemed, purchased or acquired by the Company may thereafter, in the discretion of the Board of Directors subject to subparagraph (h) (B) above, be reissued or otherwise disposed of at any time or from time to time to the extent and in the manner now or hereafter permitted by law, provided that any such shares acquired by operation of the redemption provisions of paragraph (e) of this Section III shall not under any circumstances be reissued or otherwise disposed of by the Company and each surrendered certificate for shares so redeemed shall be canceled.

      (j) The rights and remedies herein granted to holders of the 9% Cumulative Preferred Stock shall be in addition to all other rights and remedies to which they may be otherwise entitled by law.



THE COMMONWEALTH OF MASSACHUSETTS
SECRETARY OF THE COMMONWEALTH
STATE HOUSE, BOSTON, MASSACHUSETTS 02133
ARTICLES OF AMENDMENT                                FEDERAL IDENTIFICATION
GENERAL LAWS, CHAPTER 164, SECTION 33                        No. 04-1731220

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.

We, Joseph T. Kelley, President, and Scott S. Robinson, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield,
Massachusetts, 01201 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on September 25, 1979, by a vote of:

      141,825 shares of   Common Stock, out of 192,025 outstanding.

being at least a majority of each class outstanding and entitled to vote thereon: two thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.

RESOLVED:  That the Charter, Agreement of Association and Articles of
           Organization of this Company be, and the same hereby are, amended to increase the capital stock of the Company by creating an additional 20,000 shares of the Company's Common Stock, $10 par value, thereby increasing the number of authorized shares of said Common Stock from 192,025 to 212,025 shares; such additional 20,000 shares to be issued and sold from time, subject to the approval of the Massachusetts Department of Public Utilities, through the Company's Share Owner Dividend Reinvestment and Stock Purchase Plan; and it is further

RESOLVED:  That the Charter, Agreement of Association and Articles of
           Organization of the Company be, and the same hereby are, amended to provide that the By-Laws of the Company may be amended by vote of the shareholders of the Company or by vote of the Company's directors, in accordance with the provisions of such By-Laws.

      The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto
signed our names this 15th day of October    , in the year 19

/s/       , President

/s/       , Clerk


THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8B)
I hereby approve the within articles of amendment and, the filing fee in
the amount of $          having been paid, said articles are deemed to have
been filed with me this  16th day of October, 1979     .

Secretary of the Commonwealth
State House, Boston, Mass.


TO BE FILLED IN BY CORPORATION

TO:   Franklin M. Hundley, Esquire
      Rich, May, Bilodeau & Flaherty
      294 Washington Street
      Boston, Massachusetts, 02108



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
John F. X. Davoren, SECRETARY OF THE COMMONWEALTH
STATE HOUSE, BOSTON, MASSACHUSETTS
ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 164, SECTION 33


This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.

We, Joseph T. Kelley, President, and Scott S. Robinson, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield,
Massachusetts, 01201 do hereby certify that the following amendment to the Articles of Organization of the corporation was duly adopted at a meeting held on January 30,1980, by a vote of:

      158,374 shares of    Common stock, out of 192,025 outstanding.

being at least a majority of each class outstanding and entitled to vote thereon.

VOTED: That the Charter, Agreement of Association and Articles of Organization of this Company be and hereby are amended so that the total number of shares and the par value per share of Common Stock of the Company authorized for issuance shall be changed from 212,025 shares, $10 par value per share, to 424,050 shares, $5.00 par value per share, subject to the obtaining of requisite approval and authorization of the Department of Public Utilities of the Commonwealth of Massachusetts; and;


FURTHER
VOTED: That each share of Common Stock of the par value of $10.00 currently issued and outstanding or authorized for issuance but unissued shall be and, on the effective date of the aforesaid Amendment, hereby is reclassified and changed into two shares of Common Stock of the par value of $5.00 per share.

      The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 21st day of February, in the year 1980.

/s/          , President

/s/          , Clerk


THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8B)
I hereby approve the within articles of amendment and, the filing fee in the amount of $50.00 having been paid, said articles are deemed to have been
filed with me this     day of  , 1980.

John F. X. Davoren
Secretary of the Commonwealth
State House, Boston, Mass.


TO BE FILLED IN BY CORPORATION

TO:   Franklin M. Hundley, Esquire
      Rich, May, Bilodeau & Flaherty
      294 Washington Street
      Boston, Massachusetts, 02108



The Commonwealth of Massachusetts
Michael Joseph connolly
secretary of State
One Ashburton Place, Boston, MA 02108

FEDERAL IDENTIFICATION
NO.  04-1731220


CERTIFICATE OF CHANGE OF PRINCIPAL OFFICE
General Laws, Chapter 156B, Section 14


I, Cheryl M. Clark, Clerk of The Berkshire Gas Company having its principal office at P. O. Box 1388
31 South Street., Pittsfield, MA 01201
do hereby certify that pursuant to General Laws, Chapter 156B, Section 14, the directors of said corporation have changed the principal office of the corporation to P.O. Box 1388
115 Cheshire Road, Pittsfield, MA 01201

SUBSCRIBED THIS 30TH DAY OF JULY 1982, UNDER THE PENALTIES OF PERJURY

SIGNATURE

/s/  CHERYL M. CLARK
     CHERYL M. CLARK



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
SECRETARY OF THE COMMONWEALTH
STATE HOUSE, BOSTON, MASSACHUSETTS 02133
ARTICLES OF AMENDMENT                                 FEDERAL IDENTIFICATION
GENERAL LAWS, CHAPTER 164, SECTION 33                         No. 04-1731220


This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.

We, J.T.Kelley, President, and Cheryl M. Clark, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield, Massachusetts, 01201 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 1982, by a vote of:

      311,037 shares of    Common Stock, out of 398,421 outstanding.
being at least a majority of each class outstanding and entitled to vote thereon:

VOTED: That the Charter, Agreement of Association and Articles of Organization of this Company be, and hereby are, amended to increase shares of the Company's Common stock, $5. par value, thereby increasing the number of authorized shares of said Common stock from 424,050 to 440,000 shares; such additional 15,950 shares are to be issued from time to time, subject to the approval of the Massachusetts Department of Public Utilities, to a Tax Credit Employees Stock Ownership Plan and Trust.


THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8B)
I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 9 day of November, 1982.

Secretary of the Commonwealth
State House, Boston, Mass.


TO BE FILLED IN BY CORPORATION

TO:   Eric J. Krathwohl, Esq.
      Rich, May, Bilodeau & Flaherty
      294 Washington Street
      Boston, Massachusetts, 02108



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
Michael Joseph Connolly, SECRETARY
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF AMENDMENT                                FEDERAL IDENTIFICATION
GENERAL LAWS, CHAPTER 164, SECTION 8B                        No. 04-1731220

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.


We, Scott S. Robinson, Vice President, and Cheryl M. Clark, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield,
Massachusetts, 01201 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on July 22, 1983, by a vote of:

      317,419 shares of    Common Stock, out of 408,946 shares outstanding.

being at least a majority of each class outstanding and entitled to vote thereon.*1

*1For the amendment adopted pursuant to Chapter 156B, Section 70.

VOTED: That the Charter, Agreement of Association and Articles of Organization of this Company be, and hereby are, amended to increase the capital stock of the Company by creating an additional 60,000 shares of the Company's Common Stock, $5 par value, thereby increasing the number of authorized shares of said Common Stock from 440,000 to 500,000 shares; such additional 60,000 shares to be issued and sold to certain institutional investors, subject to the approval of the Massachusetts Department of Public Utilities.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

                NO PAR VALUE    WITH PAR VALUE
TYPE            NUMBER OF       NUMBER OF         PAR
                SHARES          SHARES            VALUE

Common          -               440,000           $5.00
Preferred

CHANGE the total to:

                NO PAR VALUE    WITH PAR VALUE
TYPE            NUMBER OF       NUMBER OF         PAR
                SHARES          SHARES            VALUE

Common          -               500,000           $5.00
Preferred

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this day of July , in the year 1983.


/s/     , President

/s/     , Clerk


THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8B)
I hereby approve the within articles of amendment and, the filing fee in the amount of $ having been paid, said articles are deemed to have been filed
with me this        day of         , 19.


/s/ MICHAEL JOSEPH CONNOLLY
    Michael Joseph Connolly
    Secretary of the Commonwealth
    State House, Boston, Mass.


TO BE FILLED IN BY CORPORATION

TO:   Eric J. Krathwohl, Esquire
      Rich, May, Bilodeau & Flaherty
      294 Washington Street
      Boston, Massachusetts, 02108



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, SECRETARY
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF AMENDMENT                                 FEDERAL IDENTIFICATION
GENERAL LAWS, CHAPTER 164, SECTION 8B                         No. 04-1731220


This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.

We, Scott S. Robinson, Executive Vice President, and Cheryl M. Clark, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield, Massachusetts, 01201 do hereby certify that the following amendment to the articles of orgainzation of the corporation was duly adopted at a meeting held on October 12, 1983, by a vote of:

      363,229 shares of    Common Stock, out of 471,273 outstanding.

being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.


VOTED: That notwithstanding any other provision thereof, the Charter, Agreement of Association and Articles of Organization of the Company be and hereby are amended to add thereto the following provision to specify as a proper corporate power of the Company:
          "The power, right and authority to do business, carry on its operations, and have offices and exercise powers granted by Massachusetts law in any jurisdiction within or outside the United States."


TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:
The total presently authorized is:

                NO PAR VALUE    WITH PAR VALUE
TYPE            NUMBER OF       NUMBER OF         PAR
                SHARES          SHARES            VALUE

COMMON

PREFERRED


CHANGE the total to:

                NO PAR VALUE    WITH PAR VALUE
TYPE            NUMBER OF       NUMBER OF         PAR
                SHARES          SHARES            VALUE

COMMON

PREFERRED


The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 24 day of October, in the year 1983.


, Executive VicePresident

/s/

, Clerk

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT

(General Laws, Chapter 164, Section 8B)
I hereby approve the within articles of amendment and, the filing fee in the amount of $ having been paid, said articles are deemed to have been filed
with me this    day of    , 19.

Secretary of the Commonwealth
State House, Boston, Mass.
TO BE FILLED IN BY CORPORATION

Eric J. Krathwohl, Esq.
Rich, May, Bilodeau & Flaherty
294 Washington Street, Boston, MA  02108



THE COMMONWEALTH OF MASSACHUSETTS
Secretary of the Commonwealth
ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 164, SECTION 8B

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.


We, Scott S. Robinson, Exec. Vice President, and Cheryl M. Clark, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield, Massachusetts, 01201 do hereby certify that the following amendment to the Articles of Organization of the corporation was duly adopted at a meeting held on October 16, 1984, by a vote of:

      387,922 shares of    Common Stock, out of 484,812 outstanding

at least a majority of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.*1

*1For amendments adopted pursuant to Chapter 164, Section 8.

VOTED: that the Charter, Agreement of Association and Articles of Organization of this Company be, and the same hereby are, amended to increase the capital stock of the Company by creating an additional 50,000 shares of the Company's Common Stock, $5 par value, thereby increasing the number of authorized shares of said Common Stock from 500,000 to 550,000 shares; such additional 50,000 shares to be issued and sold from time to time, subject to the approval of the Massachusett Department of Public Utilities, through the Company's Share Owner Dividend Reinvestment and Stock Purchase Plan.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

                   NO PAR VALUE    WITH PAR VALUE
      TYPE         NUMBER OF       NUMBER OF         PAR
                   SHARES          SHARES            VALUE

Common                             500,000           $  5
Preferred
(4.8%)                              15,000           $100
(9.0%)                              10,000           $100


CHANGE the total to:

                   NO PAR VALUE    WITH PAR VALUE
TYPE               NUMBER OF       NUMBER OF         PAR
                   SHARES          SHARES            VALUE

Common                             550,000           $  5
Preferred
(4.8)%                              15,000           $100
(9.08)%                             10,000           $100


THE COMMONWEALTH OF MASSACHUSETTS
SECRETARY OF THE COMMONWEALTH
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 164, SECTION 8B

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.

We, Scott S. Robinson, Exec. Vice President, and Cheryl M. Clark, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield, Massachusetts, 01201 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on: October 16, 1984, by a vote of:

      347,361 shares ofCommon Stock, out of 484,812 outstanding

being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:

VOTED: that the Charter, Agreement of Association and Articles of Organization of the Company (the "Charter") be and hereby are amended by adding the following provisions thereto:

          The affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding voting shares (as hereinafter defined) of the Company shall be required for the adoption or authorization of a business combination between the Company and an other entity (as hereinafter defined); provided that the aforesaid seventy-five (75%) voting requirement shall not be applicable to the approval by the Company's shareholders of a business combination authorized by a two-thirds vote of the Board of Directors.

*for amendments adopted pursuant to Chapter 164, Section 8A.

          As used in this amendment,(a) the term 'other entity' shall include any corporation, trust, partnership, association, person or other entity, and any other entity with which it or its affiliate or associate (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock in the Company in any transaction or series of transactions not involving a public offering of the Company's stock within the meaning of the Securities Act of 1933, or which its 'affiliate' or 'associate' as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934 as in effect September 1, 1984, together with the successors and assigns of such persons; (b) as other entity shall be deemed to be the beneficial owner of any voting shares which such other entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Company shall include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term 'business combination' shall include any merger or consolidation of the Company with or into any other entity; (e) the term 'voting shares' shall mean shares of stock of the Company regularly entitled to vote in elections of directors, otherwise than as the result of a default in dividends or the occurrence of any other contingency set forth in this Charter.

          A two-thirds majority of the directors shall have the power and duty to determine for the purpose of this amendment on the basis of information known to them whether (a) an other entity is an affiliate or associate (as defined above) of another, or (b) an other entity.

          No amendment to the Company's Charter shall amend, alter, change or repeal any of the provisions, or the effect, of this amendment, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of seventy-five (75%) of all outstanding voting shares of the Company.

VOTED: that the Charter, Agreement of Association and Articles of Organization of the Company (the 'Charter') be and hereby are amended by adding the following provisions thereto:

          The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. At the Annual Meeting of Shareholders in 1984, three directors of the first class shall be elected to hold office for a term expiring at the 1985 Annual Meeting, three directors of the second class shall be elected to hold office for a term expiring at the 1986 Annual Meeting and three directors of the third class shall be elected to hold office for a term expiring at the 1987 Annual Meeting. Commencing with the Annual Meeting of Shareholders in 1985, each class of directors whose term shall then expire shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office. In case of any increase in the number of directors, the number of directors in each class shall be as nearly equal as possible.

          Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a two-thirds vote of the directors then in office. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

          No amendment to the Company's Charter shall amend, alter, change or repeal any of the provisions, or the effect, of this amendment, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of all outstanding voting shares of the Company. Nothing contained in this amendment shall in any way limit any other provision of the Charter of the By-Laws of the Company or of any applicable law under which any class of the Company's equity securities shall have the benefit of a higher voting standard or be entitled to a separate class vote in addition to any other vote required by this amendment.

VOTED: that the Charter, Agreement of Association and Articles of Organization of the Company (the 'Charter') be and hereby are amended by adding the following provisions thereto:

          Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Clerk of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman of the Board.

          Each notice under the above paragraph shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee.

          Notice for special meetings of shareholder must be given by the Clerk and such notice shall be mailed or delivered at least 30 days prior to the meeting.

          No amendment to the Company's Charter shall amend, alter, change or repeal any of the provisions, or the effect, of this amendment, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of all outstanding voting shares of the Company.

          Nothing contained in this amendment shall in any way limit any other provision of the Charter, or of the By-Laws of the Company or of any applicable law under which any class of the Company's equity securities shall have the benefit of a higher voting standard or be entitled to a separate class vote in addition to any other vote required by this amendment.

      The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.



IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this Twenty-ninth day of October, in the year 1984.

                                        Exec. Vice President

                                        /s/
                                        Clerk



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, SECRETARY                    FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS 02108                      NO.  04-1731220


ARTICLES OF AMENDMENT
General Laws, Chapter 164, Section 8B
This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.


We,    Scott S. Robinson, President
      Cheryl M. Clark, Clerk of the BERKSHIRE GAS COMPANY located at 115 Cheshire Road, Pittsfield, Massachusetts 01201 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 21, 1986, by vote of
      414,864 shares of Common Stock out of 607,004 shares outstanding being at least a majority of each class outstanding and entitled to vote thereon.
TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

                 NO PAR VALUE        WITH PAR VALUE      PAR
KIND OF STOCK    NUMBER OF SHARES    NUMBER OF SHARES    VALUE

Common                               800,000             $  5.00

Preferred                              7,967             $100.00
                                       8,500             $100.00

CHANGE the total to:

                 NO PAR VALUE        WITH PAR VALUE      PAR
KIND OF STOCK    NUMBER OF SHARES    NUMBER OF SHARES    VALUE

Common                               1,600,000           $  2.50

Preferred                                7,967           $100.00
                                         8,500           $100.00

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8B)

I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been
filed with me this    day of   ,19   .

Michael J. Connolly
Secretary of State
To:  RICH, MAY, BILODEAU & FLAHERTY, P.C.
ATTN. JAMES M. AVERY, ESQUIRE
297 WASHINGTON  STREET
BOSTON MA 02108
(617) 482-1360



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, SECRETARY                   FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS 02108                     NO.  04-1731220

ARTICLES OF AMENDMENT
General Laws, Chapter 164, Section 8B
This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.

We,    Scott S. Robinson, President
      Cheryl M. Clark, Clerk of the BERKSHIRE GAS COMPANY located at 115 Cheshire Road, Pittsfield, Massachusetts 01201 on this 14th day of July 1986.

VOTED: That the Charter, Agreement of Association and Articles of Organization of the Company be and hereby are amended so that the total number of shares and the par value per share of Common Stock of the company authorized for issuance shall be changed from 800,000 shares, $5.00 par value per share, to 1,600,000 shares, $2.50 par value per share, subject to the obtaining of requisite approval and authorization of the Department of Public Utilities of the Commonwealth of Massachusetts; and:

FURTHER
VOTED: That each share of Common Stock of the par value of $5.00 currently issued and outstanding or authorized for issuance but unissued shall be and, on the effective date of the aforesaid Amendment, hereby is reclassified and changed into two shares of Common Stock of the par value of $2.50 per share; and

FURTHER
VOTED: That the aforesaid change of par value and the proposed two-for-one shall be effective at the close of business on August 1, 1986, or such other date as may be fixed by the Board of Directors, subject to the obtaining of all requisite regulatory authorizations, and the Board of Directors is authorized and empowered to do such things and to take such action as may be necessary or appropriate to give effect to the foregoing votes.

The foregoing amendment will become effective in accordance with the vote adopting the amendment.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 14th day of July , 1986.mj


/s/



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, SECRETARY
STATE HOUSE, BOSTON, MASSACHUSETTS 02133
ARTICLES OF AMENDMENT                                FEDERAL IDENTIFICATION
GENERAL LAWS, CHAPTER 164, SECTION 33                        No. 04-1731220

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 8B. Make check payable to the Commonwealth of Massachusetts.

We, Scott S. Robinson, President, and Cheryl M. Clark, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield,
Massachusetts, 01201 do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
of the Articles of Organization were duly adopted at a meeting held on October 28, 1987, by a vote of:

     908,281 *   shares of    Common Stock, out of 1,249,167 outstanding.
     912,500 **  shares of    Common Stock, out of 1,249,167 outstanding.

being at least a majority of each type, class or series outstanding and entitled to vote.

     *  Common Stock Authorization
     ** Elimination of Personal Liability of Directors
        (See page 3)

TO CHANGE the number of shares and the par value, if any of each class of stock within the corporation fill in the following:

The total presently authorized is:

            NO PAR VALUE                WITH PAR VALUE
TYPE        NUMBER OF               NUMBER OF         PAR
            SHARES                  SHARES            VALUE

Common                              1,600,000        $  2.50

Preferred                              15,000 4.8%   $100.00
                                       10,000 9.0%   $100.00

CHANGE the total to:

            NO PAR VALUE                WITH PAR VALUE
TYPE        NUMBER OF               NUMBER OF        PAR
            SHARES                  SHARES           VALUE

Common                              2,100,000        $  2.50

Preferred                              15,000 4.8%   $100.00
                                       10,000 9.0%   $100.00

VOTED: That the Charter, Agreement of Association and Articles of Organization of this Company be, and the same hereby
  * are, amended to increase the authorized capital stock of the Company by creating an additional 500,000 shares of the Company's Common Stock, $2.50 par value, thereby increasing the number of authorized shares of said Common stock from 1,600,000 to 2,100,000 shares, such shares to be issued as authorized by the Board of Directors for proper corporate purposes, subject to the requisite approval of the Massachusetts Department of Public Utilities; and

FURTHER
VOTED: That all shares of Common Stock, $2.50 par value, that were previously authorized for issuance to a Tax Credit
  * and Employees Stock Ownership Plan and Trust and that remain unissued be, and hereby are, authorized for issuance from time to time for any other purpose deemed appropriate by the Board of Directors, subject to the obtaining of requisite approval and authorized of the Massachusetts Department of Public Utilities; and

FURTHER
VOTED: That the Articles of Organization of the Company be and hereby are amended to provide that, to the fullest extent that the General Laws of the Commonwealth of
  ** Massachusetts as they exist on the date hereof, or as they may hereafter be amended, permit the limitation or elimination of the liability of directors, no director of this Company shall be personally liable to this Company or its shareholders for monetary damages for breach of fiduciary duty, notwithstanding any provision of the law imposing such liability. No amendment to or have any effect on the liability or alleged liability of any director of this Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of the General Laws.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this twenty-eighth day of October, in the year 1987

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8B)

      I hereby approve the within articles of amendment and, the filing fee in the amount of $775.00 having been paid, said articles are deemed to have been filed with me this 16th day of November, 1987.

      MICHAEL JOSEPH CONNOLLY

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF AMENDMENT TO BE SENT

TO:   Rich, May, Bilodeau & Flaherty, P.C.
      Attn.:  James M. Avery, Esquire
      294 Washington Street
      Boston, MA. 02108
Telephone  617-482-1360




THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL J. CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF AMENDMENT                                  FEDERAL IDENTIFICATION
General Laws, Chapter 164, Section 8A                         NO.  04-1731220

We, Scott S. Robinson, President and Cheryl M. Clark, Clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield,
Massachusetts 01201 do hereby certify that these ARTICLES OF AMENDMENT of the Articles of Organization were duty adopted at a meeting held on June 2, 1992, by vote of:

      1,151,275 shares of Common Stock out of 1,693,580 shares outstanding,
      4,127 shares of 4.80% Preferred Stock out of 5,614 shares outstanding, and
      5,500 shares of 9.0% Preferred Stock out of 5,500 shares outstanding,

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:-2





C
P
M
R.A.

1  For amendments adopted pursuant to Chapter 164, Section 8.
2  For amendments adopted pursuant to Chapter 184, Section 8A.

Note: If the space provided under any Amendment or item on this form is insuffiecient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.


To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


WITHOUT PAR VALUE STOCKS

TYPE            NUMBER OF SHARES

COMMON:

PREFERRED:


WITH PAR VALUE STOCKS

TYPE            NUMBER OF SHARES      PAR VALUE

COMMON:         2,100,000             $2.50

PREFERRED:         15,000   4.80%     $100.00
                   10,000   9.0%      $100.00


CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS

TYPE            NUMBER OF SHARES

COMMON:

PREFERRED:


WITH PAR VALUE STOCKS

TYPE            NUMBER OF SHARES      PAR VALUE

COMMON:         2,100,000   $2.50

PREFERRED:         15,000    4.80%    $100.00
                   10,000    9.0%     $100.00
                   80,000    8.4%     $100.00


THE BERKSHIRE GAS COMPANY

STATEMENT OF THE DESIGNATIONS, PREFERENCES AND VOTING
POWERS OR RESTRICTIONS OR QUALIFICATIONS OF THE
CLASS B CUMULATIVE PREFERRED STOCK OF THE COMPANY


      The capital stock of the Company shall include, in addition to the common stock heretofore authorized, 105,000 shares of Cumulative Preferred Stock, of the par value of $100 per share, with the following designations, preferences, voting powers, restrictions and qualifications:

Section I.

Provisions Applicable to All Shares of Cumulative Preferred Stock

      (a) All shares of Cumulative Preferred Stock shall be of equal rank with each other, regardless of class or series, and shall be identical with each other in all respects except as otherwise provided herein; and the shares of Cumulative Preferred Stock of any one class or series shall be identical with each other in all respects.

      (b) In case the stated dividends on each class or series of Cumulative Preferred Stock are not paid in full, the shares of each class or series of Cumulative Preferred Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, in accordance with the sums which would by payable on such shares if all dividends were declared and paid in full.

      (c) The Cumulative Preferred Stock of each class or series shall be preferred as to assets over the Common Stock, so that the holders of each class or series of Cumulative Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of Common Stock, and amount in cash equal to and in no event more than (1) in the event of any voluntary liquidation, dissolution or winding up of the Company, the redemption price of such class or series of the Cumulative Preferred Stock which would have been in effect at the time of the distribution or payment date if there had been no such liquidation, dissolution or winding up of the Company, or (2) in the event of involuntary liquidation, dissolution or winding up of the Company, the sum of $100 per share, plus each case an amount equal to all dividends accrued and unpaid to the date of such liquidation, dissolution or winding up, whether or not earned or declared.

      If upon any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to permit the distribution in full of the amount receivable by the holders of each class or series of the Cumulative Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of each class or series of the Cumulative Preferred Stock in proportion to the amounts which such holders would be entitled to receive if such assets were sufficient to permit distribution in full as aforesaid.

      In the event of any liquidation, dissolution or winding-up of the Company, all assets and funds of the Company remaining after paying or providing for the payment of all creditors of the Company and after paying or providing for the payment to the holders of shares of each class or series of the Cumulative Preferred Stock of the full distribution amounts to which such holders are respectively entitled, as herein provided, shall be divided amount and paid to the holders of the Common Stock according to their respective shares.

      Neither the consolidation nor merger of the Company with or into any other corporation or corporations, not the sale or transfer by the Company of all or any part of its assets shall in and of itself be deemed to be a liquidation, dissolution or winding up of the Company for the purposes of this paragraph (c).

      (d) No holder of shares of Cumulative Preferred Stock of any class or series shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or securities convertible into stock of any class, series or kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

      (e) (A) At all meetings of the stockholders of the Company, the holders of shares of Cumulative Preferred Stock of any class or series shall have no right to vote and shall not be entitled to notice of any meeting of the stockholders of the Company or to participate in any such meeting except as herein otherwise expressly provided and except for those purposes, if any, for which said rights cannot be denied or waived under some mandatory provision of law which shall be controlling.

           (B) If and when dividends payable on any shares of Cumulative Preferred Stock of any class or series shall be in default in an amount equivalent to or exceeding four (4) quarterly dividends (whether consecutive or not), the holders of the shares of all classes of the Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the shares of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Company, anything herein or in the By-Laws to the contrary notwithstanding. The terms of office of all persons who may be directors of the Company at the time shall terminate upon the election of one or more directors by the holders of the shares of the Cumulative Preferred Stock whether or not the holders of the shares of the Common Stock shall then have elected the remaining directors of the Company.

           (C) If and when all dividends then in default on the shares of the Cumulative Preferred Stock of all classes or series then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable) and the full dividends on each class or series of the Cumulative Preferred Stock for the then current quarterly dividend period shall have been declared or paid or set apart for payment, the holders of the shares of all classes of Cumulative Preferred Stock shall be divested of all voting rights with respect to the election of directors provided in sub-paragraph
(B) of this paragraph (e), and the voting power of the holders of the shares of all classes of Cumulative Preferred Stock and the holders of the shares of the Common Stock shall revert to the status existing before the first dividend payment on which dividends on the shares of all classes or series of Cumulative Preferred Stock were not paid in full; but always subject to the same provisions vesting such voting rights in the holders of the shares of all classes of Cumulative Preferred Stock in case of further like default or defaults on dividends thereon, as provided in subparagraph (B) of this paragraph (e). Upon the termination of any such may have been elected directors of the Company by vote of the holders of the shares of all classes of Cumulative Preferred Stock as a class, pursuant to such voting rights, shall forthwith terminate and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

      Any director who shall have been elected by the holders of all classes of Cumulative Preferred Stock or by any directors so elected as herein provided may be removed during such director's aforesaid term of office, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of all classes of Cumulative Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled by the holders of such stock represented at such meeting.

           (D) In the case of any vacancy int he office of a director occurring among the directors elected by the holders of the shares of all classes of Cumulative Preferred Stock, as a class, pursuant to the foregoing provisions of subparagraph (B) of this paragraph (e), the remaining directors elected by the holders of the shares of all classes of Cumulative Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there by but one, may, subject to the provisions of subparagraph (c) of this paragraph (e), elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of the Common Stock pursuant to the foregoing provisions of subparagraph (D) of this paragraph (e), the remaining directors elected by the holders of the Common Stock, by affirmative vote of majority thereof or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

           (E) Whenever under the provisions of subparagraph (B) of this paragraph (e), the right shall have accrued to the holders of the shares of all classes of Cumulative Preferred Stock to elect directors, the Board of Directors shall, within ten (10) days after the delivery to the company at its principal office of a request to such effect by any holder of shares of any class or series of Cumulative Preferred Stock entitled to vote, call a special meeting of the stockholders, to be held on 20 days' notice. If such meeting shall not be so called within such ten-day period, the holders of record of at least 10% in amount of any class or series of Cumulative Preferred Stock then outstanding, may designate in writing one of their number to call such meeting and the same may be called at the expense of the Company by such persons so designated, upon 20 days' notice. Any holder of any class or series of Cumulative Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to these provisions. At all meetings of stockholders held for the purpose of electing directors during such time as the holders of the shares of all classes of Cumulative Preferred Stock shall have the special right, voting separately as a class, to elect directors pursuant to subparagraph (B) of this paragraph (e), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of stock (i.e. Cumulative Preferred Stock and Common Stock) shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of such stock is present in person or by proxy at such meeting; and provided further that in the event such a quorum of the holders of the shares of the Common Stock is present but such a quorum of the holders of the shares of all classes of Cumulative Preferred Stock is not present then the election of the directors elected by the holders of the shares of the Common Stock shall bot be effective and the directors so elected by the holders of the shares of the Common Stock shall not assume their offices and duties until the holders of the shares of all classes of Cumulative Preferred Stock, with such a quorum present, shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the lection of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall bot be made to a date beyond the date for the mailing of notice for the next annual meeting of the Company or a special meeting in lieu thereof. Notwithstanding the foregoing, to the extent permitted by law the holders of the shares of all classes of Cumulative Preferred Stock, by unanimous written consent, may elect such number of directors as they shall be entitled to elect under the provisions of subparagraph (B) of this paragraph (e), without the necessity of a meeting or the observance of the aforesaid notice provisions.

           (F) Except as otherwise required by the laws applicable to the Company and subject to the right of the Cumulative Preferred Stock of all classes or series (i) to vote in certain events as hereinbefore set forth in this paragraph (e) and (ii) not to have certain corporate action taken without the consent of the holders thereof as set forth herein, the Common Stock shall have the exclusive voting rights for the election of directors and for all other purposes. The Company shall have no voting rights with respect to shares of Cumulative Preferred Stock of all classes or series held in the treasury of the Company.


Section II.

Provisions Applicable to All Shares of Class B
Cumulative Preferred Stock, Series 8.4%

      (a) 80,000 shares of the Cumulative Preferred Stock shall be and are designated as "Class B Cumulative Preferred Stock, Series 8.4%".

      (b) The holders of shares of Class B Cumulative Preferred Stock, Series 8.4% shall be entitled to receive cash dividends at the rate of 8.4% per annum of the par value of $100 per share, or $8.40 per share per annum, payable quarterly on the 15th days of January, April, July, and October in each year.

      (c) The aforesaid dividends shall accrue from the date of original issue and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate of $8.40 per annum shall not have been paid upon or declared and set apart for the Class B Cumulative Preferred Stock, Series 8.4%, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared or set apart for the Common Stock. Dividends on the Class B Cumulative Preferred Stock, Series 8.4% shall be deemed to accrue from day to day.

      (d) The Company, by action of its Board of Directors, may redeem the whole or any part of the Class B Cumulative Preferred Stock, Series 8.4% at any time or from time to time on or after May 30, 2002, at the following redemption prices:

      $105.10 per share if redeemed on or after May 30, 2002 but prior to May 30, 2003;
      $104.76 per share if redeemed on or after May 30, 2003 but prior to May 30, 2004;
      $104.42 per share if redeemed on or after May 30, 2004 but prior to May 30, 2005;
      $104.08 per share if redeemed on or after May 30, 2005 but prior to May 30, 2006;
      $103.74 per share if redeemed on or after May 30, 2006 but prior to May 30, 2007;
      $103.40 per share if redeemed on or after May 30, 2007 but prior to May 30, 2008;
      $103.60 per share if redeemed on or after May 30, 2008 but prior to May 30, 2009;
      $102.72 per share if redeemed on or after May 30, 2009 but prior to May 30, 2010;
      $102.38 per share if redeemed on or after May 30, 2010 but prior to May 30, 2011;
      $102.04 per share if redeemed on or after May 30, 2011 but prior to May 30, 2012;
      $101.70 per share if redeemed on or after May 30, 2012 but prior to May 30, 2013;
      $101.36 per share if redeemed on or after May 30, 2013 but prior to May 30, 2014;
      $101.02 per share if redeemed on or after May 30, 2014 but prior to May 30, 2015;
      $100.68 per share if redeemed on or after May 30, 2015 but prior to May 30, 2016;
      $100.34 per share if redeemed on or after May 30, 2016 but prior to May 30, 2017;
      $100.00 per share if redeemed on or after May 30, 2017 and thereafter;

together with, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

      If fewer than all of the outstanding shares of the Class B Cumulative Preferred Stock, Series 8.4% are to be redeemed, the aggregate number of shares so to be redeemed shall be selected by the Board of Directors on a pro rata basis, as fat as practicable, among all holders of such stock. Notice of redemption shall be given as provided in paragraph
(f), below.

      (e) (A) The Company covenants to prepay, on May 30th in each calendar year connecting in the year 2003 (each such May 30th being a "Mandatory Prepayment Date") through and including the year 2017, 5,334 shares (or such lesser number of shares as may then be outstanding) of Class B Cumulative Preferred Stock, Series 8.4% at par value, plus all accrued and unpaid dividends thereon to the Mandatory Prepayment Date(the "Mandatory Prepayment Price"). In the event that there is more than one holder of the Class B Cumulative Preferred Stock, Series 8.4% on the Mandatory Prepayment Date in any given year, the shares to be prepaid shall be selected by the Board of Directors on a pro rata basis, as fat as practicable, among all holders of the Class B Cumulative Preferred Stock, Series 8.4%. Notice of mandatory prepayment shall be given as provided in paragraph (f), below. The foregoing annual obligation (the "Annual Prepayment Obligation") shall be cumulative (but without interest), so that if for any reason the Company shall bot have satisfied its full Annual Prepayment Obligation in any calendar year, then any deficiency shall be added to the Annual Prepayment Obligation for the next succeeding calendar year. The holders of Class B Cumulative Preferred Stock, Series 8.4% shall not have the right to compel the Company to make any mandatory prepayment in the event that the Company shall not have funds legally available therefor; provided, however, that in such case the obligation to make such mandatory prepayment shall be fulfilled by the Company as soon as practicable after such funds become legally available. Until every deficiency in the Annual Prepayment Obligation shall have been paid in full, the holders of the Class B Cumulative Preferred Stock, Series 8.4% shall share ratably with the holders of any other stock ranking on a parity with the Class B Cumulative Preferred Stock, Series 8.4% as to liquidation rights or dividends in the payment of funds in satisfaction of any required redemption, prepayment or other obligation with respect to such stock.

           (B) Provided that the Company shall have satisfied the Annual Prepayment Obligation for all past years and for the current year, the Company may, at its option, on May 30th in each calendar year commencing in the year 2003 (each such May 30th being an "Optional Prepayment Sate"), prepay 1,200 shares (or such lesser number of shares as may then be outstanding) of Class B Cumulative Preferred Stock, Series 8.4% at par value, plus all accrued and unpaid dividends thereon to the Optional Prepayment Date (the "Optional Prepayment Price"). In the event that there is more than one holder of the Class B Cumulative Preferred Stock, Series 8.4% on the Optional Prepayment Date in any given year, the shares to be prepaid shall be selected by the Board of Directors on a pro rata basis, as far as practicable, among all holders of the Class B Cumulative Preferred Stock, Series 8.4%. Notice of optional prepayment shall be given as provided in paragraph (f), below. Such Company, for any reason, to redeem 1,200 shares of Class B Cumulative Preferred Stock, Series 8.4% pursuant to this subparagraph (e)(B) in any year shall not increase the number of shares redeemable pursuant to this subparagraph (e)(B) in any subsequent year.

      (f) Not more than 60 nor less than 30 days prior to the date fixed for redemption or prepayment, notice thereof shall be mailed to the holders of record of the shares to be redeemed or prepaid at such holders' respective addresses as the same shall appear on the books of the Company.

      The notice shall state the date fixed for redemption or prepayment, the applicable redemption or prepayment price and amount of all accrued dividends payable to the date of redemption or prepayment, and the number of shares to be redeemed or prepaid. Such notice shall call upon each stockholder to whom such notice is addressed to surrender to the Company on the date fixed for redemption or prepayment, at the place designated in such notice, such stockholder's certificates representing the shares to be redeemed or prepaid.

      Notwithstanding the foregoing provisions of this paragraph (f), the Company may enter into a written agreement with any holder of shares of Class B Cumulative Preferred Stock, Series 8.4% providing for (i) special payment instructions regarding the payment by the Company to such holder with respect to any such redemption or prepayment, including the wiring of such payment as directed by such holder ,and (ii) the payment for shares being partially redeemed or prepaid without requiring the surrender bu such holder for cancellation of the certificate evidencing the shares being redeemed or prepaid; provided, that such holder agrees that it will not sell, transfer or otherwise dispose of any such certificate without making notations on the certificate as to the shares evidenced thereby which have been redeemed or prepaid, as the case may be. If the Company shall enter into any such agreement, the aforesaid notice shall be modified to reflect the provisions of such written agreement.

      On or after the date fixed for redemption or prepayment, each holder of shares of Class B Cumulative Preferred Stock, Series 8.4% so called for redemption or prepayment shall present and surrender such holder's certificate or certificates for such shares to the Company at the place designated in the foregoing written notice and thereupon the redemption or prepayment price of foregoing written notice and thereupon the redemption or prepayment price of such shares together with the amount of accrued dividends thereon payable on the date fixed for redemption or prepayment shall be paid to or on the order of the person whose name appears on the certificate or certificates as the owner thereof. In case fewer than all of the shares represented by any such certificate are redeemed or prepaid, a new certificate shall be issued representing the remaining shares. If notice of redemption or prepayment shall have been duly given as hereinbefore provided, and if on or before the dated fixed for redemption or prepayment all funds necessary for such redemption or prepayment shall have been set aside by the Company, separate and apart from its other funds, in trust for the amount of the holders of the shares to be redeemed or prepaid, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption or prepayment shall not have been surrendered for cancellation, from and after the date fixed for redemption or prepayment, the shares represented thereby shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption or prepayment shall cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption or prepayment thereof, without interest.

      (g) So long as any shares of the Class B Cumulative Preferred Stock, Series 8.4% are outstanding, the Company shall not pay or declare and set apart for payment any dividend (other than dividends payable in stock junior to the Class B Cumulative Preferred Stock, Series 8.4% with respect to liquidation rights and dividends), or make any other distribution on, or purchase, redeem, prepay, retire, or otherwise acquire for consideration, or set aside any funds for any such acquisition of, any such shares of capital stock ranking junior to the Class B Cumulative Preferred Stock, Series 8.4% unless and until: (A) full dividends on the shares of the Class B Cumulative Preferred Stock, Series 8.4% at the time outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and set apart for payment, (B) the Company shall not be in default in respect of the Annual Prepayment Obligation or any other obligation with respect to any voluntary or optional redemption of the Class B Cumulative Preferred Stock, Series 8.4% and (c) after such action the amount of the capital of the Company represented by (i) the then outstanding capital stock of the Company ranking junior to the Class B Cumulative Preferred Stock, Series 8.4% as to liquidation rights and dividends, (ii) the premium on the Company's capital stock and (iii) the Company's surplus (including retained earnings), would be equal to or greater than twice the aggregate par value of all outstanding shares of Class B Cumulative Preferred Stock, Series 8.4% and all shares of any stock ranking prior to or on a parity with the Class B Cumulative Preferred Stock, Series 8.4% as to liquidation rights or dividends. Unless otherwise indicated, the terms "capital", "surplus" and "premium on capital stock", as used herein, shall have the meanings ascribed to them in accordance with generally accepted accounting principles. Subject to the foregoing, this paragraph (g) shall not otherwise prevent the Company from declaring or paying out of funds legally available therefor such dividends on the Common Stock as may be determined by the Board of Directors.

      (h) (A) So long as any shares of the Class B Cumulative Preferred Stock, Series 8.4% are outstanding, the Company shall not without the consent (given in person or by proxy at a meeting duly called and held for that purpose) of the holders of at least two-thirds of the total number of shares of Class B Cumulative Preferred Stock, Series 8.4% then outstanding:

           (a) amend, alter, change or repeal any of the rights, privileges, powers, terms and conditions of the Class B Cumulative Preferred Stock, Series 8.4% in any manner that would adversely affect any of the rights of the holders thereof; or

           (b) sell, lease, transfer or convey all or the greater part of the Company's property or business (provided, however, that his subparagraph (h)(A)(b) shall not be construed to require the consent of the holders of the Class B Cumulative Preferred Stock, Series 8.4% for the issuance of additional bonds under the Company's First Mortgage Indenture and Deed of Trust, dated as of July 1, 1954, as amended); or

           (c) merge or consolidate with or into another corporation in such manner that the Company does not survive as a continuing entity, if thereby the rights, privileges, preferences, powers, terms or conditions of the Class B Cumulative Preferred Stock, Series 8.4% would be adversely affected; or

           (d) create, authorize or increase the total authorized amount of any class or series of stock ranking prior to the Class B Cumulative Preferred Stock, Series 8.4% as to assets or dividends, or create, authorize or increase the total authorized amount of any security or right convertible into, or evidencing the right to purchase, shares of any such stock.

      (B) So long as any shares of the Class B Cumulative Preferred Stock, Series 8.4% are outstanding, the Company shall not, without the consent (given in person or by proxy at a meeting duly called and held for that purpose) of the holders of a majority of the total number of shares of Class B Cumulative Preferred Stock, Series 8.4% then outstanding:

           (a) create or authorize any stock ranking on a parity with or junior to (except for common stock) Class B Cumulative Preferred Stock, Series 8.4%, as to assets or dividends, or create or authorize any security or right convertible into, or evidencing the right to purchase, shares of any such stock; or

           (b) issue or sell any shares of any stock ranking on a parity with or junior to (except for common stock) the Class B Cumulative Preferred Stock, Series 8.4% as to assets or dividends, or any security or right convertible into, or evidencing the right to purchase, shares of any such stock;

unless, after giving effect to such proposed issue or sale, (i) the net earnings of the Company available for interest and dividends, determined in accordance with generally accepted accounting principles after all taxes and after provision for depreciation and amortization at least equal to the "minimum provisions for depreciation" as hereinafter defined, for twelve (12) consecutive calendar months out of the eighteen (18) months immediately preceding shall be at least one and one-quarter (1-1/4) times the sum of (x) the aggregate annual interest requirements on all "long-term indebtedness", as hereinafter defined, of the Company then outstanding and (y) the aggregate annual dividend requirements on all shares of Class B Cumulative Preferred Stock, Series 8.4% and all shares of any stock ranking prior to or on a parity with the Class B Cumulative Preferred Stock, Series 8.4%, to be outstanding; and (ii) the Company's net earnings available for dividends, determined in accordance with generally accepted accounting principles after all taxes and after provision for depreciation and amortization at least equal to the "minimum provision for depreciation", as hereinafter defined, for twelve (12) consecutive calendar months out of the eighteen (18) months immediately preceding shall be at least one and three-fourths (1-3/4) times the aggregate annual dividend requirements on all shares of Class B Cumulative Preferred Stock, Series 8.4% and all shares of any stock ranking prior to or on a parity with the Class B Cumulative Preferred Stock, Series 8.4%, to be outstanding; and (iii) the Company's capital represented by the then outstanding shares of its stock ranking junior to the Class B Cumulative Preferred Stock, Series 8.4%, plus the Company's surplus (including retained earnings) and any amounts carried as premium on capital stock, would be at least equal to the resulting aggregate par value of all shares of Class B Cumulative Preferred Stock, Series 8.4%, and all shares of any stock ranking prior to or on a parity with the Class B Cumulative Preferred Stock, Series 8.4% , that would be outstanding after giving effect to such proposed issue or sale.

      The term "minimum provision for depreciation" as used herein shall mean, for any twelve months' period, an amount equal to 2% of the average gross depreciable plant property account of the Company during such period. The term "long term indebtedness" as used herein shall mean all indebtedness which by its terms matures more than one year from the date as of which any calculation of long term indebtedness is made, and any indebtedness maturing within one year from such date which is renewable or extendible at the option of the obligor to a date beyond one year from such date. The term "indebtedness" of the Company shall mean all liability of the Company for the repayment of borrowed money as of the date on which indebtedness is to be determined, including, without limitation, (a) all indebtedness secured by any mortgage, pledge, lien, security agreement, conditional sale or other title retention agreement or other charge or encumbrance existing on any property or asset owned or held by the Company subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (b) all indebtedness of others which the Company has directly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds (whether by way of loan, stock, purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

           (C) So long as dividends shall be in arrears on the Class B Cumulative Preferred Stock, Series 8.4% outstanding, or the Company shall be in default with respect to any mandatory prepayment or obligation provided for in subparagraph (e)(A), above, the Company shall not, without the consent (given in person or by proxy at a meeting duly called and held for that purpose) of the holders of a majority of the total number or shares of the Class B Cumulative Preferred Stock, Series 8.4% then outstanding, purchase, offer to purchase, redeem, prepay, retire or otherwise acquire for a consideration, or set aside any funds for any such acquisition of, any shares of Class B Cumulative Preferred Stock, Series 8.4%; provided, however, that any funds deposited in trust for the purchase or redemption in accordance with such terms, whether or not at the time of such application such arrearage or default is continuing under the provisions hereof.

           (D)  A consent of the character referred to in subparagraphs
(A), (B) or (C) Of this paragraph (h) shall also be deemed to be effective upon the consent in writing, without a meeting, of all the then outstanding shares of Class B Cumulative Preferred Stock, Series 8.4%.

           (E) The foregoing provisions as to vote or consent shall not apply if, in connection with any of the matters mentioned in subparagraphs
(A), (B) or (C) above, provision is to be made for the redemption, prepayment or retirement of all of the outstanding Class B Cumulative Preferred Stock, Series 8.4%.

           (F) In the event of any voluntary liquidation, dissolution or winding up of the Company, the redemption price of the Class B Cumulative Preferred Stock, Series 8.4% shall be (i) if the liquidation, dissolution or winding up occurs at any time on or after May 30, 2002, a price per share equal to the redemption price set forth in Section II(d) for an optional redemption at that time, or (ii) if the liquidation, dissolution or winding up occurs on a date which is prior to May 30, 2003, a price per share equal to the sum of (A) $105.10 plus (B) an amount equal to $0.34 multiplied by the number of full calendar years occurring during the period beginning with such date and ending on and including May 30, 2003.

           (G) For the purposes of paragraph (h), outstanding shares of the Class B Cumulative Preferred Stock, Series 8.4% shall not include shares held in the treasury of the Company.

      (i) All or any shares of the Class B Cumulative Preferred Stock, Series 8.4% at any time redeemed, prepaid, purchased or acquired by the Company shall not under any circumstances be reissued or otherwise disposed of by the Company and each surrendered certificate for shares so redeemed shall be canceled.

      (j) The rights and remedies herein granted to holders of the Class B Cumulative Preferred Stock, Series 8.4% shall be in addition to all other rights and remedies to which such holders may be otherwise entitled by law.


398196




THE COMMONWEALTH OF MASSACHUSETTS


ARTICLES OF AMENDMENT

GENERAL LAWS, CHAPTER 164, SECTION 8A


      I hereby approve the within articles of amendment and, the filing fee in the amount of $8,100 having been paid, said articles are deemed to have been filed with me this 18th day of June, 1992.



MICHAEL J. CONNOLLY
Secretary of State




TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

TO:   Rich, May, Bilodeau & Flaherty, P.C.
      Attn: Carol E. Kazmer, Esq.
      294 Washington Street
      Boston, Massachusetts 02108
      Telephone: (617) 482-1360


Telephone:



THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL J. CONNOLLY, SECRETARY
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF AMENDMENT                                FEDERAL IDENTIFICATION
GENERAL LAWS, CHAPTER 164, SECTION 8B                        No. 04-1731220


We, Scott S. Robinson, President, and Cheryl M. Clark, clerk of The Berkshire Gas Company located at 115 Cheshire Road, Pittsfield,
Massachusetts, 01201 do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3 of the Articles of Organization were duly adopted at a meeting held on November 10, 1993, by a vote of:

      1,151,323 shares of    Common Stock, out of 1,741,950 outstanding.

being at least a majority of each type, class or series outstanding and entitled to vote.

      To CHANGE the name of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


WITHOUT PAR VALUE STOCKS

TYPE          NUMBER OF    TYPE         NUMBER OF          PAR
              SHARES                    SHARES             VALUE

COMMON                     COMMON       2,100,000          $  2.50

PREFERRED                  PREFERRED       15,000  4.8%    $100.00
                                           10,000  9.0%    $100.00


CHANGE the total authorized to:

TYPE          NUMBER OF    TYPE         NUMBER OF          PAR
              SHARES                    SHARES             VALUE

COMMON                     COMMON       2,600,000          $  2.50

PREFERRED                  PREFERRED       15,000  4.8%    $100.00
                                           10,000  9.0%    $100.00
                                           80,000  8.4%    $100.00


VOTED: That the Charter Agreement of Association and Articles of Organization of this Company be, and the same hereby are, amended to increase the authorized capital stock of the Company by creating an additional 500,000 shares of the Company's Common Stock, $2.50 par value, thereby increasing the number of authorized shares of said Common Stock from 2,100,000 to 2,600,000 shares, such shares to be issued as purposes, subject to the requisite approval of the Massachusetts Department of Public Utilities.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of the General Laws.

IN WITNESS WHERE OF AND UNDER THE PENALTIES OF PERJURY,  we have hereunto
signed our names of this     day of     in the year    .


                                  President

                                  Clerk



THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 164, SECTION 8B

          I hereby approve the within articles of amendment and, the filing
fee in the amount of $        , having been paid, said articles are deemed
to have been filed with me this        day of     , 19    .


MICHAEL J. CONNOLLY
SECRETARY OF STATE


PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT TO:

Rich, May, Bilodeau & Flaherty, P.C.
Attn: Eric J. Krathwohl, Esq.
294 Washington St.
Boston, MA  02108

Telephone (617) 482-1360



THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF PUBLIC UTILITIES
August 20, 1996

D.P.U. 96-64

Application and Petition of The Berkshire Gas Company to the Department of Public Utilities pursuant to Sections 8 and 14 of Chapter 164 of the General Laws for approval and authorization to issue and sell on a negotiated basis a Senior Note in an aggregate principal amount of up to $16,000,000; to issue and sell not in excess of 200,000 shares of Common Stock, $2.50 par value, pursuant to the Company's Share Owner Dividend Reinvestment and Stock Purchase Plan; for an exemption from the advertising and competitive bid requirements of Section 15 of Chapter 164 of the General Laws; and for such other actions as may be deemed necessary or appropriate in connection with the foregoing.

APPEARANCES:      Eric J. Krathwohl, Esq.
                  Emmett E. Lyne, Esq.
                  Rich, May, Bilodeau & Flaherty, P.C.
                  294 Washington Street
                  Boston, Massachusetts 02108

                  FOR: THE BERKSHIRE GAS COMPANY
                  Petitioner

I.    INTRODUCTION

      On June 13, 1996, The Berkshire Gas Company ("Berkshire" or "Company") filed a petition with the Department of Public Utilities ("Department") pursuant to G.L. c. 164, para. 8, 14, and 15, for approval and authorization of: (1) the issuance and sale of up to $16,000,000 in a Senior Note at 7.8 percent; (2) the issuance and sale of not more than 200,000 shares of common stock, $2.50 par value, through a Share Owner Dividend Reinvestment and Stock Purchase Plan ("Plan"); and (3) an exemption from the advertising and competitive bidding requirements of G.L. c. 164, para. 15. The Company's petition was docketed as D.P.U. 96-64.

      Pursuant to notice duly issued, a public hearing was held at the Department's offices on July 24, 1996. In support of its petition, the Company presented the testimony of Michael J. Marrone, vice president, treasurer and chief financial officer; and Shaun E. Sprague, manager of general accounting. The evidentiary record includes five exhibits and two record requests. There were no intervenors in the case.

II.   DESCRIPTION OF THE PROPOSED FINANCING

      A.    Issuance of Up To $16,000,000 in a Senior Note

      Berkshire Gas seeks authorization from the Department to issue and sell, up to $16,000,000 in a Senior Note, with a maturity of 25 years, at a fixed interest rate of 7.8 percent (Tr. at 5). The Company stated that the proposed issuance and sale of up to $16,000,000 in a Senior Note is to be used to finance the purchase of a portion of the Company's debt prior to its maturity (Exh. BGC-1, at 5,7).*1 The Company stated that at the time of the financing, interest rates for long term debt instruments were significantly lower than some of the Company's outstanding debt (id. at 6). The Company further stated that the issuance and sale of up to $16,000,000 in a Senior Note at the rate of 7.8 percent resulted in savings on a pro forma annual basis of approximately $288,000 per year (Tr. at 15). The Company stated that it proposes to pay for the premium associated with the redemptions by accumulating the unamortized debt issuance expense on the repurchased debt, adding to that the premium paid to call the existing debt, and amortizing the total over the life of the Senior Note (Exh. BGC-1,at 8)

*1 The Company stated that it evaluated the refinancing costs associated with the following debt: Series K an M Bonds at 7.875 and 9.375 percent, respectively; an outstanding public debenture series at a rate of 9.25 percent; and preferred stock at 8.4 percent (Tr. at 12-
      13). The Company stated that there were savings, though minimal, associated with the redemption of the Series K and M bonds which had no premium associated with the purchase (id. at 12). The Company stated that although there was a three percent premium associated with calling the public debenture series, the Company concluded that this redemption was also cost-justified (id.at 13). The Company stated that it realized substantial savings via an income tax deduction of 40 percent for dividends on debt issuances by converting its 8.4 percent preferred stock to debt(Exhs. BGC-1 at 7, BGC-3, Att. B at 2; Tr. at 13-14).

The Company stated it negotiated to sell the Senior Note to a single purchaser, First Colony Life Insurance Company of Virginia ("First Colony"), which is also the holder of Berkshire's 8.4 percent preferred stock (id. at 8). The Company stated that the 7.8 percent rate of the proposed financing was arrived at after extensive negotiations between First Colony and First Albany Corporation ("First Albany"), the Company's investment bank (id. at 8-9). The Company further stated that the 7.8 percent rate is competitive with market rates (id. at 8).

      B.    Issuance of Common Shares Pursuant to the Plan

      Berkshire Gas seeks authorization from the Department to issue and sell, from time to time, not in excess of 200,000 shares of Common Stock, $2.50 par value, through the continued operation of the Plan. The Company is currently authorized to issue and sell up to 100,000 shares of common stock through the Plan (Exh. BGC-5, at 2);*2 Berkshire Gas Company, D.P.U. 93-182 (1990).

*2 The Company noted that of the 100,000 shares authorized by the Department in D.P.U. 93-182, 47,400 were outstanding on March 31, 1996 (Exh. BGC-5, at 2-3). The Company anticipates that during the calendar year 1996, an additional 46,000 shares will be purchased under the Plan which will be deplete the remaining supply of authorized shares pursuant to D.P.U. 93-182 (id. at 3).

Under the Plan, participants have the option to reinvest cash dividends automatically on all or a portion of their shares of common stock or to purchase common stock at any time in any amount from a minimum of fifteen dollars in any calendar month to a maximum of five thousand dollars in any calendar month (Exh. BGC-4, at 1; Tr. at 21).*3 The Company stated that the Plan will be administered by the Plan Committee appointed by the Company's Board of Directors (Exh. BGC-4, at 4).

*3 All holders of record of ten or more common shares of the Company who are not employed by the Company and all employees of the Company owning of record one or more shares are eligible to participate in the Plan (Exh. BGC-4, at 5).

The Company stated that the price for the stock under the Plan would be set at 97 percent of the average of the bid and the asked price of the Company's common shares in the over-the-counter market during the period of five days preceding the purchase date (Exh. BGC-5, at 3) The Company stated that the three percent discount may be suspended at any time, at the Company's discretion, and would be required to be suspended by the terms of the Plan in the event that the discounted price of the Company's shares falls below the book value of the stock (id.). The Company stated that the Plan provides significant benefits to the Company, its shareholders, and customers as it provides funds for capital improvements at a very inexpensive cost (Exh. BGC-2, at 5; Tr. at 21).

      C.    Use of Proceeds

      The Company stated that the proceeds from the proposed issue and sale of up to $16,000,000 in a Senior Note and up to 200,000 shares of common stock pursuant to the Plan will be used to repay short term borrowings that were used to call the higher interest rate bonds, debentures, and higher cost preferred stock of the Company (Exhs. BGC-1, at 6; BGC-5, at 4-5). In addition, the Company stated that proceeds will be used for financing additions to the Company's property, plant and equipment and/or repayment of short term dept incurred from time to time by the Company (Exh. BGC-2, at 5). The Company asserted that the issuance of shares and use of proceeds is consistent with the Company's traditional method of financing capital additions temporarily through short term borrowing or internally generated funds and later permanently financing such additions by the issuance of equity securities or long term indebtedness (id.). The Company stated that the Company's Board of Directors authorized the sale and issuance of the proposed financing on June 4, 1996 (Exh. BGC-3, Att. A).

      D.    Exemption from G.L. c. 164, & 15

      In addition, the Company requests exemption from the advertising and competitive bidding requirements of G.L. c. 164, par. 15. The Company stated that a negotiated, private sale rather than a public sale is more favorable as the size of the offering would not likely attract bids on the open market, and the costs of bidding, advertising, and issuance associated with a public sale are much greater (Exh. BGC-5, at 4). The Company stated that it chose First Albany as its investment banker on the basis of cost-effectiveness as well as its long-standing relationship with First Albany and First Albany's unique relationship with First Colony (Exh. BGC-1, at 9; Tr. at 23).*4

*4 The Company noted that First Albany acted as the Company's investment banker for several other sales of dept and equity capital, including the sale of the 8.4 percent preferred issuance to First Colony (Tr. at 24).

III.  CAPITAL STRUCTURE OF THE COMPANY

      The Company provided financial statements and an analysis of its capital structure as of March 31, 1996 (Exh. BGC-3, Schs. 2-6). The Company's financial statements indicate that as of March 31, 1996, Berkshire had: (1) $5,345,000 of common stock (2,137,963 shares at par value of $2.50); (2) $8,406,000 of preferred stock ($406,000 preferred stock, 4.8
Percent Series plus $8,000,000 preferred stock, 8.4 Percent Series); and (3) $16,147,000 premium on capital stock for a total of $29,898,000 of shareholder equity (id., Sch 4).*5 The Company also has long-term debt of $24,000,000 (id.). The Company indicated that total securities outstanding equalled $53,898,000 (id.). The Company's utility plant in service of $95,328,000, less accumulated depreciation of $25,057,000 equalled a net utility plant of $70,271,000 (id.). The Company determined an excess of net utility plant to total securities of $16,373,000, as of March 31,1996 (id.). After making pro forma adjustments including the redemption of the $8,000,000 preferred stock, the Company estimated that the excess of net utility plant to total securities after issuance of up to $16,000,000 in a Senior Note and the 200,000 shares of common stock pursuant to the Plan for which it is petitioning for approval equals $5,273,000 (id.). At the time of the hearing, the Company indicated that its financial statement had not changed since March 31, 1996 (Tr. at 22).

*5 The Company determined total securities by adding common stock (at par), premium on common stock, preferred stock, and long-term debt excluding retained earnings (Exh. BGC-3, Sch. 4).

IV.   STANDARD OF REVIEW

      In order for the Department to approve the issuance of stocks, bonds, coupon notes, or other types of long-term indebtedness*6 by an electric or gas company, the Department must determine that the proposed issuance meets two tests. First, the Department must assess whether the proposed issuance is reasonably necessary to accomplish some legitimate purpose in meeting a company's service obligations, pursuant to G.L. c. 164 para.14. Fitchburg Gas & Electric Light Company v. Department of Public Utilities, 395 Mass. 836, 842 (1985) ("Fitchburg II"), citing Fitchburg Gas & Electric Light Company v. Department of Public Utilities, 394 Mass. 671, 678 (1985) ("Fitchburg I"). Second, the Department must determine whether the Company has met the net plant test.*7 Colonial Gas Company, D.P.U. 84-96 (1984). *6Long-term refers to periods of more than one year after the date of issuance. G.L. c. 164, para. 14.

*7    The net plant test is derived from G.L. c. 164 para. 16.

      The Court has found that, for the purposes of G.L. c. 164, para. 14, "reasonably necessary" means "reasonably necessary for the accomplishment of some purpose having to do with the obligations of the company to the public and its ability to carry out those obligations with the greatest possible efficiency." Fitchburg II at 836, citing Lowell Gas Light Company v. Department of Public Utilities, 319 Mass. 46, 52 (1946). In cases where no issue exists about the reasonableness of management decisions regarding the requested financing, the Department limits its Section 14 review to the facial reasonableness of the purpose to which the proceeds of the proposed issuance will be put. Canal Electric Company, et al., D.P.U. 84-152, at 20
(1984); see, e.g., Colonial Gas Company, D.P.U. 90-50. at 6 (1990).

      The Fitchburg I and II and Lowell Gas cases also established that the burden of proving that an issuance is reasonably necessary rests with the company proposing the issuance, and that the Department's authority to review a proposed issuance "is not limited to a 'perfunctory review.'" Fitchburg I at 678; Fitchburg II at 842, citing Lowell Gas at 52. Regarding the net plant test, a company is required to present evidence that its net utility plant (original cost of capitalizable plant, less accumulated depreciation) equals or exceeds its total capitalization (the sum of its long-term debt and its preferred and common stock outstanding) and will continue to do so following the proposed issuance. Colonial Gas Company, D.P.U. 84-96, at 5 (1984).

      Pursuant to G.L. c. 164, para. 15, an electric or gas company offering long-term bonds or notes in excess of $1 million in face amount payable at periods of more than five years after the date thereof must invite purchase proposals through newspaper advertisements. The Department may grant an exemption from this advertising requirement if the Department finds that an exemption is in the public interest. G.L. c. 164 para. 15. The Department has found it in the public interest to grant an exemption from the advertising requirement where there has been a measure of competition in private placement. See, e.g., Western Massachusetts Electric Company, D.P.U. 88-32, at 5 (1988); Eastern Edison Company, D.P.U. 88-127, at 11-12
(1988); Berkshire Gas Company, D.P.U. 89-12, at 11 (1989). The Department also has found that it is in the public interest to grant a company an exemption from the advertising requirement when a measure of flexibility is necessary in order for a company to enter the bond market in a timely manner. See, e.g., Western Massachusetts Electric Company, D.P.U. 88-32, at 5 (1988). However, G.L. c. 164, para. 15 requires advertising as the general rule; and waiver cannot be automatic but must be justified whenever requested.

      Where issues concerning the prudence of the Company's capital financing have not been raised or adjudicated in a proceeding, the Department's decision in such a case does not represent a determination that any specific project is economically beneficial to a company or to its customers. In such circumstances, the Department's determination in its Order may not in any way be construed as ruling on the appropriate ratemaking treatment to be accorded any costs associated with the proposed financing. See, e.g., Boston Gas Company, D.P.U. 95-66, at 7 (1995).

V.    ANALYSIS AND FINDINGS

      Based on the foregoing, the Department finds that the proposed issuance of up to $16,000,000 in a Senior Note with a term of twenty-five years and bearing an interest rate of 7.8 percent per annum and the proposed issuance and sale of up to 200,000 shares of common stock under the Plan is reasonably necessary to repay short term borrowings that were used to call the higher interest rate bonds, debentures, and higher cost preferred stock of the Company as well as to finance additions to the Company's property, plant and equipment and repay short term borrowings incurred from time to time by the Company. As such, the Department finds that the proposed issuance and sale of up to $16,000,000 in a Senior Note and up to 200,000 shares of common stock pursuant to the Plan is reasonably necessary to accomplish some legitimate purpose in meeting the Company's service obligations in accordance with G.L. c. 164, para. 14. The Department further finds that the costs associated with the proposed financing, including costs associated with the redemption of the preferred stock and debt securities should be amortized over the life of the Senior Note.

      In regard to the net plant test, the Department finds that the Company's proposed financing meets the net plant test, since the Company's net utility plant equals or exceeds its total capitalization and will continue to do so following the proposed issuance. Regarding the Company's request for an exemption from the requirements of G.L. c. 164, para. 15, we find that it is appropriate to allow the Company the flexibility offered by the private placement process in order to assist the Company in responding to market conditions and to take advantage of prevailing interest rates. The record in this case further demonstrates that the Company ensured a competitive rate through the private placement process. Therefore, the Department finds that it is in the public interest to exempt the Company from the advertisement and bidding requirements of G.L. c. 164, para. 15.

VI.   ORDER

      Accordingly, after due notice, hearing, and consideration, the Department

      VOTES: That the issuance and sale by Berkshire Gas Company of a Senior
Note in the aggregate principal amount of up to $16,000,000 is reasonably necessary for the purpose for which the Company has petitioned; and it

      FURTHER VOTES: That the issuance and sale, from time to time, by Berkshire Gas Company of not in excess of 200,000 shares common stock, $2.50 par value, pursuant to its Share Owner Dividend Reinvestment and Stock Purchase Plan, is reasonably necessary for the purpose for which the Company has petitioned; and it is

      ORDERED: That the Department hereby approves and authorizes the issue and sale of a Senior Note in the aggregate principal amount of up to $16,000,000, to bear interest at a rate of 7.8 percent, due to mature not later than 25 years from the date of issue; and it is

      FURTHER ORDERED: That the Department hereby approves and authorizes the issuance and sale from time to time of not in excess of an additional 200,000 shares of common stock, $2.50, par value, pursuant to its Share Owner Dividend Reinvestment and Stock Purchase Plan; and it is

      FURTHER ORDERED: That the costs associated with the proposed financing, including costs associated with the redemption of the preferred stock and debt securities, be amortized over the life of the Senior Note; and it is

      FURTHER ORDERED: That the issuance and sale by Berkshire Gas Company of a Senior Note in the aggregate principal amount of up to $16,000,000, without inviting proposals for the purchase thereof by publication in certain designated newspapers, is in the public interest, and such issue shall be exempt from the provisions of G.L. c. 164, par 15; and it is

      FURTHER ORDERED: That the net proceeds from such sale of all such securities shall be used for the purposes as set forth herein; and it is

      FURTHER ORDERED: That the Secretary of the Department shall within three days of the issuance of this Order cause a certified copy of it to be filed with the Secretary of the Commonwealth.

                                    By Order of the Department,


                                    John B. Howe, Chairman
                                    Mary Clark Webster, Commissioner

A true copy
      Attest;                       Janet Gail Besser, Commissioner
Mary L. Cottrell
Secretary

D.P.U. 96-64

Appeal as to matters of law from any final decision, order or ruling of the Commission may be taken to the Supreme Judicial Court by an aggrieved party in interest by the filing of a written petition praying that the Order of the Commission be modified or set aside in whole or in part.

Such petition for appeal shall be filed with the Secretary of the Commission within twenty days after the date of service of the decision, order or ruling of the Commission, or within such further time as the Commission may allow upon request filed prior to the expiration of twenty days after the date of service of said decision, order or ruling. Within ten days after such petition has been filed, the appealing party shall enter the appeal in the Supreme Judicial Court sitting in Suffolk County by filing a copy thereof with the Clerk of said Court. (Sec. 5, Chapter 25, G.L. Ter. Ed., as most recently amended by Chapter 485 of the Acts of 1971).

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 164, Section 8B of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE:

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 6th day of September, in the year 1996.

                                    President

                                    Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8B)

I hereby approve the within articles of amendment and, the filing fee in the amount of $500 having been paid, said articles are deemed to have been filed with me this 10th day of September, 1996.

William Francis Golvin
Secretary of the Commonwealth
State House, Boston, Mass.


TO BE FILLED IN BY CORPORATION

TO:   Franklin M. Hundley, Esquire
      Rich, May, Bilodeau & Flaherty
      294 Washington Street
      Boston, Massachusetts, 02108